As filed with the Securities and Exchange Commission on December ___, 2000.
                                                     Registration No. 333-43356


                               ------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------


                               AMENDMENT NO. 3 TO
                                    FORM SB-2


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          WESTSTAR ENVIRONMENTAL, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

                               ------------------

       Florida                       4953                           59-3066915
-----------------------         -----------------                 -------------
(State of Incorporation)        (Primary SIC Code)                (IRS Employer
                                                                    ID Number)

                    9000 Regency Square Boulevard, Suite 202
                           Jacksonville, Florida 32211
                                 (904) 721-7557
                    -----------------------------------------
          (Address and telephone number of principal executive offices)

                           Michael E. Ricks, President
                          Weststar Environmental, Inc.
                    9000 Regency Square Boulevard, Suite 202
                           Jacksonville, Florida 32211
                                 (904) 721-7557
                    -----------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies To:

       Joel C. Schneider, Esq.                  Gregory Sichenzia, Esq.
       Sommer & Schneider LLP                   Thomas A. Rose, Esq.
       595 Stewart Avenue, Suite 710            Sichenzia, Ross & Friedman LLP
       Garden City, NY 11530                    135 W. 50th Street
       (516) 228-8181                           New York, NY  10020
                                                (212) 664-1200

     Approximate date of commencement of proposed sale to public: As soon after the effective date of the Registration Statement as is practicable.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]



                                   CALCULATION OF REGISTRATION FEE

                                                Proposed
Title of Each                                   Maximum       Proposed
    Class                       Amount          Offering      Maximum         Amount of
Securities to                    to be            Per         Aggregate       Registration
be Registered                 Registered        Share(1)      Price (1)           Fee
-------------                 ----------        --------      ---------       ------------
Common Stock,
$.001 par value (2)           1,150,000         $6.50          $7,475,000       $1,973.40

Representative's
Stock Purchase
Warrants (3)                    100,000         $.001          $      100       $     .03

Representative's
Common Stock (4)(5)             100,000         $10.725        $1,072,500       $  283.14
                                                               ----------       ---------
Total                                                          $8,547,500       $2,256.54
                                                               ==========       =========

-------------

(1)  Estimated solely for purposes of calculating the registration fee.

(2) Includes 150,000 Shares which may be issued subject to the Representative's over allotment option.

(3) To be sold to the Representative upon the completion of the Offering. Each such Warrant allows the representative to purchase shares of Common Stock at the price of $10.725 per share.

(4)  Issuable upon exercise of the Representative's Stock Purchase Warrants.

(5) Pursuant to Rule 416 there are also registered hereby such additional, indeterminate number of shares as may become issuable by reason of the anti-dilution provisions of the Representative's Stock Purchase Warrants.

                              --------------------


The Registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting according to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS


                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED DECEMBER ___, 2000


                                1,000,000 SHARES

                          WESTSTAR ENVIRONMENTAL, INC.

                                  Common Stock

                                 --------------

     This is an initial public offering of our shares of common stock. All of the 1,000,000 shares of common stock are being sold on Weststar's behalf by Kashner Davidson Securities Corporation on a firm commitment basis.


     Before this offering, there has been no public market for the common stock. We applied to list the common stock for trading on the Nasdaq SmallCap Market and Boston Stock Exchange under the proposed symbols "WSTX" and "WVI", respectively.

     See "Risk Factors" beginning on page 4 to read about factors you should consider before buying shares of the common stock.


                                 --------------

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 --------------

                                                     Per Share          Total
                                                     ---------       ----------

Initial public offering price.....................     $ 6.50        $6,500,000
Underwriting discount.............................     $ 0.65        $  650,000
Proceeds, before expenses, to Weststar............     $ 5.85        $5,850,000


     To the extent that the underwriters sell more than 1,000,000 shares of common stock, the underwriters have the option to purchase up to an additional 150,000 shares from us at the initial public offering price, less the underwriting discount.

                                 --------------

     The underwriters expect to deliver the shares in New York, New York on or about ________.

                     Kashner Davidson Securities Corporation

                                 --------------


                       Prospectus dated December ___, 2000

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary
Risk Factors
Cautionary Note Regarding Forward Looking Statements
Use of Proceeds
Dividend Policy
Capitalization
Dilution
Selected Financial Data
Management's Discussion and Analysis of Financial
  Condition and Results of Operations
Business
Management
Certain Transactions
Termination of S Corporation Status
Principal Stockholders
Description of Our Securities
Shares Eligible for Future Sale
Underwriting
Legal Matters
Experts
Where You Can Find More Information
Index to Consolidated Financial Statements

                                 --------------

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. The information in this document may not be accurate after the date of this document.


                                 ---------------

                            Notice to Ohio Residents

     Sales in the state of Ohio may only be made to accredited investors, as defined in Rule 501 of Regulation D under the Securities Act of 1933, and to purchasers that have a net income of $65,000 and a net worth (exclusive of home, home furnishings and automobiles) of $500,000. In all purchases by non-accredited investors, the total investment may not exceed 10% of the purchaser's liquid net worth.

                                ----------------


                      Dealer Prospectus Delivery Obligation

     Until ______________, all dealers that effect transactions in these securities, whether or not participation in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully before investing in our common stock.

                                    Weststar

     We are a non-hazardous, liquid waste management company that provides waste management services to governmental, commercial and residential customers. These services include the removal, transport, treatment and disposal of bio-solids, food service grease and septic waste. We are also developing plans to engage in the recycling of non-hazardous waste materials. Management's goal is to expand our operations by conducting an aggressive acquisition program, increasing productivity and operating efficiency, and by internal growth.

     We are also engaged in the business of biosolids management through the reuse of organic materials. We provide transportation, treatment, site monitoring, and land application to private companies. Our vehicles pick up and transport biosolids to various sites.

                                   Our Offices

     Our executive offices are located at 9000 Regency Square Boulevard, Suite 202, Jacksonville, Florida 32211 and our telephone number is (904) 721-7557.

                                  The Offering


Shares offered by Weststar                      1,000,000 shares of common stock
Shares outstanding after this offering          2,915,833 shares of common stock
Proposed Nasdaq SmallCap Market symbol          WSTX
Proposed BSE symbol                             WVI

Use of proceeds                                 o  repayment of debt
                                                o  payments related to completed
                                                   acquisitions
                                                o  capital expenditures
                                                o  acquisition financing
                                                o  working capital and general
                                                   corporate purposes

                                 --------------

     The above information is based on shares outstanding as of September 30, 2000. This information excludes 300,000 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $4.718 per share.

     Except as otherwise indicated, we have presented information in this prospectus based on the assumption that the underwriters do not exercise their over-allotment option.

     Before you decide to invest in Weststar Environmental, Inc. you should read the entire prospectus carefully, including the "risk factors" section, financial statements and related notes included in this prospectus. References to "Weststar Environmental, Inc.", "Weststar," "we," "us," and "our" refer to Weststar Environmental, Inc., but not to the underwriters.

                         Summary Selected Financial Data

The following tables present summary financial data derived from our financial statements included elsewhere in this prospectus. The balance sheet data for September 30, 2000 and the statement of operations data for the nine month period ended September 30, 1999 and 2000 have not been audited by independent auditors, but in the opinion of our management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation have been included. The pro forma information has been adjusted for the sale of the common stock offered in this registration statement and application of estimated net proceeds from the sale. See pro forma condensed consolidated financial statements and related notes on pages F-21 through F-26. The following data should be read in conjunction with our financial statements and related notes:


                                                                                                         Pro forma consolidated
                                                                                                     -----------------------------
                                                                           Nine-months ended                         Nine months
                                           Year ended December 31,          September 30,            Year ended         ended
                                        ---------------------------   -------------------------      December 31,    September 30,
                                           1998           1999            1999          2000             1999             2000
                                        ----------      ----------    -----------  ------------       ----------      -----------
                                                                             (unaudited)                      (unaudited)
Statement of Operations Data:

  Revenues                              $1,696,915      $1,726,614    $ 1,344,050  $  2,860,375       $8,471,908      $ 5,201,417
  Income from operations                   132,459         295,706        179,814       392,093          850,956          543,322
  Interest expense                          86,745         102,678         49,391       257,566          246,537          337,449
  Net income (loss)                       (158,374)        193,028        130,423       134,527          507,803          133,817
  Earnings (loss) per share                  (0.10)           0.12           0.08          0.08             0.17             0.05
  Pro forma income tax expense
    (benefit)                              (55,000)         66,000         45,600        47,000          204,575           72,056
  Pro forma net income (loss)             (103,374)        127,028         84,823        87,527          507,803          133,818

  Pro forma earnings (loss)
    per share                                (0.06)           0.08           0.05          0.05             0.17             0.05
  Weighted average number of
       shares outstanding                1,666,630       1,673,951      1,690,000     1,763,095        2,939,784        2,846,428



                                                                    September 30, 2000
                                             December 31       ------------------------------
                                             -----------                          Pro forma
                                                 1999             Actual         consolidated
                                              -----------      -----------      -------------
                                                                        (unaudited)
Balance Sheet Data:

  Cash                                        $   144,186      $    51,190       $ 1,791,653
  Current assets                                  347,769        1,381,797         3,264,780
  Current liabilities                           1,425,339        3,291,966         1,236,949
  Working capital (deficit)                    (1,077,570)      (1,910,169)        2,027,831
  Long-term assets                              1,794,792        4,434,455         5,875,061
  Total assets                                  2,142,561        5,816,252         9,139,841
  Long-term debt and other
    liabilities                                   275,155          708,959         1,040,687
  Stockholders' equity                            442,067        1,815,327         6,862,205


                                  RISK FACTORS


     Before you invest in our common stock, you should be aware that there are various risks, which are described below, associated with an investment in our common stock. Such risks could have a material adverse effect on our business, financial condition or results of operations. You should carefully consider these risk factors, together with all of the other information included in this prospectus before you decide whether to purchase shares of our common stock.


We have a working capital deficiency and need additional capital for acquisitions and internal growth; we may need to raise additional funds in the future to continue to grow our business

     At September 30, 2000, we had total current assets of $1,381,797 and total current liabilities of $3,291,966 or a working capital deficiency of $1,910,169. At December 31, 1999 and 1998, we had total current assets of $347,769 and $137,769, respectively, and total current liabilities of $1,425,339 and $1,019,834, respectively, or a working capital deficiency of $1,077,570 and $882,065 respectively. We plan to increase our present business through expansion and acquisition. The rate at which such growth occurs depends, in part, on the capital resources available to us as well as our ability to locate and acquire suitable acquisitions. The net proceeds from this offering and cash available from operations may not be sufficient to meet our capital needs for our planned growth of its business. We may require additional financing to realize such growth and there can be no assurance that such financing will be available in the amounts required or on satisfactory terms.

A significant percentage of our revenues come from the City of Jacksonville and Food Lion Supermarkets, the loss of either of which would adversely affect our financial results

     During our fiscal years ended December 31, 1999 and December 31, 1998, two customers accounted for approximately 69.6% and 72.9%, respectively, of our revenues. For the nine months ended September 30, 2000, these customers accounted for 45% of our revenues. The City of Jacksonville/Jacksonville Electric Authority accounted for approximately 41% of total sales in 1999 and approximately 61.4% of total sales in 1998 and 42.2% for the nine months ended September 30, 2000. Food Lion Supermarkets accounted for approximately 28.6% of total sales for 1999 and approximately 11.5% of total sales in 1998 and 2.8% for the nine months ended September 30, 2000. The loss of either of these customers would cause a significant loss of revenue and adversely affect our results of operations.

We have a limited operating history and an absence of combined operating history, which makes it difficult to evaluate our business and acquisition prospects

     We have very little significant operating history as an integrated non-hazardous liquid waste business to which investors may look to evaluate our performance. Since we began operations, we have negotiated four operating acquisitions. There is no assurance that we will be able to successfully integrate the operations of the acquired businesses or any subsequently acquired businesses or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the entire combined enterprise on a profitable basis. In addition, there is no assurance that our management group will be able to effectively manage the combined entity or to effectively implement our acquisition program and internal growth strategy. Our pro forma financial statements and our intended acquisitions cover periods when the acquired businesses were not under common control or management and may not be indicative of our future financial or operating results. Our inability to integrate these acquired businesses successfully would have a material adverse effect on our business, results of operations and financial condition, as well as our acquisition program.


Our business may be limited by non-compete agreements with CBP Resources, Inc., which restricts our ability to solicit potential customers


     In connection with our October 4, 1996, sale of CBP Resources, Inc., we and Michael E. Ricks, our president and chief executive officer, entered into ten year non-compete agreements with CBP Resources, Inc. These non-compete agreements prohibit us and Mr. Ricks from owning, operating or managing any businesses engaged in the grease trap business, the recycling of waste frying oil business and/or the rendering business or any business engaged in the sale of any related products or services in the states of North Carolina, South Carolina, Tennessee, Virginia, West Virginia, Maryland, Alabama and the District of Columbia and within certain areas bordering such states. CBP Resources, Inc. has granted us limited rights to engage in certain activities prohibited by the non-compete agreements in the states of Tennessee, Alabama, West Virginia and Maryland. The restriction of activities in these areas could adversely effect our proposed expansion and acquisition plans.

We are dependent on third party landfills and land application sites to dispose of the waste collected by Weststar, if such sites become unavailable or more costly our operations would suffer

     A portion of the waste collected by us is delivered to third party landfills and land application sites under informal arrangements or without long-term contracts. If these third parties increase their disposal fees and we are unable to pass along the increase to our customers, or if these third parties discontinue their arrangements with us and we are unable to locate alternative disposal sites, our business would have to be curtailed and results of operations would suffer.


Government contracts represent a large percentage of our business, the loss of government work or complications related to government contracts could result in a disruption of our business and adversely effect our results of operations


     For the years ended December 31, 1999 and December 31, 1998, approximately 45.7% and 67.0% of our revenues were derived from services provided to governmental customers and it is anticipated that a substantial portion of our future revenues will be derived from governmental customers. Government contracts are subject to special risks, including:

     o    delays in funding

     o    lengthy review processes for awarding contracts

     o    non-renewal

     o    delays

     o    termination

     o reduction or modification of contracts in the event in the government's policies or as a result of budgetary constraints; and

     o    increased or unexpected costs resulting in losses.

     Each of these could have a negative adverse effect on our business.

Our business relies on competitive bidding which may cause us to bid a job, the cost of which may exceed our submitted bid and would force us to complete an unprofitable job which could adversely effect our results of operations


     In many instances, we obtain contracts for our services through the process of competitive bidding. We may not be successful in having our bids accepted or, if accepted, that awarded contracts will generate sufficient revenues to result in our profitability. Inherent in the competitive bidding process is the risk that if a bid is submitted and a contract is subsequently awarded, actual performance costs may exceed the projected costs upon which the submitted bid or contract price was based. If actual costs exceed the projected costs on which bids or contract prices were based, our profitability could be materially adversely affected.


We face potential environmental liability including claims for contamination of drinking water sources or soil for which we may be uninsured or under insured; any substantial liability resulting from these claims could have a material adverse effect on our business and results of operations


     Our industry involves potentially significant risks of statutory, contractual and common law liability. We carry a broad range of insurance coverage, which we consider sufficient to meet regulatory and customer requirements and to protect our assets and operations. We also obtain additional insurance as required on a project-by-project basis. We attempt to operate in a professional and prudent manner to reduce our liability risks through specific risk management efforts. However, a situation may arise that is not covered by insurance which could have a significant effect on our business and assets.

     We are subject to liability for any environmental damage that our operations may cause, including any contamination of drinking water sources or soil. To date, we have not incurred any such liability and we do not believe that our operation as a non-hazardous waste management company will result in any such liability in the future. No assurance can be given however, that this will prove to be the case. Any substantial liability for environmental damage incurred by us could have a material adverse effect on our business and results of our operations.

     As is typically the case in the non-hazardous waste industry, we are able to obtain only very limited environmental impairment insurance regarding our operations. An uninsured or underinsured claim of sufficient magnitude would require us to fund such claim from cash flow generated by operations or other sources. There can be no assurance that we would be able to fund any such claim from operations or from other sources.

The inability to obtain and the revocation or non-renewal of required licenses or permits to collect, transport and dispose of waste could result in a disruption of our business and adversely effect our results of operations

     We are required to obtain and maintain various federal, state, and local permits and licenses for conducting our waste collection, transportation and disposal operations. Obtaining these permits and licenses are difficult, time consuming, and, in certain instances, costly, may be subject to community opposition, opposition by various local elected officials or citizens, regulatory delays and other uncertainties. Certain permits may be subject to modification, renewal, or revocation by the issuing agencies after issuance, which may increase our obligations and reopen opportunities for opposition relating to the permits. Moreover, from time to time, regulatory agencies may impose moratoria on, or otherwise delay, the review or granting of these permits or licenses or such agencies may modify the procedures or increase the stringency of the standards applicable to the review or granting of such permits or licenses. In the event we are unable to obtain a required license or permit, or if such license or permit is not renewed or revoked, we may be required to cease operations in that particular area which would cause a disruption in business, and negatively effect our results of operations.

Our future success depends, in part, on the continued service of Michael E. Ricks, our chief executive officer

     Our future success depends on the services of Michael E. Ricks, our president and chief executive officer. We have entered into a three year employment contract with Mr. Ricks. We intend to acquire and maintain key man term life insurance on Mr. Ricks upon the completion of this offering. The face amount of the policy has not been determined and is intended to be the maximum amount which we deem feasible in light of our working capital position and based upon the cost of premiums. The loss of the services of Mr. Ricks could have a material adverse effect on us.


The resignation of interim chief financial officer and need for a replacement could curtail our acquisition strategy and adversely effect our future growth plans


     On August 10, 2000, Keith Carter, who had been serving as our chief financial officer and a director since January 28, 1998 resigned on August 10, 2000 for personal reasons. We are actively seeking a replacement for Mr. Carter and, pending the recruitment and hiring of a replacement, Michael E. Ricks, our CEO, will assume the role of our principal financial and accounting officer. If we are not able to find a suitable replacement, our acquisition strategy and future success will be adversely effected.


Our current stockholders will control 64.7% Of our common stock after this offering and their interest may be different from yours, as a result, you may have no effective voice in our management

     Upon completion of this offering, our current stockholders, including management, will continue to own in excess of 64.7% of our outstanding voting power. As a result, the current stockholders will be able to exercise control over our business, policies and affairs and exert substantial influence over the election of our directors, and the approval or disapproval of actions requiring stockholder approval. This concentration of stock ownership could have the effect of delaying or preventing, and may discourage attempts to bring about, a change in control of us or the removal of existing management.

We require bonding in order to obtain certain contracts, our inability to obtain bonding coverage could restrict our ability to bid certain contracts and projects and could impair our business and results of operations


     We are required, in certain instances, to put up bid and performance bonds in connection with contracts or projects with government entities and, to a lesser extent, private sector customers. A bid bond is sometimes required to enable a contractor to bid on a job. This bond is only used if the successful bidding contractor fails to enter into a contract. Performance bonds guarantee the proper completion of the work. Approximately 22% of our revenues for the year ended December 31, 1999 were derived from contracts or projects which required us to post bid and/or performance bonds. In addition to bid and performance bond requirements, new legislation in various jurisdictions may require the posting of substantial bonds or require waste management companies to provide other financial assurances covering their activities. There can be no assurance that personal guarantees or other security necessary to obtain bonding coverage will be available to us in the future or that we will be able to obtain bonds in the amounts required or have the ability to increase its bonding capacity, if necessary or desired. In the event we are unable to obtain bonding coverage it could have a materially adverse impact on our business and results of operations.

Approximately 69% of the net proceeds of this offering will be used to pay existing debt and will not be available to fund acquisitions or internal growth

     We intend to utilize approximately $3,575,000 or approximately 69% of the net proceeds from this offering to pay existing debts, acquisition notes and other acquisition costs. Included in this indebtedness, are loans made to us by affiliates or entities controlled by affiliates. As of September 30,2000, the aggregate amount of these loans was approximately $1,245,000. Interest continues to accrue on some of these loans until repaid. The use of these proceeds to pay existing indebtedness may impair our ability to make acquisitions in the future and internally grow our business.

We are attempting to list our common stock on the Nasdaq SmallCap Market. If we are accepted for listing on Nasdaq and we fail to maintain our Nasdaq listing, liquidity of your investment will be adversely affected

     The Nasdaq SmallCap Market in which we intend our common stock to be traded on has established certain maintenance listing requirements that must be satisfied in order for a company's shares to continue to be listed. At the completion of this offering we expect that our common stock will meet the Nasdaq SmallCap Market maintenance listing requirements. However, if we incur losses, this may affect our ability to meet the net tangible assets of $2 million requirement or minimum Bid Price of $1 per share requirement as set by the Nasdaq SmallCap Market. We cannot assure that we will always be able to meet the Nasdaq SmallCap Market listing requirements in the future. Failure to meet the Nasdaq SmallCap Market maintenance listing requirements could result in the delisting of our common stock from the Nasdaq SmallCap Market which may adversely affect the liquidity of our shares.


Under certain circumstances our common stock may be considered a penny stock which could negatively impact the market for our common stock

     The Securities Enforcement and Penny Stock Reform Act of 1999 requires additional disclosure, relating to the market for penny stock, in connection with trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be an equity security that has a market price of less than $5.00 per share; subject to certain exceptions. Such exceptions include any equity security listed on the Nasdaq SmallCap Market and any equity security that has net tangible assets of at least $2,000,000. Unless an exception is available, the regulations require the broker provide any customer with:

     o    a risk disclosure document

     o    disclosure of market quotations

     o disclosure of the compensation of the broker-dealer and its salesman in the transaction; and

     o monthly account statements showing the market values of our securities held in the customer's account

     The market quotation and compensation information must be provided before effecting the transaction and must be contained on the customers' confirmation. These requirements may make brokers less willing to engage in transactions of our securities. This may make it more difficult for our stockholders to sell their securities.

Our sales of securities convertible into common stock may cause the market price of our common stock to drop


     We have sold a secured convertible promissory note in the principal amount of $150,000. This note is convertible into our common stock at the rate of $1.00 per share, which is well below the offering price of $6.50 per share. The conversion of this note may have an adverse affect on the market price for our common stock.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus concerning, among other things:

     o our ability to maintain and expand current distribution, fulfillment and other partnering relationships and to enter into new relationships;

     o    our ability to attract advertisers and increase advertising revenue;
          and

     o our ability to broaden our existing product lines or expand into new product categories;

     You should not rely too extensively on the forward-looking statements contained in this prospectus, because these statements reflect only or management's view as of the date of this prospectus. In addition, these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ from those anticipated in these forward-looking statements, even if new information becomes available in the future.

                                 USE OF PROCEEDS


     Our net proceeds from the sale of the shares being offered in this offering at an assumed public offering price of $6.50 per share are estimated to be $5,262,500, after deducting the 10% underwriting discount, three percent non-accountable expense allowance payable to the underwriter, $108,000 payable to the underwriter for services under a consulting agreement, plus an additional $284,500 in estimated offering expenses payable by us and assuming that the underwriter's over allotment option is not exercised. If the underwriter's over allotment option is exercised in full, our net proceeds are estimated to be $6,110,750.


     We intend to use the net proceeds as described in the following table:


     Repayment of Debt                                $2,330,000        44%
     Payments Related to Acquisitions                  1,245,000        24%
     Capital Expenditures, including equipment           898,500        17%
     General Working Capital                             789,000        15%
                                                      ----------       ---
              Total                                   $5,262,500       100%
                                                      ==========       ===


     - We intend to use approximately $2,330,000 to pay a preponderance of our short and long term debt, including loans made to us by our officers, directors and stockholders in the aggregate amount of $569,687:



     Payee                        Amount         Interest Rate             Maturity
     -----                       --------        -------------             --------
     Mike Ricks                  $221,431        None                      Demand
     Marie H. Stubbs               26,000        8.5%/annum                Demand
     Peggy W. Stubbs               26,256        8.5%/annum                Demand
     Thomas Fey                     8,000        None                      Demand
     Caribbean Breeze
       (David Capps)               38,000        None                      Demand
     Ron Denmark                  250,000*       8.5%/annum                Upon comple-
                                 --------                                  tion of offering

                                 $569,687
                                 ========

     *Payable $50,000 per year with first payment due March 2001 or upon completion of IPO.


     - The indebtedness to be paid to non-affiliates out of the proceeds of the offering are as follows:


   Notes Payable

      Payee                          Amount          Interest Rate      Maturity
      -----                          ------          -------------      --------
      G W Framing                     96,875                18.0%       Demand
      Edward Tennant                 210,530                10.5%       Upon completion of offering
      Paige Gray Bertini             104,168                 8.5%       Upon completion of offering or 2/1/02
      Linda Pomerantz                 54,011                10.5%       Upon completion of offering
      Linda Pomerantz                 53,938                10.5%       Upon completion of offering
      Robert Mahuske                 102,500                10.0%       Upon completion of offering
      Sun Trust Bank                  47,130        1% over prime       Demand
      Sharif Amanat                  152,000                 0.0% *     December 2000
      Margaret L. Best                30,000                18.0%       Demand
      Thomas Ritch                    50,000                18.0%       Demand
                                     -------
      Subtotal                       901,152

   Capital Lease Obligations

      Colonial Pacific                52,288                11.5%       February 2002
      Nations Credit                  12,453                10.5%       July 2002
      AT&T                             9,062                10.0%       December 2000
      Caterpillar Financial           63,670                 7.5%       February 2005
                                     -------
      Subtotal                       137,473

      *  Due to convertibility features, imputed interest rate is 133%


Long-term Debt

    Payee                                     Amount            Interest Rate          Maturity
    -----                                    -------            -------------          --------
    Southtrust Bank of Central Florida       248,809                   10.0%           September 2000
    William, Gloria and Alan Ferguson         70,584                    7.0%           July 2006
    Komatsu Financial                         49,936                    6.0%           June 2003
    First Union National                       1,545                  10.75%           April 2002
    Primesouth Bank                           11,117                   10.0%           May 2002
    South Trust                               21,634                   8.75%           October 2001
    South Trust                                1,327                   8.75%           December 2001
    First Union National Bank                  4,001                  10.75%           June 2001
    Bank Of Wolcott                            1,693                   12.0%           March 2001
    Bank Of Wolcott                            2,315                   12.0%           June 2001
    Neva Wealing                              17,352                    8.0%           April 2002
    Bank Of Wolcott                           86,074                   11.0%           October 2004
    Barnett Bank                               1,640                    9.3%           March 2002
    Sun Trust                                 24,589                    9.5%           March 2002
    Cat Financial                             83,042                    7.5%           December 2000
    Ring Power                                93,788                    7.5%           December 2000
                                             -------
    Subtotal                                 719,446

Related Party Debt                           569,687

      Total                                2,327,758



     - We intend to use approximately $1,245,000 to complete the acquisitions of Wealing Brothers, Inc. and Village Ventures, Inc. In connection with these acquisitions, we issued promissory notes in the aggregate amount of $360,000 to Dean Wealing, Beverly Wealing, Ron Wealing and Lynn Wealing, shareholders of Wealing Brothers and we have proposed to pay approximately $820,000 to Joseph and Carolyn Duke, shareholders of Village Ventures.


     - We intend to use approximately $898,500 to purchase four new or used tank trailers and three new or used tractors. We also intend to use a portion of this money to upgrade pumps and improve existing equipment.


     The remaining proceeds will be used for working capital and general corporate purposes, including salaries and general administrative expenses. Our management will have broad discretion concerning the allocation and use of a significant portion of the net proceeds of this offering. In the event the representative of the underwriters exercises the over-allotment option, we intend to utilize such additional proceeds for working capital and general corporate purposes.

     We reserve the right to reallocate proceeds to different uses, including ways which differ from the specific proposed uses described in this prospectus if management determines the needs of the business so require. In addition, a large portion of the proceeds is allocated to discretionary purposes. Investors may not agree with the allocation or reallocation. Based on our operating plan, we believe that the net proceeds of this offering, together with available funds on hand and cash flow from future operations, will be sufficient to satisfy our working capital requirements for at least 12 months following this offering. Our belief is based upon assumptions, including assumptions about our contemplated operations and economic and industry conditions. If we are able to make significant acquisitions for cash consideration, we would require additional capital. In addition, contingencies may arise that may require us to obtain additional capital.

     We cannot be sure that we will be able to obtain additional capital on favorable terms or at all. Until the net proceeds of this offering are used, we intend to invest the net proceeds in short-term, interest-bearing, investment grade securities or similar quality investments.

                                 DIVIDEND POLICY

     We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to operate and expand our business and do not expect to pay cash dividends in the foreseeable future.

                                 CAPITALIZATION

     The following table sets forth the current portion of long-term debt and other short-term debt obligations and the consolidated capitalization as of September 30, 2000, on an historical basis and on a pro forma basis, adjusted to reflect the sale of the common stock offered in this registration statement, the application of the estimated net proceeds as described in "Use of Proceeds". The historical information does not include Village Ventures, Inc. This table should be read in conjunction with the consolidated financial statements and related notes, and the pro forma condensed consolidated financial statements and notes to the financial statements included elsewhere in this prospectus.


                                                                          September 30, 2000
                                                                     ----------------------------
                                                                                      Pro Forma
                                                                     Historical      Consolidated
                                                                     ----------      ------------

Current portion of long-term debt (1)                                $  581,939       $  207,433
Notes payable-unsecured (1)                                           1,261,152             --
Loans from stockholders (1)                                             569,687            6,426
                                                                     ----------       ----------


     Total current debt obligations                                  $2,412,778       $  213,859
                                                                     ==========       ==========

Long-term debt, net of current portion (1)                           $  427,583       $  759,311
Other long-term liabilities (1)                                         281,376          281,376
                                                                     ----------       ----------

     Total long-term debt obligations                                   708,959        1,040,687
                                                                     ----------       ----------

Stockholders' equity:
  Common stock, $.001 par value,
    10,000,000 shares authorized,
    1,882,500 shares issued, 1,832,500 shares outstanding, 2,965,833 shares issued, 2,915,833 shares outstanding,

    pro forma                                                             1,883            2,966
  Additional paid-in capital                                          1,379,442        6,425,237
  Treasury stock, 50,000 shares, at cost                                (12,500)         (12,500)
  Retained earnings                                                     446,502          446,502
                                                                     ----------       ----------

     Total stockholders' equity                                       1,815,327        6,862,205
                                                                     ----------       ----------

     Total capitalization                                            $2,524,286       $7,902,892
                                                                     ==========       ==========



(1) See notes 4, 5, 6, 7 and 8 of Notes to financial statements for a description of our debt obligations.

                                    DILUTION



Our net tangible book value at September 30, 2000 was $(272,076), or $(0.15) per share. "Net tangible book value per share" represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of the common stock offered by this prospectus at an assumed offering price of $6.50 and the use of the proceeds of the offering described in the "Use of Proceeds", our pro forma net tangible book value at September 30, 2000 would have been approximately $4,158,946 or $1.43 per share. This represents an immediate increase in net tangible book value per share of $1.58 to existing stockholders and an immediate dilution of $5.07 per share to the investors purchasing shares of common stock at the initial public offering price. The following table illustrates this dilution in net tangible book value to new investors:


Initial public offering price per share                                                 $  6.50

     Net tangible book value per share before offering                   $ (0.15)
     Increase per share attributable to new investors                       1.58
                                                                         ------

 Pro forma tangible book value per share after offering                                    1.43
                                                                                        -------

 Dilution to new investors                                                              $  5.07
                                                                                        =======


The following table sets forth, as of September 30, 2000, the number of shares of common stock purchased from Weststar, the effective cash contribution made and the average price per share paid by existing stockholders and by purchasers of the common stock offered in this registration statement, assuming a public offering price of $6.50 per share:



                                           Shares purchased            Total consideration          Average
                                       -------------------------      ---------------------        price per
                                        Number           Percent        Amount      Percent          share
                                       ---------         -------      ----------    -------        ---------

Existing stockholders                  1,832,500          64.7%       $1,368,825      17.4%         $  .75

New investors                          1,000,000          35.3%        6,500,000      82.6%         $ 6.50
                                       ---------         -----        ----------     -----

                        Total          2,832,500         100.0%       $7,868,825     100.0%
                                       =========         =====        ==========     =====




Effect of options on the price of common stock

Assuming that the maximum number of shares are sold in connection with this offering, we will have an aggregate of approximately 2,915,833 shares of common stock outstanding. Currently, there are 10,000,000 shares of common stock authorized and 1,832,500 shares issued and outstanding. Our 1997 Nonstatutory Stock Option Plan provides that 1,000,000 shares of our common stock may be issued upon the exercise of a like number of options, of which 300,000 are outstanding. The exercise or potential exercise of the options and the sale of the underlying common stock may have a depreciative effect on the market price of our securities. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of the options can be expected to exercise them, to the extent they are able, at a time when we would, in all likelihood be able to obtain any needed capital on terms more favorable to us than those provided in the options.

                             SELECTED FINANCIAL DATA

The following selected financial data as of and for the two-year period ended December 31, 1998 and 1999 are derived from our audited financial statements. The selected financial data for the nine-month periods ended September 30, 1999 and 2000, are derived from our unaudited financial statements. In the opinion of management, such unaudited financial statements contain all adjustments, consisting of only normal recurring accruals, necessary for a fair presentation of the consolidated financial condition and result of operations as of and for the periods presented. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 2000. The financial data below should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The following unaudited pro forma balance sheet data at September 30, 2000 gives effect to the offering and the acquisition of Village Ventures, Inc. by Weststar as if the offerings and acquisition had occurred on September 30, 2000. The following unaudited pro forma income statement data for the year ended December 31, 1999 gives effect to the offerings and the acquisition of Pipeline Contractors, Inc., Wealing Brothers, Inc., and Village Ventures, Inc., as if these transactions had occurred on January 1, 1999. The following unaudited pro forma income statement data for the nine months ended September 30, 2000 gives effect to the offering and the acquisitions, as if these transactions had occurred on January 1, 2000. The pro forma income statement data does not assume any interest income on the excess proceeds of the offerings. The unaudited pro forma consolidated financial data is not necessarily indicative of the actual results of operations that would have occurred had the acquisitions been effective at the beginning of the respective periods presented or of the results which may occur in the future.

Unaudited pro forma income tax, net income or loss and earnings or loss per share information has been presented to reflect the effect of income taxes which would have been recorded had Weststar and subsidiaries been taxable corporations during the periods presented.


                                                                                                Pro Forma Consolidated
                                                                                              ---------------------------
                                                                                                            Nine months
                                                                       Nine months ended      Year ended       ended
                                         Year ended December 31,          September 30,       December 31,  September 30,
                                      ---------------------------  -------------------------  ------------  ------------
                                          1998           1999           1999         2000        1999           2000
                                      -----------    -----------   -----------   -----------   -----------   -----------
Statement of Operations Data:

   Revenues                           $ 1,696,915    $ 1,726,614   $ 1,344,050   $ 2,860,375   $ 8,471,908   $ 5,201,417

   Direct costs                         1,233,967      1,145,854       785,264     2,016,952     6,475,299     3,441,248
                                      ----------------------------------------------------------------------------------

   Gross profit                           462,948        580,760       558,786       843,423     1,996,609     1,760,169


   Operating expenses                     330,489        285,054       378,972       451,330     1,145,653     1,216,846

                                      ----------------------------------------------------------------------------------


   Income from operations                 132,459        295,706       179,814       392,093       850,956       543,323


   Cost of delaying planned
      public offering                     204,088           --            --            --            --            --
   Interest expense                        86,745        102,678        49,391       257,566       246,537       337,449
                                      ----------------------------------------------------------------------------------


   Income (loss) before income taxes     (158,374)       193,028       130,423       134,527       604,419       205,874



   Income taxes                              --             --            --            --         204,575        72,056

                                      ----------------------------------------------------------------------------------


   Income before extraordinary item      (158,374)       193,028       130,423       134,527       399,844       133,818


   Gain on debt extinguishment               --             --            --            --         107,959

                                      ----------------------------------------------------------------------------------

   Net income (loss)                  $  (158,374)   $   193,028   $   130,423   $   134,527   $   507,803   $   133,818

                                      ==================================================================================

   Earnings (loss)  per share         $     (0.10)   $      0.12   $      0.08   $      0.08   $      0.17   $      0.05
                                      ==================================================================================



Unaudited Pro Forma Income Tax,
  Net Income (Loss) and Earnings
 (Loss) Per Share Information:



   Income before income taxes         $  (158,374)   $   193,028   $   130,423   $   134,527   $   604,419   $   205,874


   Pro forma income tax


      expense (benefit)                   (55,000)        66,000        45,600        47,000       204,575        72,056

------------------------------------------------------------------------------------------------------------------------


   Income before extraordinary item      (103,374)       127,028        84,823        87,527       399,844       133,818


   Gain on debt extinguishment               --             --            --            --         107,959          --
------------------------------------------------------------------------------------------------------------------------


   Pro forma net income (loss)        $  (103,374)   $   127,028   $    84,823   $    87,527   $   507,803   $   133,818

                                      ==================================================================================

   Pro forma earnings (loss) per
     share:                           $     (0.06)   $      0.08   $      0.05   $      0.05   $      0.17   $      0.05
                                      ==================================================================================

   Weighted average shares
      outstanding - basic               1,666,630      1,673,951     1,690,000     1,763,095     2,939,784     2,846,428
                                      ==================================================================================


                                                                                                     Pro forma
                                                       December 31,                                 Consolidated
                                                --------------------------      September 30,       September 30,
                                                  1998           1999               2000                2000
                                                ----------    ------------       -----------         -----------
                                                                                 (unaudited)         (unaudited)
 Balance Sheet Data:

     Cash                                       $   18,108    $    144,186       $    51,190         $ 1,791,653
     Current assets                                137,769         347,769         1,381,797           3,264,780
     Current liabilities                         1,019,834       1,425,339         3,291,966           1,236,949
     Working capital (deficit)                    (882,065)     (1,077,570)       (1,910,169)          2,027,831
     Long-term assets                            1,816,203       1,794,792         4,434,455           5,875,061
     Total assets                                1,953,972       2,142,561         5,816,252           9,139,841
     Long-term liabilities                         673,599         275,155           708,959           1,040,687
     Stockholders' equity                          260,539         442,067         1,815,327           6,862,005


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our history

     We were incorporated in the State of Florida on June 26, 1990. In February 1994 our shareholders purchased B&B Septic and Environmental Services, Inc. from unaffiliated third parties. The purpose of this transaction was to take advantage of the operating efficiencies presented by the purchase of an entity also engaged in the non-hazardous liquid waste management field and to take advantage of B&B's tax loss carryforwards. B&B was purchased by our shareholders rather than by Weststar, since we were a Subchapter S corporation at the time of purchase, we were unable to own B&B directly. On February 16, 1998 the B&B shareholders, whose ownership of B&B common stock duplicated their ownership of Weststar, transferred ownership of B&B to Weststar.

     Weststar Acquisition Corp. merged with Weststar and B&B merged with B&B Acquisition Corp. in April 1997. The surviving corporations were Weststar and B&B. At the time of this transaction, Weststar and B&B had common ownership and common management, and Northstar, Weststar Acquisition and B&B Acquisition had common ownership and common management. These mergers were done in contemplation of the subsequent acquisition of Weststar and B&B by Northstar, which would have served as a holding company. The plans to use Northstar as a holding company were abandoned. As part of the Plan of Reorganization, Northstar's three shareholders, William Perry, Marie Stubbs and Peggy Stubbs, transferred one-third of the shares of Northstar and two other companies owned by them, Empire Energy, Inc. and Southern Trailer Manufacturing, Inc. to the shareholders of Weststar. In consideration, the shareholders of Weststar and B&B, who owned an aggregate of 100,000 shares of each of Weststar and B&B transferred an aggregate of 66,667 of those shares to the three former shareholders of Northstar. On November 17, 1997, Northstar was merged into Weststar, which is the surviving corporation.

     We amended our articles of incorporation on February 16, 1998 for the purpose of increasing our authorized capital from 100,000 shares of common stock, $1 par value, to 10,000,000 shares of common stock, $.001 par value. This was done to effect a stock split where our 100,000 outstanding shares of common stock were converted at the rate of 15-for-1 into 1,500,000 shares of common stock.

Overview

     The non-hazardous liquid waste industry serves a basic need - the collection, treatment and disposal of food service generated waste, domestic waste water plants, and septic tank waste. Demand for our services is driven primarily by population and the general level of economic activity. Increasing regulation at the federal, state and local level, as well as increased awareness of and demand for, a safer and cleaner environment are creating the need for a more professional and environmentally responsible non-hazardous liquid waste industry.

     We derive approximately 95% of our revenues from governmental and commercial septic services and grease trap services. The services include the design, pumping and maintenance of septic tanks and grease traps. Approximately 5% of our revenues come from sewer and drain services. Collection fees charged to customers vary per gallon by waste stream according to:

     o    constituents of the waste

     o    expenses associated with processing the waste; and

     o    competitive factors.

     Cost of operations consist of fixed costs such as salaries and benefits of vehicle operators and construction labor and variable costs such as supplies, fuel and equipment rentals. General and administrative costs consist primarily of:

     o compensation and related benefits for executives and administrative staff,

     o    advertising

     o    office rent,

     o    communications; and

     o    professional fees.

     Depreciation expense primarily relates to the depreciation of capital assets.

Planned acquisitions

     On March 10, 2000, we acquired Pipeline Contractors, Inc. Under the terms of the agreement, we acquired 100% of Pipeline's issued and outstanding common stock in exchange for 100,000 shares of our common stock. In addition, we entered into a $300,000 covenant not-to-compete agreement with the former shareholder of Pipeline, payable in the amount of $50,000 up front and the balance paid in equal installments over five years. In the event this offering is not completed, the former shareholder has the right to rescind the sale of Pipeline.

     On June 1, 2000, we acquired Wealing Brothers, Inc. Under the terms of the agreement we acquired 100% of Wealing's common stock in exchange for 82,500 shares of our common stock plus a $360,000 promissory note, payable within one year. In the event this offering is not completed, the former shareholders have the right to rescind the sale of Wealing.

     On August 22, 2000 we signed a definitive agreement to acquire Village Ventures, Inc., subject to the closing of this offering. Under the terms of the agreement, we will acquire 100% of the common stock of Village in exchange for 83,333 shares of our common stock. Additionally, we agreed to pay the shareholders of Village between $800,000 and $900,000 in cash upon closing this offering depending upon the amount of Village's debt at the date of closing.

     The final closing of each of the above described transactions is dependent upon the closing of this offering. Acquiring these companies would give us pro-forma revenue for the year ended December 31,1999 of $8,471,908 and a pre-tax profit of $770,510. Assets of these acquisitions will be written up to fair market value. However, the purchase price of these companies will be in excess of the value of their net assets, accordingly, we estimate that we will record approximately $2,361,000 of goodwill which will be amortized over a 15 year period.

Comparison of fiscal years ended December 31, 1999 and December 31, 1998

Results of operations

     Our revenues were $1,726,614 for the year ended December 31, 1999, as compared to $1,696,915 for the year ended December 31, 1998, or a 1.8% increase. We focused on going public during the year, and maintained sales while diverting cash flow into expenses of a public offering. Revenues for the fiscal 1999 were derived from the government sector (45.7%) and the private sector (54.3%). This compared to (67.0%) government sector work and (33.0%) private sector work in fiscal year 1998.

     Direct Costs of Services for the year ended December 31, 1999, were $1,145,854 or 66.4% of gross revenues as compared to direct costs of $1,233,967 or 72.7% of gross revenues for the year ended December 31, 1998. This 7.1% decrease in direct costs was achieved by reducing labor and benefits by 11.8%, vehicle operating costs by 26.3%, and insurance costs by 57.2%. Labor and benefits were reduced by a more efficient utilization of our labor force, while vehicle costs were managed better with an improved planned maintenance program being instituted. Insurance cost reduction came about from an aggressive plan to shop all components to reduce cost, and fewer incidents that would cause premium increases. Depreciation remained relatively constant as we replaced equipment only as needed.

     Selling and Administrative expenses were $285,054 or 16.5% of gross revenues for the year ended December 31, 1999 as compared to $330,489 or 19.5% of gross revenues for the year ended December 31, 1998. Office wages were down from $85,693 for fiscal year 1998, to $48,806 for fiscal year ending 1999. Several positions were eliminated in 1999, thus achieving this decrease. Offsetting some of these gains, travel and entertainment expense increased from $5,819 in the year ended December 31, 1998 to $13,188 in the year ended December 31, 1999. This increase was attributable to a different mix of business, from local government to local and out-of-state private sector business which necessitated increased travel and other costs. Equipment repairs were $29,934 for the year ended December 31, 1999, down $5,401 from the $35,335 repair number for the year ended December 31, 1998.

     Officers' salaries and wages remained exactly the same for the years ended December 31, 1998 and December 31, 1999, at a total of $137,500. Interest expense rose from $86,745 in the year ended December 31, 1998, to $102,678 for the year ended December 31, 1999. Short term borrowings to support acquisitions for the proposed initial public offering accounted mainly for this increase.

Comparison of nine month periods ended September 30, 2000 and September 30, 1999

     Revenues from Pipeline and Wealing Brothers from their dates of acquisition through September 30, 2000 were $1,555,306 and $234,712 respectively. Our revenues from the operations of Weststar alone were $1,070,357 or a decrease of $280,868 from the same period in 1999. This decrease came about because we had an emergency job of $250,000 in the second quarter of 1999, which was not present in our 2000 revenues. Total revenues for the three companies for the nine months ended September 30, 2000 were $2,860,375.

     Gross profit for the period ended September 30, 2000 was $843,423 or 29.5% as a percentage of revenues compared to $558,786 or 41.6% for the period ended September 30, 1999. The decrease in gross margin percentage was principally the result of a lower gross profit margin for Pipeline of 18.7%. While this gross profit margin is in line with Pipelines' historical gross profit, it had the effect of reducing our overall gross profit margin. Selling and administrative expenses for the period ended September 30, 2000 were $451,330 or 15.8% of revenues as compared to $378,972 or 28.2% of revenues for the period ended September 30, 1999. This improvement in selling and administrative expense as a percentage of revenues was caused by the increase in revenues from acquisitions without a corresponding increase in selling and administrative expenses.

     Interest expense for the nine month period ended September 30, 2000 was $257,566 or 9% of revenues as compared to $49,391 or 2% of revenue for the same period in 1999, an increase of $208,175. This increase was the result of acquiring approximately $1,000,000 of interest bearing debt due to acquisitions and as a result of borrowing approximately $700,000 in short-term bridge loans in order to facilitate our proposed public offering.

Net profit for the nine month period ended September 30, 2000 was $134,527 compared to $130,423 for the nine months ended September 30, 1999, an increase of $4,104. This increase was reflective of a significant increase in gross profit which was largely offset by the increase in interest costs.

Liquidity and capital resources

     For the year ended December 31, 1999, we financed our activities primarily from operations and short-term loans. We generated $243,568 net cash from operations and used $93,948 to purchase equipment and make capital improvements. After borrowing money and repaying loans and leases, we used $23,542 net dollars for financing activities. This left $126,078 to increase cash at year end 1999 up to $144,186.

     We are a Sub Chapter S corporation; and, as such, the individual stockholders pay taxes on profits. No dividends were declared in 1999. Upon successful completion of this public offering, we plan to voluntarily revoke our Sub Chapter S election. In 1999, the tax burden would have been $66,000. Our current working capital position, which equal current assets minus current liabilities at the year ended December 31, 1999 was a negative $1,077,570 as compared to a negative working capital position of $882,065 at the year ended December 31, 1998. Stockholder loans of $331,001 at December 31, 1999 and $340,697 at December 31, 1998 are included in current liabilities even though they are subordinate to financial debt. Also, notes payable of $354,393 at December 31, 1999 and $88,500 at December 31, 1998 were loans from individuals to enable us to proceed with this offering Both categories of loans are to be paid off from proceeds from this offering. Finally, included in current maturities of long-term debt of $315,496 at December 31, 1999, is a balloon mortgage on one of our properties of $259,999.

     For the year ended December 31, 1999, we had a profit of $193,028 as compared to a loss of $158,374 for the year ended December 31, 1998. The loss in 1998 was directly attributable to the write-off of offering expenses incurred in 1998 when we changed underwriters after the previous underwriter was unable to successfully complete the offering. $204,088 of expenses were written off in 1998. Had the offering occurred, these costs would have been netted against proceeds of the offering. Without these expenses net operating income would have been a profit of $45,714. Interest expense was $102,678 for the year ended December 31, 1999 versus $86,745 for the year ended December 31, 1998. Net income as a percentage of revenues was 11.2% for 1999 versus 9.33% in 1998. Without the offering expenses, net income would have been 2.7% for 1998.

     We made a conscious effort in 1999 to expand our business lines in the private sector by adding new customers. This allowed us to decrease our dependence upon the government sector and special projects for a more even spread of revenue mix, although the government section still accounted for 45.7% and 44.4% of revenue during the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively.

     We financed our operations for the nine months ended September 30, 2000 with profits and short-term borrowings. To cover most of the costs of going public, we borrowed $730,000 on short-term notes from private investors. Included in this short-term debt, is a secured convertible promissory note dated May 23, 2000. This note is from an unaffiliated third party in the principle amount of $150,000. This note matures on December 31, 2000, bears no nominal rate of interest, and is secured by our accounts receivable. The note is convertible, at the holder's option, into 150,000 shares of our common stock.

     We purchased Pipeline Contractors, Inc. on March 10, 2000 and Wealing Brothers, Inc. on June 1, 2000. In connection with these acquisitions, we gave Mr. Ron Denmark a note for $250,000 and the Wealing shareholders combined notes for $360,000 all of which are included in notes to stockholders. As a result of the two acquisitions, our total assets increased from $2,145,941 at September 30, 1999, to $5,845,442 at September 30, 2000. Intangible assets of $1,373,168 were generated as a result of these acquisitions. Our working capital deficit for the nine months ended September 30, 2000 was $2,120,854 versus working capital deficit of $1,077,570 at December 31, 1999. This deficit working capital position is negatively impacted by three items. First, a long-term mortgage loan in the amount of approximately $260,000 is payable this year, which is now classified as a short-term liability. Second, approximately $570,000 of stockholder notes issued as part of the acquisition financing are carried as a short-term liability. Third, $730,000 in short-term bridge loans used to finance our proposed public offering are considered current liabilities. All of these debts will be paid off out of the proceeds of this proposed public offering.

                                    BUSINESS

Industry Overview

     The collection and disposal of non-hazardous liquid waste in the United States is a major industry. Industry revenues are derived primarily from collection and hauling services, disposal services and processing/recycling services. The non-hazardous waste industry is regional in nature and highly fragmented.

     The septic tank and grease trap business segment of the U.S. domestic non-hazardous liquid waste industry is a multibillion dollar industry. There are a great number of service providers currently in the non-hazardous liquid waste industry, many of whom are small businesses. We believe the industry will continue to grow based on increased waste from a growing population and general economic conditions that are driving new building demand and the need for these services.

     As a result of increasingly strict regulation, the technical, managerial and financial resources needed by most companies to operate a non-hazardous liquid waste business have grown significantly. The increase in regulation has required, and will continue to require, commensurate increases in technical sophistication and capital expenditures to meet new standards for the construction and operation of non-hazardous liquid waste facilities. As a result, we believe that many private waste disposal facilities and companies are being sold to larger, better capitalized companies. In addition, many municipalities are choosing to privatize their collection and disposal services, due primarily to the ability of the private sector to perform these operations more efficiently and economically.

     Another factor we expect to affect the non-hazardous waste industry is the increasing government mandate to recycle waste materials. This mandate is expected to reduce the volume of waste disposed in landfills, but may provide additional revenues for collection and processing operations. The ability of industry participants to engage profitably in recycling operations will depend in large part on the further development of markets for recycled products and the market prices available for recyclable materials.

Weststar's overview

     We engage in businesses related to the non-hazardous liquid waste industry. These businesses include:

     o    grease trap pumping

     o    septic tank services, including designing, pumping and maintenance

     o    sewer and drain cleaning services

     o    high pressure jetting services

     o    bulk liquid waste transportation

     o    on-site biotreatment systems

     o    biosolids management, and

     o    liquid waste processing and disposal.

     Our customers include:

     o    supermarkets

     o    restaurants

     o    hospitals

     o    military bases

     o    office buildings

     o    apartments

     o    schools

     o    municipalities

     o    industrial businesses, and

     o    single family residences.


     We also engage in the installation, replacement and repair of commercial and residential waste disposal systems. Our services are principally provided in the southeastern United States. We intend to expand our business in the non-hazardous liquid waste and service industry through internal growth and the acquisition of local service providers throughout the United States. These acquisitions will be made with cash, shares of common stock or a combination of cash and common stock. Our strategy is to increase operational and marketing synergies with our existing business operations.


Weststar's strategy

     Because our industry is so highly fragmented, management believes the industry has the potential for significant cost savings by the economies of scale that may be realized in consolidation. These costs savings would include:

     o    efficiencies as a result of common billing;

     o    the coordination of advertising;

     o the elimination of duplicative professional and technical support provides;

     o    the standardization and upgrading of equipment; and

     o    the improvement of employee training.

     We intend to determine lines of the non-hazardous liquid waste business in which an acquired service provider is not currently engaged and, if appropriate, assist the service provider in expanding into those areas.


     We believe that continuing initiatives of government authorities relating to environmental and waste disposal problems have resulted in significant opportunities, through internal growth and acquisition, for waste management companies. Specifically, the Environmental Protection Agency has adopted 40 C.F.R. parts 257, 403, and 503 that require sewage sludge to have additional treatments at a licensed regional residential treatment facility to meet the minimum standards of this section. Our facility is licensed to meet these standards. Also, the establishment of Florida Administrative Code 64-E requires outlet filter systems and multi-chamber tanks for the septic industry. This has caused the increased need for pumping and servicing of filters. Both Weststar and Village Ventures are in a position to take advantage of these opportunities. We intend to use a portion of the proceeds of this offering to expand our existing facilities, to acquire other waste management companies or facilities, and to grow and expand the range of services offered by us.


     Our growth strategy will be:

     o    to add to our service lines;

     o to increase the capacity and service area of our existing service lines; and

     o to expand our geographic presence through acquisitions and internal development.

     In particular, our intention is to seek opportunities to acquire businesses that will permit us to offer additional services to our existing customers, to introduce our existing services to customers of the acquired companies, and to offer our services to new customers in new markets. We also intend to acquire businesses with facilities located in new geographic markets, generally within reasonably close proximity to an existing Weststar facility. We believe that strategic location of our facilities in this manner will enable us to maximize utilization of its equipment and personnel and to satisfy special customer needs. It is our belief that strategic acquisitions will enable us to achieve economies of scale and operating efficiencies resulting from shared management, administrative, marketing and operating staffs. There can be no assurance given however that expected efficiencies and economies of scale will be realized.

     Acquisitions will be made with cash, shares of common stock, or a combination of cash and shares of common stock. Our acquisition strategy has been developed with the goal of increasing the efficiency and profitability of acquisition targets through operational and marketing synergies with our existing business operations. We will provide professional management to these acquired entities to eliminate duplicative processes and procedures among the acquired businesses. The services that we intend to provide to acquired entities include:

     o    sales management;

     o    accounts receivable and accounts payable management;

     o    debt collection;

     o    financial reporting;

     o    tax management;

     o    advertising;

     o    purchasing;

     o    legal;

     o    health and safety;

     o    environmental;

     o    human resources;

     o    training; and

     o    customer service.

     These services are intended to allow the local managers to focus on the growth of regional business.

     As part of this strategy we have acquired or intend to acquire the following three businesses:


     Pipeline Contractors, Inc. was founded in 1987 by Ron Denmark in Starke, Florida, which up until 1994 was also known as Pipeline of North Florida, Inc.. Pipeline specializes in commercial site preparation, underground utilities installation, road paving and road related construction. Pipeline works mainly for governments and municipalities, but also bids jobs for private businesses. When we do by-pass work for the Jacksonville Electric Authority, Pipeline does the repair work on the bypassed lines, which makes the businesses complementary.


     Pipeline's bankruptcy resulted from a dispute over a contract with the County of Putnam, Florida. During the course of performing the contract, it was discovered that the dirt on site was unsuitable. While the County was required to pay for suitable dirt for the project, the County refused to pay for cost overruns out of its general revenues. This forced Pipeline to fund these overruns itself; which eventually led Pipeline to file for bankruptcy protection.


     Wealing Brothers, Inc. has been in operation since 1985 in Fowler, Indiana. The company is in the custom bio-solids removal and disposition business. They work mainly on removal of agriculture and industrial by-products from lagoons, retention ponds, lakes and reservoirs. They dispose of the waste by-products through a variety of methods which include belt-filter pressing, injection and land-spreading. Wealing has all of the necessary equipment to go into the disposition of grease and sludge as a new line of business.

     Village Ventures, Inc., doing business as Village Septic, has been in business in Middleburg, Florida since 1986. Village Ventures is engaged in the installation and repair of commercial and residential sewage systems. Village Ventures also engages in commercial and residential site preparation work. Weststar has a very small share of septic business in our area, and the addition of Village Ventures will allow us to expand this arm of our business. Also, Village Ventures and Pipeline Contractors will be able to jointly bid on projects that they previously could not individually bid on because of a lack of critical equipment that together they possess.

Services

     We service both the governmental and residential/commercial sector in the removal, transportation, treatment and disposal of non-hazardous waste materials including bio-solids, food service generated grease and septic waste which is processed and disposed of by us at environmentally approved treatment and disposal sites. Our waste removal, transport, treatment and disposal operations provided revenues during the fiscal years ended December 31, 1999 and December 31, 1998 in the respective amounts of $1,726,614 and $1,696,915. For the nine months ended September 30, 2000 these operations accounted for $1,239,673 in revenues. Within this service line, we categorize revenues in terms of bio-solid and septic waste removal, transport, treatment and disposal; and brown grease removal, transport, treatment, and disposal. Brown grease is food service generated grease that results from, among other things, the process of washing meats, fruits and vegetables and/or from washing dishes. During the fiscal years ended December 31, 1999, December 31, 1998, and the nine months ended September 30, 2000, the bio-solid and septic waste category accounted for sales revenues of $1,108,141, $1,314,770 and $652,811, respectively. During the same periods, the brown grease category accounted for sales revenues of $618,473, $382,145, and $364,028, respectively. We expect the grease category, including our proposed future operations involving yellow grease, to experience the greatest rate of growth of any category over the next five years.

Asset sale agreement - business restrictions

     In connection with the sale of certain assets to CBP Resources, Inc., we and Michael E. Ricks entered into a ten year non-compete agreement with CBP Resources, inc. These agreements prohibit us and Mr. Ricks from owning, operating or managing any businesses engaged in the grease trap business or related businesses in the states of North Carolina, South Carolina, Tennessee, Virginia, West Virginia, Maryland, Alabama, and the District of Columbia and with certain areas bordering such states. Notwithstanding the foregoing, CBP Resources, Inc. has granted us limited rights to engage in certain prohibited activities in Tennessee, Alabama, West Virginia and Maryland.

Waste treatment

     We engage in septic waste and brown grease treatment and recycling through the operation of our Deland, Florida lime stabilization plant. We engage in bio-solid and brown grease treatment and recycling through our regional residual management facility located in the City of Baldwin, Florida. This plant is a state-of-the-art regional residual management facility using diffused air and activated sludge for the digestion of sewage and food service sludge. The bio-solids treated at City of Baldwin are derived, in part, from the wastewater treatment process which takes place at the same plant. The treatment process removes solid material from the liquid waste. The collected material, called bio-solids, residuals, or sewage sludge, is valuable as a soil conditioner and fertilizer because it is high in organic content and contains nutrients required by plants. Many agricultural operations need soil amendments and bio-solids have some properties that are not found in many other commercially available fertilizers, such as organic matter, trace elements, and slow nutrient release. According to an article entitled "Bio-Solids Management in Florida" published by the Florida Department of Environmental Protection in May 1997, bio-solids have been shown to substantially lower fertilization costs. These factors, combined with improved regulations to protect public health and the environment, have helped to increase the proportion of bio-solids being used for agricultural land application. At the present time, we dispose of the collected materials from the treatment process at approximately six governmentally approved land application sites located in Florida and on occasion also use governmentally approved Florida landfills. These land application and landfill sites are owned by third parties and disposal is made under informal arrangements with the owners and operators of the sites. We believe alternative or additional sites are readily available at competitive rates. Any change in availability or rate structure would have an adverse effect on our operations.

     Bio-solids have been produced and land applied since municipalities began to treat liquid waste about 150 years ago. Application to the land, either for disposal or fertilization, has been a natural solution. To achieve and maintain public acceptance, land application of bio-solids is accomplished in a way that protects public health and the environment. The public must be protected from exposure to harmful microorganisms or dangerous levels of chemical pollutants, and management practices are geared to protect the environment from harm. Land application must not cause objectionable odors or other aesthetic problems, which may foster public opposition. To meet these challenges, regulations at both the federal and state levels specify acceptable treatment, management, and beneficial use practices. Land applied bio-solids must meet regulatory limits on pollutant concentrations, requirements for destruction of potentially harmful microorganisms, and standards for reduction of attractiveness to vectors such as flies and rodents that can transmit the microorganisms to humans. Land application sites also are subject to site management requirements that provide further protection for public health and the environment.

Repair, maintenance and installation of commercial and residential waste systems

     We install, maintain and repair commercial and residential waste disposal systems including septic tanks, drain fields, and grease traps. Septic tanks are sewage disposal tanks generally utilized on residential property which is not connected to municipal water and sewer lines. Drain fields are effluent disposal systems generally utilized in conjunction with septic tank systems which are not connected to municipal sewer lines. Grease traps are devices generally utilized by restaurants, supermarkets, food processors, and others in the food service industry to contain, segregate and prevent cooking grease and related waste products from entering the sewage system.

     The commercial segment of the market generally involves grease trap pump outs with service charges ranging from $75 - $200 per trap on a monthly maintenance contract. We also handles large lift station disposal jobs with charges ranging between $300 - $450 per station based on station size.

     The residential segment of this market involves various types of services. Our residential pump outs are generally based on septic tank pump outs with service charges of $135 - $300 per septic tank pump out based on size. Repair prices range between $125 - $400 on average for minor work and between $1,100 - $5,000 on average for large repair work such as drain field installations.

     This line of services generally involves long-term customer relationships. Routine maintenance of septic systems through pump outs should be carried out every three to five years. Grease trap maintenance through pump outs should be carried out every month based on the frequency of trap use. Commercial lift stations should be pumped four times a year. Lift stations are utilized to allow liquid waste to flow uninterruptedly through pipes despite changes in pipe dimensions or pipe elevations.

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

     The services provided by us with regard to this aspect of our business are, for the most part, similar to those provided by our competitors. We believe our prices to be comparable to most of our competitors.

Waste recycling

     Our waste recycling business is in the developmental stage and, in April, 2000, began with our purchase of a belt press unit. A belt processing facility is a waste treatment processing and recycling facility that utilizes a belt filter press system to treat and separate waste. A belt filter press pushes the waste material through a series of belts and rollers for the purpose of segregating certain components of the waste material. A belt processing plant provides us with a more efficient method of treating wastewater bio-solids and brown grease than is currently available to us through our operation of the Baldwin lime stabilization and waste water treatment plants. Such a plant gives us greater efficiency in separating solid materials from liquids which simplifies the recycling process and lessens the amount of material requiring land application. Our ability to process and recycle waste products extends our waste collection and disposal activities and in addition to resulting in saleable end products which could save us considerable disposal fees. The initial treatment and recycling facility will be devoted to the treatment of brown grease and bio-solids only. Recovered bio-solids can be converted to compost and sold to wholesale and retail gardening supply chains. Within the next 12 months, we intend to engage in yellow grease processing. Yellow grease, used to fry foods in supermarkets, restaurants, food processors and other food services establishments can be recycled into an end product with cosmetic industry applications or into an end product with an agricultural industry application as an animal feed supplement. We presently have a readily available source of yellow grease from the Food Lion supermarket chain and the Publix supermarket chain because we pump their grease traps and from several restaurant chains including certain McDonald's and Hardees' franchises.

Sales and marketing

     To date, marketing has principally been conducted through the efforts of our management and administrative personnel, none of which devote their full time to such marketing activities. We believe our present arrangement to be adequate for our current needs. Marketing activities have included direct mailings, advertisements, and community involvement. All such activities have stressed our provision of reasonably priced, high quality, environmentally friendly service. Despite the restrictions placed upon us by our agreement with CBP Resources, Inc. as to our engaging in the grease trap business in the states of North Carolina, South Carolina, Tennessee, Virginia, West Virginia, Maryland, Alabama and the District of Columbia, CBP has subcontracted considerable grease trap business in the restricted areas and otherwise to Weststar, with whose performance CBP has expressed its satisfaction. Based upon this, CBP has advised us that it intends to expand its subcontracting business to us in the states of Delaware, Georgia, Maryland, Pennsylvania, Tennessee, Virginia, West Virginia and the District of Columbia as well as other unnamed states. In addition, we are soliciting and will continue to solicit businesses which are not restricted by the CBP agreement by way of the removal, transport, treatment and disposal of septic waste and bio-solids. In this regard we submit bids on municipal government contracts, solicits institutions, manufacturers and national franchises including hospitals, manufacturers, and other appropriate organizations, as well as grease trap business in areas not covered by the CBP restriction.

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

Supplies and suppliers

     Our business is not dependent upon any raw materials and as such we are not dependent upon sources for raw materials or upon suppliers of raw materials.

Seasonal aspects

     We do not presently experience seasonal variations in its operating results. In the event we increase the geographic scope of our operations, through acquisition or expansion, to include material activity in northern states, we may experience seasonal fluctuations in revenues marked by lower revenues in the winter months.

Research and development

     Most of our research and development activity is related to the development and establishment of one or more waste treatment and recycling facilities. During fiscal 2000, we anticipate spending less than 1% of our gross revenues on research and development. During the fiscal years ended December 31, 1999 and December 31, 1998, we spent approximately $45,000 and $25,000 or approximately 2.6% and 1.5% of gross revenues, respectively, on research and development. We are presently unable to anticipate the amount of its expenditures in this area during the current fiscal year. Our expenditures in this category, during the nine months ended September 30, 2000, were negligible.

Customers

     We provide our services to governmental and residential/commercial customers. We presently derive a substantial portion of our revenues from governmental customers and it is anticipated that a substantial portion of our future revenues will be derived from governmental customers. The following table sets forth information relating to the approximate dollar amounts and percentages of revenues derived from each of governmental and residential/commercial customers:


                                             Year Ended December 31,
                                     ----------------------------------------
                                            1998                   1999
                                     ------------------      ----------------
                                         $          %           $         %
                                     ---------     ----      -------     ----
    Residential/Commercial......       559,473     32.9      937,206     54.3
    Governmental................     1,137,442     67.1      789,408     45.7


     We have been dependent on a small number of customers for a significant portion of our revenues. For the years ended December 31, 1999 and 1998, revenues derived from two customers accounted for approximately 69.6% and 72.9% respectively of our revenues. The City of Jacksonville/Jacksonville Electric Authority accounted for approximately 41% of total sales in 1999 and approximately 61.4% of total sales in 1998. Food Lion Supermarkets accounted for approximately 28.6% of total sales in 1999 and approximately 11.5% of total sales in 1998.

     We were the lowest bidder for bio-solids hauling services for the City of Jacksonville for the contract period January 1, 1997 through September 30, 1997 based on its hauling price per gallon of bio-solids. The contract provided the City of Jacksonville with the option, at its sole discretion, to renew the contract for up to four additional one year terms. On June 1, 1997, the City of Jacksonville, transferred and assigned all of its rights under the contract to the

Jacksonville Electric Authority. On October 31, 1997, the Jacksonville Electric Authority and Weststar agreed to exercise the first of the four annual renewals which covers the period October 1, 1997 through September 30, 1998. The parties agreed that the maximum payment by the Jacksonville Electric Authority to us during that period with regard to bio-solids hauling would be $825,000. We provide the Jacksonville Electric Authority, without regard to dollar amount, with other services including emergency pipe bypasses, lift station cleaning, pipe inspections and other maintenance, repair, and emergency services. During the twelve month period ended December 31, 1999 and the nine months ended September 30, 2000, the Jacksonville Electric Authority paid us an aggregate of $626,170 and $548,419, respectively, for bio-solids hauling. The contract was amended June 5, 1998 for the purpose of revising the renewal provisions. The parties agreed to combine the three remaining annual renewal periods under the contract into a single term of three years ending September 30, 2001 and to renew the contract through the end of such three year period. The contract was further amended to adjust certain pricing terms covered by the contract. Such adjustments include the parties agreement that the maximum payment by the Jacksonville Electric Authority to us with regard to bio-solids hauling for each of the three years covered by the contract extension will not exceed $1,250,000 per contract year. Our ability to provide the Jacksonville Electric Authority with other services without regard to aggregate annual dollar amount was not affected by the contract amendment. Other adjustments included an increase in the per gallon price chargeable by us for standard bio-solids hauling and a decrease in the per gallon price for emergency bio-solids hauling necessitated by sewer overflows from $.14391 per gallon to $.05 per gallon. At the conclusion of the contract term, as extended, the Jacksonville Electric Authority will reopen the contract for bidding. At such time we intend to re-bid for the contract.

     We previously had a service agreement with Food Lion Inc. Inc., a large multi-state supermarket chain, to service all Food Lion Inc. stores in Virginia, Maryland, excluding the Ocean City area, Pennsylvania, Tennessee, Kentucky, Florida, Georgia, South Carolina and North Carolina. Despite the expiration of the service agreement, we continue to provide the same service to Food Lion Inc. on an extensive basis. The arrangements provide for the cleaning of external and internal grease traps at Food Lion Inc. stores and the disposal of brown grease removed from the grease traps. Our service of Food Lion Inc. is affected by our agreement with CBP Resources, Inc., according to which we do not presently service Food Lion Inc. stores in North Carolina, South Carolina, and Pennsylvania but service Food Lion Inc. stores in Tennessee, West Virginia and Maryland at the discretion of CBP Resources, Inc. In connection with Food Lion Inc. stores which are serviced by CBP, we are occasionally requested by Food Lion Inc. to assist CBP with services. In such instances, we are reimbursed for our expenses. We also provide similar services to Kash and Karry, whose parent company is Food Lion Inc., under the same arrangement. This agreement is on a year-to-year basis.

Competition

     We compete with a significant number of other non-hazardous liquid waste service providers. Competitors compete primarily on the basis of proximity to collection operations, fees charged and quality of service. Future technological changes and innovations may result in a reduction in the amount of non-hazardous liquid waste generated, or in alternative methods of treatment and disposal being developed. We also face competition from customers that may seek to enhance and develop their own methods of disposal. Increased use of internal treatment and disposal methods and other competitive factors may have a material adverse effect on our business, results of operation and financial condition.

     We will be at a disadvantage in competing against service providers that are better capitalized, have greater name recognition, have more background and experience, have greater financial, technical, marketing and other resources and skills, have better facilities and are able to provide services or products at a lower cost than us. Because our industry is currently highly fragmented, the acquisition of local service providers is the only strategy by which we will be able to penetrate existing markets.

Government regulation

     We are subject to rules and regulations of various federal, state and local governmental agencies. Environmental laws and regulations are, and will continue to be, a principal factor affecting the marketability of the services provided by us. Any changes in these laws or regulations may affect our operations by imposing additional regulatory compliance costs, requiring the modification of or adversely affecting the market for our services. To the extent that demand for these services is based upon the need to comply with these regulations, any modification to these regulations may increase the cost of or decrease the demand for these services and adversely affect our business condition and results of operations.

     If new environmental legislation or regulations are enacted or existing legislation or regulations are amended or enforced differently, we may be required to obtain additional operating permits, registrations or approvals. The process of obtaining required permits, registrations or approvals can be lengthy and expensive and the issuance of such permit or the obtaining of such approvals may be subject to public opposition.

     The Resource Conservation Recovery Act is the principal federal statute governing hazardous and solid waste generation, treatment, storage and disposal. Resource Conservation Recovery Act and state hazardous waste management programs govern the handling and disposal of "hazardous waste." The U.S. Environmental Protection Agency has issued regulations in accordance with the Resource Conservation Recovery Act. States have also promulgated regulations under comparable state statutes that govern hazardous waste generators, transporters and owners and operators of hazardous waste treatment, storage and disposal facilities. These regulations impose detailed operating, inspection, training and emergency preparedness and response standards and requirements for the financial responsibility, manifesting of wastes, record keeping and reporting, as well as treatment standards for any hazardous wastes intended for land disposal.

     Non-hazardous liquid waste is currently exempt from the requirements of Resource Conservation Recovery Act. The repeal or modification of the Resource Conservation Recovery Act exemption covering this waste, or the modification of applicable regulations or interpretations regarding the treatment or disposal of non-hazardous liquid waste, may require us to alter our method of treating and disposing of this waste. Our current methods do not have to comply with the methods prescribed by the Environmental Protection Agency for treatment and/or disposal of waste as defined by Resource Conservation Recovery Act. However, potential changes to these laws may result in decreased demand for our services or increased costs resulting from altering our methods of operation.

     The Comprehensive Environmental Response, Compensation and Liability Act of 1980 provides for immediate response and removal actions coordinated by the EPA for releases of hazardous substances into the environment and authorizes the government or private parties to respond to the release or threatened release of hazardous substances. The government may also order persons responsible for the release to perform any necessary cleanup. Liability extends to the present owners and operators of waste disposal facilities from which a release occurs, persons who owned or operated the facilities at the time the substance was released, persons who arranged for the disposal or treatment of hazardous substances and waste transporters who selected such facilities for treatment or disposal of hazardous substances. The Comprehensive Environmental Response, Compensation and Liability Act of 1980 creates strict liability for all costs of removal and remediation, other necessary response costs and damages for injury to natural resources.

     As we will be engaged in businesses that involve the treatment and removal of non-hazardous liquid waste, we do not expect to be subject to Comprehensive Environmental Response, Compensation and Liability Act of 1980. However, if we were to acquire a business that has disposed of hazardous waste or treated hazardous waste that falls within the parameters of Comprehensive Environmental Response, Compensation and Liability Act of 1980, Weststar may be held liable for the costs of any damage or required cleanup of affected sites.

     The Federal Water Pollution Control Act establishes rules regulating the discharge of pollutants into groundwater, streams, or other surface waters from a variety of sources, including waste disposal sites. The Federal Water Pollution Control Act provides civil, criminal and administrative penalties for violations of its provisions.

     State and local governments in which we now operate, or may operate in the future have laws and regulations governing the generation, storage, treatment, handling, transportation and disposal of non-hazardous waste. Furthermore, many counties and municipalities also have ordinances, local laws and regulations affecting Weststar's operations. These include zoning and health measures that limit waste management activities to specified sites or activities, flow control provisions that direct the delivery of wastes to specific facilities, laws that grant rights to establish franchises for collection services and then put out for bid the right to provide collection services, and bans or other restrictions on the movement of wastes into a county or municipality.

     In addition, in order to develop, operate and expand waste management facilities, it is generally necessary to obtain and maintain in effect one or more operating permits as well as zoning, environmental and other land use permits. These permits and approvals are difficult and time-consuming to obtain and are frequently subject to opposition by local elected officials or citizens. Facility operating permits may be subject to revocation, and it may be necessary to periodically renew the permit. Revocation or renewal of a permit may reopen opportunities for opposition to the permit. Loss of an operating permit would require that the affected facility be shut down until the permit is renewed or reissued, and this could have a material adverse effect on our business and financial condition.

     In addition, certain states and localities may for economic or other reasons attempt to restrict the export of waste from their jurisdiction or require that a specified amount of waste be disposed of at facilities within their jurisdiction. Such restrictions, if enforced, could result in higher disposal costs for us.

Insurance

     We carry a broad range of insurance coverage, which we consider sufficient to meet regulatory and customer requirements and to protect our assets and operations. Our insurance coverage currently includes $2,000,000 of comprehensive general liability insurance, $1,000,000 of excess liability insurance and $1,000,000 of trucking liability insurance. We obtain additional insurance as required on a project-by-project basis. We attempt to operate in a professional and prudent manner and to reduce its liability risks through specific risk management efforts, including employee training. Nevertheless, a partially or completely uninsured claim against us, if successful and of sufficient magnitude, could have a material adverse effect on our operations and financial condition. In addition, the inability to obtain insurance of the type and in the amounts required could impair our ability to obtain new contracts, which are, in certain instances, conditioned upon the availability of adequate insurance coverage.

     We do not currently maintain environmental impairment insurance. Management believes that it does not require this type of insurance and that it is common for waste management companies which do not participate in the hazardous waste business not to maintain such insurance. However, there can be no assurance that hazardous substances are not or will not be present at our facilities without our knowledge, or that we will not incur liability for environmental damage. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, imposes strict, joint and several liability on the present and former owners and operators of facilities which release hazardous substances into the environment. Similar liability is imposed upon the generators and transporters of waste which contain hazardous substances. All such persons may be liable for waste site investigation, waste site cleanup costs and natural resource damages, which costs could be substantial, regardless of whether they exercised due care and complied with all relevant laws and regulations. There can be no assurance that we will not face claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 resulting in substantial liability for which we are uninsured, which could have a material adverse effect on our business and financial condition.

Bonding

     We are required, in some instances, to post bid and performance bonds in connection with contracts or projects with government entities and, to a lesser extent, private sector customers. Approximately 22% of our revenues for the year ended December 31, 1999 were derived from contracts or projects which required us to post bid and/or performance bonds. In addition to bid and performance bond requirements, new or proposed legislation in various jurisdictions may require the posting of substantial bonds or require waste management companies to provide other financial assurances covering the activities for certain waste management facilities.

Personnel

     As of September 30, 2000, we had 57 employees including five executive officers, 10 administrative employees, and 42 field employees responsible for our trucking and repair requirements. We plan to add other employees in connection with our expansion and acquisition plans. We consider our relationship with our employees to be satisfactory. All of the employees work on a full time basis with the exception of two executive officers who work on an as needed basis and receive no compensation for their services as such. Of all employees, 21 are salaried while the other compensated employees are paid on an hourly basis. Our work force is non-unionized.

     All of our employees are leased to us by Professional Employers Plan of Tampa, Fla. and Strategic Outsourcing of North Carolina, unaffiliated companies that perform certain administrative functions for us. They are responsible for matters relating to payroll, payroll taxes, workers compensation, and the administration, procurement and payment of certain employee benefits. All employees are hired by us and work under our control and direction. We provide these companies with the funds necessary to make all required payments to and on behalf of our employees.

Property and equipment

     We presently conduct our operations from three principal properties located in Jacksonville, Florida; Starke, Florida; and Deland, Florida.

     The Jacksonville, Florida property serves as our corporate and administrative headquarters and consists of approximately 1,043 square feet of office space. The property is subject to a two year lease which commenced on September 1, 2000. The monthly rental rate is $1,250 per month. We consider this space adequate for our present and anticipated future needs. The lease is renewable at the end of the two year lease term upon mutual agreement of the parties on terms to be negotiated.

     The Starke, Florida property is used principally for repair work on our vehicles and equipment and as a staging area for our trucks. Our accounting offices are also located on the property. The property consists of approximately five acres of land and contains an approximately 5,055 square foot building which was constructed in 1989. On June 3, 1998, we mortgaged the property with Prime South Bank for $160,000. The mortgage requires the payment of interest at the annual rate of 9.5% and provides for 60 monthly payments of $1,684.31 each along with a final principal balloon payment of $130,789.04 due on June 3, 2003. The mortgage is personally guaranteed by Dr. John S. Poser, one of our directors. The mortgage proceeds were used as working capital. In consideration of his guarantee of the mortgage obligation, we have agreed to pay Dr. Poser $500 per month so long as his guaranty is in effect.

     The Deland, Florida property is owned by our wholly owned subsidiary, B&B, is subject to a mortgage with a principal balance thereon, as of September 30, 2000, of approximately $248,809 and is used principally as a service site for our residential and commercial operations. The property consists of approximately two acres of land and contains an approximately 2,650 square foot building and an underground lime stabilization plant. The lime stabilization plant is used to stabilize septic waste and brown grease.

     For $1,500 per month we lease a treatment plant from the City of Baldwin, Florida. Under the lease, we dispose of the city's bio-solids, which we use to aid in the treatment process of brown grease.

     We presently own 16 tankers, three tractors, one belt press unit, one high velocity vacuum unit, three smaller pumping units, and lesser equipment needed for our present operations. In addition to the foregoing, we presently lease four tractors. We intend to use part of the proceeds from this offering to purchase four additional tankers and three tractors.

Legal proceedings

     We are not currently engaged in litigation or arbitration, an adverse result of which would have a material effect on our financial condition, results of operations or future prospects.

                                   MANAGEMENT

Directors and executive officers

     The following table sets forth certain information with respect to each of our directors and executive officers:

           Name                     Age                  Position
           ----                     ---                  --------
     Michael E. Ricks (1)           39      President, Chief Executive Officer,
                                             and Director

     William B. Gray                63      Chairman of the Board of Directors
                                             and Executive Vice President

     Dr. John S. Poser (1)(2)       53      Director

     Thomas F. Fey (1)(2)           55      Director

---------------

(1)  Member of the audit and finance committee

(2)  Member of the compensation committee

     Each current director was elected on January 28, 1998. Executive officers are elected by and hold office at the pleasure of the board of directors. The term of office of each director is one year or until his or her successor is elected and qualified. James Ricks, who is Michael E. Ricks' cousin, serves as corporate secretary, a nominal position. No other family relationship exists between any director or executive officer of Weststar or any person contemplated to become such.

Biographical information

     The following is a brief account of the business experience of each director and executive officer of Weststar during the past five years or more.

     Michael E. Ricks has been our president, chief executive officer and a director since it's inception in 1990. During such period he has been exclusively engaged in waste management activities on our behalf. He has served in similar capacities for B&B since February 1994. From June 1989 through December 1989 Mr. Ricks was employed as an assistant general manager for Griffin Industries, a company engaged in rendering and yellow grease collection and disposal. From February 1987 until June 1989 he worked as staff manager/auditor for Independent Life Insurance Company and during 1986 he worked as an insurance agent for Liberty National Life Insurance Company. From March 1982 through June 1985 he worked for Carter's Fried Chicken, first as an operations manager (1982
- 1983) and later (1983 - 1985) as an owner/operator. From November 1979 through March 1982 he was employed as a unit manager for Spartan Foods, Inc.

     William B. Gray has been our chairman of the board of directors and the chairman of the board of directors of B&B since January 28, 1998. He served as a director of B&B from February 1994 through April 1997. From April 1992 through the present he also served as an executive vice president of Weststar and from April 1997 through January 1998 he served as our secretary and treasurer. He served as a director of Weststar from April 1992 through April 1997. He has served as an executive vice president for B&B since January 1998, a position which he also held from February 1994 through April 1997. He also served as B&B's secretary and treasurer from April 1997 through January 1998. From 1962 until 1992 he was employed by Otis Elevator in various capacities including District Manager for the State of Florida (1979 -
1992). Mr. Gray received a B.S. Degree in Mechanical Engineering from Auburn University in 1959 and a Business Management Certificate from Hartford Graduate College in 1981.

     Dr. John S. Poser has been a director of Weststar and B&B since January 28, 1998. From 1983 to the present he has operated a medical practice dedicated to performing various types of plastic surgery. From 1984 to the present he has practiced in Gainesville, Florida. He is currently affiliated with Alachua General Hospital and North Florida Regional Hospital and is an associate clinical professor at the University of Florida. He is a member of the Certified American Board of Plastic Surgery, American Medical Association and the Alachua County Medical Society. He also serves as a member of the board of the American College of Surgeons. Dr. Poser received a B.A. Degree from the University of Wisconsin in 1968 and a medical degree from Northwestern University in 1973.

     Thomas F. Fey has been a director of Weststar from inception through April 1997 and from January 1998 to the present. He has been director of B&B from February 1994 through April 1997 and from January 1998 to the present. From 1996 to the present he has worked as the owner/operator of three McDonald's Restaurants in Georgia. From 1984 until 1996 he was employed as the Director of Operations for McDonald's Restaurants. From 1967 until 1984 he worked in various academic capacities including Associate Director/Principal at the University of Florida Laboratory School, Assistant Professor at the University of Florida College of Education, Assistant Superintendent/Director of Curriculum at Ochechobee County School District, Co-Director for National Teachers Corps Federal Project and elementary school teacher. Mr. Fey received a Bachelor's Degree in Education from the University of Florida in 1967, a Masters Degree in Curriculum and Instruction from the University of Florida in 1970 and a Doctoral Degree in Administration and Supervision from the University of Florida in 1974.

Board compensation and committees

     We currently have four directors. Our board of directors currently has an audit and finance committee and a compensation committee. The audit committee consists of Dr. John Poser, Thomas F. Fey and Michael E. Ricks. There is currently an open position on the audit committee created by the resignation of Keith M. Carter. The audit committee makes recommendations to the board of directors regarding the selection of independent auditors, reviews the scope of audit and other services by our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits. The compensation committee consists of Dr. John S. Poser and Thomas F. Fey. The compensation committee makes recommendations to the board of directors regarding our stock and compensation plans, approves compensation of certain officers and grants stock options.

Compensation committee interlocks

     None of the members of the compensation committee is currently an officer or employee of Weststar.

Director compensation

     We reimburse our nonemployee directors for expenses incurred in connection with attending board and committee meetings but do not compensate them for their services as board or committee members. We have in the past granted nonemployee directors options to purchase our common stock in accordance with the terms of our stock plans, and our board continues to have the discretion to grant options to new nonemployee directors. Beginning after our stockholders meeting in 2000, our nonemployee directors may each receive nondiscretionary, automatic grants of options to purchase shares of our common stock upon joining the board of directors and nondiscretionary, automatic grants of options to purchase shares of our common stock each year according to the 1997 Nonstatutory Stock Option Plan.

Indemnification of directors and officers

     The Florida General Corporation Act empowers a corporation to indemnify its directors and officers and to purchase Directors & Officers Insurance with respect to liability arising out of their capacity or status as directors and officers provided that such a provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct; (iii) for a knowing violation of law arising under the Florida General Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit. Following the completion of this offering, Weststar intends to purchase Directors & Officers Insurance, if such insurance is available at rates which are satisfactory to Weststar.

     The Florida General Corporation Act provides further that the indemnification permitted thereunder shall not be deemed exclusive of any rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

     Article 7 of our Articles of Incorporation eliminates the personal liability of officers and directors to the fullest extent permitted by law.

     The effect of the foregoing is to require us to indemnify our officers and directors for any claims arising against such persons in their official capacities if such persons acted in good faith and in a manner that they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us with respect to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Executive compensation

     The following table sets forth information concerning the compensation paid or accrued by us during the three fiscal years ended December 31, 1999 to its chief executive officer. No other executive officer received annual compensation in excess of $100,000 in any of such fiscal years.


                                                Summary compensation table

                                      Annual Compensation                                 Long-Term Compensation
                            ---------------------------------------                -----------------------------------
Name and                    Fiscal                     Other Annual   Options/     Restricted      LTIP      All Other
Principal Position           Year     Salary    Bonus  Compensation     SARs       Stock Awards   Payouts   Compensation
------------------          -------  -------    -----  ------------   --------     ------------   --------  ------------
Michael E. Ricks             1999    $87,500(1)   $0   $20,769(1)(2)   46,155(3)        $0           $0           $0
 Chief Executive Officer
                             1998    $87,500(1)   $0   $19,171(1)(2)        0           $0           $0           $0

                             1997    $87,500      $0   $18,671(2)           0           $0           $0           $0

-----------

(1) Does not include compensation paid to Mr. Ricks by CBP Resources, Inc. in accordance with a Non-Competition and Consulting Agreement.

(2)  Represents health insurance benefits and use of our leased automobiles.

(3) Represents 46,155 options issued to Mr. Ricks on April 28, 1997 and reduced from 75,000 in September 1999, under our 1997 Stock Option Plan. Each option is exercisable to purchase one share of common stock at any time during the four year period commencing April 28, 1998 at a price of $5 per Share.

1997 Nonstatutory Stock Option Plan

     The Weststar Environmental, Inc. 1997 Nonstatutory Stock Option Plan, which was adopted by our board of directors in April 1997 covers up to 1,000,000 shares of our common stock which are issuable upon the exercise of a like number of options. The purpose of the Plan is to enable us to encourage eligible Plan participants to contribute to our success by granting such individuals stock options. Options granted under the Plan are not intended to qualify as "incentive stock options" as defined in Section 422A of the Internal Revenue Code of 1986. The Plan is presently administered by the Board. The eligible participants under the Plan are determined at the discretion of the Board. Subject to the express provisions of the Plan, the Board has the complete discretion and power to determine from among eligible persons those to whom options may be granted, the time or times at which options may be granted, the option price, the number of shares of common stock to be subject to each option and the duration of the options. Options may be granted under the Plan from time to time until April 27, 2007 or such earlier date as may be determined by the Board. On April 28, 1997 Weststar issued an aggregate of 487,500 Plan options including 75,000 options which were issued to the named executive. 460,000 of such options are exercisable at $5.00 per share and the other 27,500 options are exercisable at $.001 per share. 207,500 of the Plan options are exercisable at any time during the four year period commencing April 28, 1998. The other 280,000 Plan options are exercisable at any time during the four year period commencing January 1, 1999. No determinations have been made regarding the persons to whom options will be granted in the future or the option exercise prices. However, Weststar has adopted a policy stating that no options will be granted having an exercise price of less than 85% of market price at the time of grant. We will not grant options in excess of 15% of the outstanding shares for a one year period following this offering.


Employment agreements

     On April 28, 1997 Michael E. Ricks, our president and chief executive officer, entered into a written three year employment agreement with us. The employment agreement provides for Mr. Ricks to receive a base salary of $87,500 in the first year, $96,250 in the second year and $105,000 in the third year. It also provides Mr. Ricks with health insurance and medical benefits, the use of an automobile leased by Weststar and the right to participate in any bonus or other incentive compensation, profit sharing or retirement plan that we may institute in the future. The employment agreement also contains a non-compete provision which provides that Mr. Ricks cannot, during the three year term of the employment agreement or upon the termination of his employment, whichever event shall occur later, and for a period of two years after the event, engage in any business which is in direct competition with us, within any state or jurisdiction in which we are engaged in business, without our prior written consent. No assurance can be given however, as to the enforceability of such non-compete provisions. Non-competition agreements are not always enforceable due to public policy limitations existing in various states and the difficulty of obtaining injunctive relief. The employment agreement also contains provisions that require us to continue to pay Mr. Ricks all or part of his employment compensation at the rate in effect on the date of termination, including any compensation due under any bonus or profit sharing plans, for the period from the date of termination through the scheduled expiration date of the employment agreement, in the event of disability, certain changes in control of Weststar, and other events resulting in termination of employment without cause. Mr. Ricks' salary did not increase as was designed in the employment agreement. In June 1999 we entered into a new three year employment agreement with Mr. Ricks. The terms of the new agreement are the same as his old employment agreement, except that we agreed to pay Mr. Ricks $87,500 for the first year, $125,000 for the second year and $137,500 for the third year.

Consulting agreement with Environmental and Financial Consulting, Inc.


     On January 27, 1999 we entered into a consulting agreement with Environmental and Financial Consulting, Inc., a corporation owned by William W. Perry. Mr. Perry is the husband of Jeannie Perry, one of our principal shareholders. According to the agreement, the consultant will provide Weststar with the following services, as Weststar shall direct:


     o    locate acquisition merger candidates;

     o    perform due diligence on prospective candidates;

     o interface with Weststar's professionals in preparation of transaction documents;

     o    aid and assist the administration of our sales and marketing programs;

     o    assist Weststar in obtaining bank financing;

     o promote our relations with our clients, potential clients and employees; and

     o institute programs and systems designed to increase the efficiency of our operations

     The term of the agreement is for seven years. During the first two years we will pay the consultant $250,000 per year. For the remainder of the term we will pay the consultant $150,000 per year. Due to our current financial situation, the consultant has agreed with us that the retainer shall only be due and payable upon the successful completion of this offering.

     The agreement also provides that the consultant shall receive a finder's fee of 10% of the gross selling price of any acquisition or merger, payable upon the closing of the transaction. In addition, the consultant shall receive a 10% finder's fee on any bank financing arranged by it.

                              CERTAIN TRANSACTIONS

     The transactions disclosed here were for the most part entered into by us at times when we lacked sufficient disinterested, independent directors to ratify such transactions or were not separately ratified by a majority of our disinterested, independent directors on or about the effective date of each such transaction. Despite the fact, we believe all of the transactions disclosed in this section were made on terms as fair as those obtainable from independent third parties, were independent third parties able and willing to enter into similar transactions with us. In addition, all of the transactions in this section have been subsequently ratified by all of our disinterested, independent directors who did not have an interest in the transactions and who had access, at our expense, to legal counsel. Our present independent directors are Dr. John
S. Poser and Mr. Thomas F. Fey. No other material transactional activities between us and our officers, directors, 5% shareholders or their affiliates are presently pending nor are any such transactions currently proposed.

     Since our inception Michael E. Ricks has periodically loaned us money. The aggregate outstanding principal balance of these loans as of September 30, 2000 is $221,431. The loan, which is payable on demand, is non-interest bearing. We intend to use part of the proceeds of this offering to repay this loan.

     During the period January 1996 through December 1997 we made payments in the aggregate amount of $42,000 to William B. Gray, an officer and director of Weststar, in consideration of Mr. Gray's leasing to us certain equipment owned by him including a dump truck, back-hoe and pressure washer. We consider the payments required by the equipment lease to have been fair and reasonable.

     On October 7, 1997 G&W Framing Contractors, Inc., an inactive company owned by William B. Gray, made a $120,000 loan to Weststar to be used for working capital purposes. The loan, which is payable on demand and reflected by a promissory note of Weststar dated October 7, 1997, requires Weststar to pay interest on the outstanding principal balance through the date of repayment at the annual rate of 18%. At September 30, 2000 the full amount of principal and interest due on this loan had been reduced to $96,875. Weststar intends to use part of the proceeds of this offering to repay this loan.

     During 1997, short-term loans were made and repaid to two directors, William B. Gray in the amount of $60,000 and Thomas F. Fey in the amount of $55,000, each with annual interest at the rate of 12%. The proceeds were used to discharge outstanding debt secured by a mortgage on our real estate in Starke, Florida.

     Dr. John S. Poser has guaranteed a loan made to us in the amount of $160,000 in June 1998, for which we are compensating him at the rate of $500 per month.

     As of February 1998 we issued 50,000 shares of our common stock to Environmental and Financial Consulting Inc., a corporation owned by William W. Perry, in consideration of financial consulting services and the arrangement of a number of commercial loans made to us. Mr. Perry is the husband of Jeannie Perry, one of our principal shareholders.

     During 1998 and 1999 Marie Stubbs, a principal shareholder, loaned us a total of $26,000, payable on demand. The annual interest rate on this loan is 8.5%. This loan will be repaid from the proceeds of this offering.

     Between September 23, 1998 and January 18, 1999, Peggy W. Stubbs, a principal shareholder, loaned us an aggregate of $48,865.68 at the annual interest rate of 8.5%. The principal amount of the loans has been reduced to $29,805.68 as of the date of this offering. We intend to pay the balance of this loan out of the proceeds from this offering.

     In connection with future material transactions between us and affiliated parties, we have adopted a policy which requires that:

     o all future material affiliated transactions and loans be made or entered into on terms that are not less favorable to us than those that can be obtained from unaffiliated third parties;

     o all future material affiliated transactions and loans, and any forgiveness of loans, be approved by a majority of our independent directors who do not have an interest in the transactions and who have access, at our expense, to our counsel or independent legal counsel; and

     o    we will maintain at least two independent directors.

                       TERMINATION OF S CORPORATION STATUS

     Since inception, we have elected to operate under subchapter S of the Internal Revenue Code and comparable provisions of some state income tax laws. An S corporation generally is not subject to income tax at the corporate level, with some exceptions under state income tax laws. Instead, an S corporation's income generally passes through to its stockholders and is taxed on their personal income tax returns. As a result, our earnings have been taxed for federal and state income tax purposes, with some exceptions, directly to our existing stockholders.

     On or before the closing of this offering, we will terminate our S corporation status. Following the closing of this offering, we do not intend to make a distribution to our existing stockholders of their aggregate federal and state income tax liabilities attributable to our S corporation pass-through income.

     The existing stockholders have agreed to indemnify us should our S corporation status during any portion of the period for which we claimed such status in federal or state income tax filing ever be successfully challenged, up to an aggregate of $500,000. We cannot assure you that the amount of any indemnity we recover form our existing stockholders would be sufficient to cover the amount of any tax liability if our S corporation status is successfully challenged.

     In connection with the termination of our S corporation status, we may be obligated to record a deferred tax asset or liability, which will be recognized in the quarter during which this offering occurs.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of our common stock as of September 30, 2000, as adjusted to reflect the sale of the shares offered by this prospectus, by:

     o each person who is known by us to beneficially own more than 5% of our common stock

     o    each of the named executive officers and each of our directors; and

     o    all of our officers and directors as a group.

     Percentage of ownership is based on 1,832,500 shares outstanding as of September 30, 2000, and 2,915,833 outstanding after this offering and the acquisitions, assuming no exercise of the underwriters' over-allotment option. All shares of the common stock subject to options currently exercisable or exercisable within 60 days are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is Weststar Environmental, Inc., 9000 Regency Square Boulevard, Suite 202, Jacksonville, FL 32211.


                                                                            Percentage Ownership
                                             Number of Shares         -------------------------------
     Name and Address of                     of Common Stock           Before               After
     Beneficial Owner                       Beneficially Owned        Offering(8)         Offering(9)
     -------------------                    ------------------        -----------         -----------
Marie H. Stubbs                                  394,451(1)             18.5%               12.3%
Cottage 405
Sea Island, Georgia 31561

Michael E. Ricks                                 380,445(2)             17.8%               11.8%

Peggy W. Stubbs                                  294,452                13.8%                9.2%
5209 Leeward Cove
Amelia Island, Florida 32034

Jeannie A. Perry                                 144,307(3)              6.8%                4.5%
12563 Mission Hills Circle North
Jacksonville, Florida 32225

James Ricks                                          615(4)               *                   *

William B. Gray                                  112,308(5)              5.3%                3.5%

Dr. John S. Poser                                 10,574(6)               *                   *

Thomas F. Fey                                      1,000                  *                   *


All officers and directors
  as a group (4 persons)                         504,942(7)             23.7%               15.7%

--------------
*less than 1%

(1) John Stubbs, the husband of Marie Stubbs, has neither voting nor investment power with regard to such shares and disclaims any beneficial ownership in such shares. Marie Stubbs is the sister-in-law of Peggy Stubbs.

(2) Includes 46,155 shares issuable upon exercise of 46,155 stock options granted by us to Mr. Ricks at an exercise of price of $5.00 per share. The options are exercisable at any time during the four year period commencing April 28, 1998.

(3) William Perry, the husband of Jeannie Perry, has neither voting or investment power with regard to such shares and disclaims any beneficial ownership in such shares. Mr. Perry owns Environmental & Financial Consulting, Inc. which has a seven year consulting agreement with Weststar. Mr. Perry has 46,155 options exercisable at $5.00 per share. Environmental & Financial Consulting, Inc. owns 50,000 shares of Weststar.

(4) Includes 615 shares issuable upon exercise of 615 stock options granted by us to Mr. Ricks at an exercise price of $.001 per share. The options are exercisable at any time during the four year period commencing April 28, 1998.

(5) Includes 12,308 shares issuable upon exercise of 12,308 stock options granted by us to Mr. Gray at an exercise of price of $5.00 per share. The options are exercisable at any time during the four year period commencing April 28, 1998. All of the shares presently owned by Mr. Gray and the shares which may be issued to Mr. Gray upon the exercise of any stock options are and/or will be owned by Mr. Gray, Living Trust.

(6) Includes 3,074 shares issuable upon exercise of 3,074 stock options granted by us to Dr. Poser at an exercise of price of $5 per share. The options are exercisable at any time during the four year period commencing April 28, 1998.

(7) Includes 62,152 stock options held by our officers and directors, all of which are exercisable within the next 60 days.

     Michael E. Ricks, Marie Stubbs and Peggy Stubbs may be deemed to control us by virtue of their ownership or control of our common stock.

                          DESCRIPTION OF OUR SECURITIES

     We are incorporated in the state of Florida and are authorized to issue up to 10,000,000 shares of common stock having a par value of $0.001 per share. Neither the amended and restated certificate of incorporation nor the by-laws contain any provision that would delay, defer or prevent a change in control.

Common stock

     As of September 30, 2000, 1,832,500 shares of common stock are issued and outstanding. Each share of common stock entitles the holder to one vote on each matter submitted to the stockholders. The holders of common stock:

     o have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

     o are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     o do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

     o are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

     We have not paid any dividends on our common stock to date. We anticipate that, for the foreseeable future, we will retain earnings, if any, to finance the continuing operations of its business. The payment of dividends will depend upon, among other things, our capital requirements and our operating and financial conditions.

     Our proposed trading symbol does not imply that a liquid and active market will develop or be sustained for the securities upon completion of this offering.

     Our calculation that 2,915,833 shares of common stock will be outstanding after this offering and the acquisition is based on the 1,832,500 shares of common stock outstanding before the offering, 1,000,000 shares of common stock being sold by us in this offering, and 83,333 shares to be issued in connection with the acquisition. Our calculation of the shares of common stock to be outstanding after this offering excludes:

     o 150,000 shares of common stock subject to the underwriter's over-allotment option,

     o 100,000 shares of common stock issuable upon the exercise of the underwriter's warrant,

     o 300,000 shares of common stock reserved for issuance under our stock option plan,

     o 16,667 shares of common stock issuable upon the exercise of warrants issued in conjunction with notes payable, and

     o 150,000 shares of common stock issuable upon conversion of a promissory note.

Outstanding stock options

     There are currently outstanding, under our 1997 Nonstatutory Stock Option Plan, 300,000 options to purchase a like number of shares of our common stock. These options are held by 15 persons. 127,688 options expire on April 28, 2002 and 172,312 options expire on January 1, 2003. 283,078 options have an exercise price of $5.00 per share and 16,922 options have an exercise price of $.001.

Transfer agent

     Stock Trans, Inc. has been appointed as the transfer agent and registrar for our common stock. The transfer agent's address is 44 W. Lancaster Avenue, Ardmore, Pennsylvania 19003, its telephone number is (610) 649-7300.

Shares eligible for future sale

     If our stockholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could fall. Upon completion of this offering, we will have outstanding 2,915,833 shares of common stock, or 3,065,833 shares if the underwriter's over-allotment option is exercised in full, not including the exercise of outstanding stock option. Of these shares, 1,000,000, or 1,150,000 shares if the underwriter's option is exercised in full, will be freely tradeable without restriction or further registration under the Securities Act; provided, however, that none of the shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act, their sales of shares would be subject to certain limitations and restrictions that are described below.

     The remaining 1,915,833 shares of common stock held by our 33 existing stockholders were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares may not be resold except under a registration statement effective under the Securities Act or under an exemption from registration, including the exemption provided by Rule
144. Of the 1,915,833 shares, 1,546,333 shares will be subject to "lock-up" agreements described below on the effective date of this offering. All of our officers and directors as well as stockholders holding more than 5% of the outstanding common stock will enter into lock-up agreements with the underwriter that provides that they will not offer or sell, pledge, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of our securities for a period of twenty-four months from the date of this prospectus without the prior written consent of the underwriter.


     All the shares to be issued and outstanding after this offering, plus any additional shares sold upon exercise of the over-allotment option, will be freely tradeable without restriction or further registration under the Act, except for the shares and options held by the promoters and any shares purchased or held by a person who has a control relationship with Weststar, which will be subject to limitations of Rule 144. These shares are subject to a lock-up agreement with selected state securities departments and may not be released for sale until two years from the completion date of this offering, after which these shares may be released in quarterly increments of 2 1/2 % per quarter, with the remainder of such shares available for sale after the four year anniversary of the completion of this offering.

     All 1,915,833 shares may be resold under Rule 144 subject to the lock-up agreement. In general, under Rule 144, beginning 90 days after the completion of this offering, a person or persons, including an affiliate, whose shares are aggregated and who has satisfied a one year holding period including the period of any prior owner who is not an affiliate of ours, may sell, within any three month period, a number of shares which does not exceed the greater of:


     o    1% of the then outstanding shares of our common stock; or

     o the average weekly trading volume during the four calendar weeks preceding the sale

     Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and to the availability of current public information about us.

     Rule 144(k) also permits the sale of shares, without any volume limitations or manner of sale or public information requirements, by a person who is not an affiliate of ours and who has not been an affiliate of ours for at least the three months preceding the sale, and who has satisfied a two year holding period.



Indemnification of officers and directors

     Our bylaws provide that we shall indemnify our officers, directors, employees and other agents to the fullest extent permitted by Florida law. In addition, our certificate of incorporation provides that, to the fullest extent permitted by Florida law, our directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to us or our shareholders. This provision in the certificate of incorporation does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies including an injunction or other forms of non-monetary relief would remain available under Florida law. Each director will continue to be liable for breach of the director's duty of loyalty to us or our shareholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit and for improper distributions to shareholders. In addition, this provision does not affect a director's responsibilities under any other laws, including federal securities laws or state or federal environmental laws.

     We have been advised that in the opinion of the Securities and Exchange Commission, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

     There is no pending litigation or proceeding involving a director or officer as to which indemnification is or may be sought.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus, we have agreed to sell to the underwriters named below, for whom Kashner Davidson Securities Corporation is acting as representative, the following respective numbers of shares of common stock.

                                                                 Number of
     Underwriters                                                 Shares
     ------------                                                ---------
     Kashner Davidson Securities Corporation.................    1,000,000


                                                                 ---------
           Total.............................................
                                                                 =========

     The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of common stock may be terminated.

     Upon the completion of this offering and for a period of 24 months, officers, directors and stockholders who will own more than 5% of our issued and outstanding common stock after the offering are not permitted, without the prior consent of the underwriter, to publicly sell, offer or contract to sell or grant any option to purchase, transfer, assign or pledge, or otherwise encumber or dispose of any shares of our stock. In the event that our stock is assigned or transferred in a private sale, the assignee or transfer is also bound by the agreement.

     In addition, for a 12 month period we will not file a registration statement on Form S-8, except for the 1,000,000 shares issuable under our stock option plan, without Kashner Davidson Securities Corporation's consent.

     We and Kashner Davidson Securities Corporation will enter into a financial consulting agreement providing for Kashner Davidson Securities Corporation to act as management and financial consultant to us for a two-year period for a fee of $108,000 payable at the closing of this offering.

     We have granted Kashner Davidson Securities Corporation, for a period of not less than five years after the closing of the offering, the right to have Kashner Davidson Securities Corporation's designee present at meetings of the board of directors and each of its committees subject to our right to exclude the designee under particular circumstances. The designee will be entitled to the same notices and communications sent by us as we give to our directors and will attend directors' and committees' meetings, but will not be entitled to vote at these meetings. This designee will also be entitled to receive the same compensation payable to directors as members of the board of directors and its committees and all reasonable expenses in attending the meetings. Such compensation shall not be more than that received by other directors. As of the date of this prospectus, no designee has been selected.

Public offering price and dealers concession

     The underwriter proposes initially to offer the shares of common stock offered by this prospectus to the public at the public offering price per share set forth on the cover page of this prospectus and to some dealers, who are members of the National Association of Securities Dealers, Inc., at that price less a concession not in excess of $[ ] per share. The underwriters and the selling group members may not reallow any further discounts on sales to other broker/dealers. After the offering has been completed, the public offering price and concession and discount to dealers may be changed by the underwriter.

Over-allotment option

     We have granted the underwriter an option, which may be exercised within 45 days after the date of this prospectus, to purchase up to 150,000 additional shares of common stock to cover over-allotments, if any, at the initial public offering price, less the underwriting discount set forth on the cover page of this prospectus. If the underwriter exercise its over-allotment option to purchase any of these additional 150,000 shares of common stock, these additional shares will be sold by the underwriter on the same terms as those on which the shares offered by this prospectus are being sold. We will be obligated, under the terms of to the over-allotment option, to sell shares to the underwriter if the underwriter exercises their over-allotment option. The underwriter may exercise its over-allotment option only to cover over-allotments made in connection with the sale of the shares of common stock offered by this prospectus.

Non-accountable expense allowance

     We have agreed to pay the underwriter a non-accountable expense allowance of 3% of the gross proceeds derived from the sale of the shares of common stock underwritten, including the sale of any shares of common stock that the underwriter may sell to cover over-allotments, if any, of which $50,000 has been paid as of the date of this prospectus. We have also agreed to pay all expenses in connection with qualifying the common stock offered in this prospectus for sale under the laws of the states as Weststar and the underwriter may designate and registering the offering with the NASD, including filing fees and fees and expenses of counsel retained for these purposes.

Underwriting compensation

     The following table summarizes the compensation to be paid to the underwriter by us, which includes a 10% discount:

                                                             Total
                                                  ------------------------------
                                                      With            Without
                                     Per Share    Overallotment    Overallotment
                                     ---------    -------------    -------------
Underwriting discounts

   paid by us......................    $ .65        $ 650,000        $747,500


Indemnification of underwriter

     We have agreed to indemnify the underwriter and their controlling persons against some liabilities, as more fully set forth in the underwriting agreement, including liabilities under the Securities Act, and to contribute to payments the underwriter and their controlling person may be required to make.

     The underwriter has agreed to indemnify us, our officers and directors against some liabilities, as more fully set forth in the underwriting agreement, including liabilities under the Securities Act, and to contribute to payment the underwriter and their controlling persons may be required to make.

Underwriter's warrant


     Upon completion of this offering, we will sell to the underwriter, for its own accounts, a warrant covering an aggregate of up to 100,000 shares of common stock exercisable at a price of $10.725 per share. The underwriter will pay a price of $100 for the warrant. The underwriter will receive 100,000 shares if it exercises the warrant, commencing on the first anniversary of the date of this offering until the fifth anniversary of the date of this offering. The terms of the warrant require us to register the common stock for which the warrant is exercisable within one year from the date of the prospectus. This underwriter's warrant is not transferable by the warrant holders other than to officers and partners of the underwriter. The exercise price of the underwriter's warrant and the number of shares of common stock for which the warrant is exercisable are subject to adjustment to protect the warrant holders against dilution in specific events.


Stabilization and other transactions

     In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. These transactions effected in accordance with rule 104 of Regulation M under the Securities Exchange Act of 1934, which permits an underwriter to bid for, or purchase, common stock for the purpose of stabilizing the market price. The underwriter also may create a short position by selling more common stock in connection with this offering than they are committed to purchase from us, and may then purchase common stock in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in the paragraph is required, and, if they are undertaken, they may be discontinued at any time.

Discretionary accounts

     The underwriter has informed us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

Determination of offering price

     Before this offering, there has been no market for our common stock. Accordingly, the initial public offering price for the common stock was determined by negotiation between us and the underwriter. Among the factors considered in determining the initial public offering price were:

     o    our results of operations,

     o    our current financial condition,

     o    our future prospects,

     o    the state of the markets for our services,

     o    the experience of our management,

     o    the economics of our industry in general,

     o    the general condition of the equity securities market, and

     o the demand for similar securities of companies considered comparable to us.

                                  LEGAL MATTERS

     Particular legal matters that arise in connection with the offering will be passed upon for us by Sommer & Schneider LLP, 595 Stewart Avenue, Suite 710, Garden City, New York 11530. Particular legal matters that arise in connection with the offering will be passed upon for the underwriter by its counsel, Sichenzia, Ross & Friedman LLP, 135 West 50th Street, New York, New York 10020.

                                     EXPERTS

     The financial statements of Weststar Environmental, Inc. as of December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999, appearing in this prospectus and registration statement, have been audited by Horton & Company, L.L.C., Certified Public Accountants, as stated in their reports which appear elsewhere in this prospectus and in the registration statement, and are included in reliance upon the reports of Horton & Company, L.L.C. given upon their authority as experts in accounting and auditing.

     The financial statements of Pipeline Contractors, Inc., and Wealing Brothers, Inc. at and for the two years ended December 31, 1999 and Village Ventures, Inc. at and for the year ended December 31, 1999 appearing in this prospectus and registration statement have been audited by Reddish & White, C.P.A.'s, as stated in their reports which appear elsewhere in this prospectus and in the registration statement, and are included in reliance upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     Weststar will file reports, proxy statements and other information with the SEC. Those reports, proxy statements and other information may be obtained:

     o At the public reference room of the SEC, Room 1024- Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549;

     o At the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, NY 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

     o By writing to the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

     o From the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC.

     Weststar has filed with the SEC a registration statement under the Securities Act of 1933, for the common stock offered in this prospectus. This prospectus, which is a part of the registration statement, does not contain all the information set forth, or annexed as exhibits to, the registration statement, some portions of which have been omitted under the rules and regulations of the SEC. For further information with respect to Weststar and the common stock, reference is made to our registration statement, including exhibits, copies of which may be inspected and copied at the facilities of the SEC. Copies of the registration statement, including exhibits, may be obtained from the Public Reference Section of the SEC at the address listed in the paragraph above upon payment of the fee prescribed by the SEC. Information regarding the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

     Weststar intends to distribute to its stockholders annual reports containing financial statements audited and reported upon by its independent public accountants after the close of each fiscal year, and will make other periodic reports as we determine to be appropriate or as may be required by law. Weststar's fiscal year ends December 31 each year.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                               Page
                                                                                            ----------
WESTSTAR ENVIRONMENTAL, INC. AND SUBSIDIARIES
Independent Auditors' Report                                                                       F-2
Consolidated balance sheets as of December 31, 1999 and 1998 and September 30, 2000                F-3
Consolidated statements of operations for the years ended December 31, 1999
  and 1998 and for the nine-month periods ended September 30, 2000 and 1999                        F-4
Consolidated statements of stockholders' equity for the years ended December
  31, 1999 and 1998 and for the nine-month periods ended September 30, 2000 and 1999               F-5
Consolidated statements of cash flows for the years ended December 31, 1999
and 1998 and for the nine-month periods ended September 30, 2000 and 1999                          F-6
Notes to consolidated financial statements                                                    F-7-F-20

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Explanatory note relating to pro forma condensed consolidated financial information                F-21
Pro forma condensed consolidated balance sheet as of September 30, 2000 (unaudited)                F-22
Pro forma condensed consolidated statement of income for the nine-month period
  ended September 30, 2000 (unaudited)                                                             F-23
Pro forma condensed consolidated statement of income for the year ended
  December 31, 1999 (unaudited)                                                                    F-24
Notes to pro forma condensed consolidated financial statements (unaudited)                    F-25-F-26

PIPELINE CONTRACTORS, INC.
Independent Auditors' Report                                                                       F-27
Balance sheet as of December 31, 1999                                                              F-28
Statement of income and retained earnings for the year ended December 31, 1999                     F-29
Statement of cash flows for the year ended December 31, 1999                                       F-30
Notes to financial statements                                                                 F-31-F-37
Independent Auditors' Report                                                                       F-38
Balance sheet as of December 31, 1998                                                              F-39
Statement of income and retained earnings for the year ended December 31, 1998                     F-40
Statement of cash flows for the year ended December 31, 1998                                       F-41
Notes to financial statements                                                                 F-42-F-47
Statement of income for the period January 1, 2000 through March 9, 2000 (unaudited)               F-48
Statement of cash flows for the period January 1, 2000 through March 9, 2000 (unaudited)           F-49
Notes to financial statements                                                                 F-50-F-52

WEALING BROTHERS, INC.
Independent Auditors' Report                                                                       F-53
Balance sheet as of December 31, 1999                                                              F-54
Statement of income and retained earnings for the year ended December 31, 1999                     F-55
Statement of cash flows for the year ended December 31, 1999                                       F-56
Notes to financial statements                                                                 F-57-F-60
Independent Auditors' Report                                                                       F-61
Balance sheet as of December 31, 1998                                                              F-62
Statement of income and retained earnings for the year ended December 31, 1998                     F-63
Statement of cash flows for the year ended December 31, 1998                                       F-64
Notes to financial statements                                                                 F-65-F-68
Statement of income for the period January 1, 2000 through May 31, 2000 (unaudited)                F-69
Statement of cash flows for the period January 1, 2000 through May 31, 2000 (unaudited)            F-70
Notes to financial statements                                                                 F-71-F-72

VILLAGE VENTURES, INC.
Independent Auditors' Report                                                                       F-73
Balance sheet as of December 31, 1999                                                              F-74
Statement of income and retained earnings for the year ended December 31, 1999                     F-75
Statement of cash flows for the year ended December 31, 1999                                       F-76
Notes to financial statements                                                                 F-77-F-80
Balance sheet as of September 30, 2000 (unaudited)                                                 F-81
Statement of income for the nine-month period ended September 30, 2000 (unaudited)                 F-82
Statement of cash flows for the nine-month period ended September 30, 2000 (unaudited)             F-83
Notes to financial statements                                                                 F-84-F-87

                          INDEPENDENT AUDITORS' REPORT

The Stockholders
Weststar Environmental, Inc. and subsidiaries
Jacksonville, Florida

We have audited the accompanying consolidated balance sheets of Weststar Environmental, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Weststar Environmental, Inc. and subsidiaries as of December 31, 1999 and 1998, and the consolidated results of their operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                     HORTON & COMPANY, L.L.C.

March 8, 2000
Wayne, New Jersey

                          WESTSTAR ENVIRONMENTAL, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                                  December 31,
                                                         September 30,   ----------------------------
                                                            2000             1999            1998
                                                        -----------      -----------      -----------
                                                         (unaudited)
Current assets:
  Cash                                                  $    51,190      $   144,186      $    18,108
  Accounts receivable, net of allowances of $21,100
     in 2000, $35,000 in 1999, and $26,000 in 1998        1,136,081          134,408           75,884
  Prepaid expenses                                          156,824           69,175           43,777
  Due from affiliates                                        37,702             --               --
                                                        -----------      -----------      -----------

           Total current assets                           1,381,797          347,769          137,769

Property and equipment, net                               2,277,726        1,503,707        1,647,228

Deferred charges and other assets                         2,156,729          291,085          168,975
                                                        -----------      -----------      -----------

                                                        $ 5,816,252      $ 2,142,561      $ 1,953,972
                                                        ===========      ===========      ===========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable                                         $ 1,261,152      $   354,393      $    88,500
  Current portion of long-term debt                         488,868          315,496           66,036
  Current portion of capital lease obligations               93,071           82,949           63,201
  Accounts payable                                          696,154          289,425          361,248
  Accrued expenses                                          183,034           52,075          100,152
  Stockholder loans                                         569,687          331,001          340,697
                                                        -----------      -----------      -----------

           Total current liabilities                      3,291,966        1,425,339        1,019,834

Long-term debt, net of current portion                      383,181          235,862          551,357
Capital lease obligations, net of current portion            44,402           39,293          122,242
Other long-term liabilities                                 281,376             --               --
                                                        -----------      -----------      -----------

                                                          4,000,925        1,700,494        1,693,433
                                                        -----------      -----------      -----------
Stockholders' equity:
  Common stock, $.001 par value,
    10,000,000 shares authorized;
    1,882,500 shares issued, 1,832,500 shares
    outstanding in 2000
    1,694,000 shares issued, 1,644,000 shares
    outstanding in 1999
    1,690,000 shares issued and outstanding in 1998           1,883            1,694            1,690
  Additional paid-in capital                              1,379,442          140,898          139,902
  Treasury stock, 50,000 shares, at cost                    (12,500)         (12,500)            --
  Retained earnings                                         446,502          311,975          118,947
                                                        -----------      -----------      -----------

                                                          1,815,327          442,067          260,539
                                                        -----------      -----------      -----------

                                                        $ 5,816,252      $ 2,142,561      $ 1,953,972
                                                        ===========      ===========      ===========

                 See notes to consolidated financial statements

                                           WESTSTAR ENVIRONMENTAL, INC.
                                                 AND SUBSIDIARIES

                                       CONSOLIDATED STATEMENTS OF OPERATIONS


                                                         Nine-month period
                                                         ended September 30,          Year ended December 31,
                                                    ---------------------------     ---------------------------
                                                       2000            1999            1999           1998
                                                    -----------     -----------     -----------     -----------
                                                    (unaudited)     (unaudited)
Revenues                                            $ 2,860,375     $ 1,344,050     $ 1,726,614     $ 1,696,915
                                                    -----------     -----------     -----------     -----------

Direct costs:
  Labor and benefits                                    720,710         336,847         466,145         528,615
  Vehicle operating costs                               220,744         128,510         176,041         238,860
  Depreciation                                          181,515         179,074         237,469         260,956
  Insurance                                              61,999          41,711          39,206          91,584
  Materials                                             463,747            --              --              --
  Other                                                 368,237          99,122         226,993         113,952
                                                    -----------     -----------     -----------     -----------

                                                      2,016,952         785,264       1,145,854       1,233,967
                                                    -----------     -----------     -----------     -----------

Gross profit                                            843,423         558,786         580,760         462,948

Selling and administrative expenses                     451,330         378,972         285,054         330,489
                                                    -----------     -----------     -----------     -----------

Income from operations                                  392,093         179,814         295,706         132,459
                                                    -----------     -----------     -----------     -----------

Other expenses:
  Cost of delaying planned public offering                 --              --              --           204,088
  Interest expense                                      257,566          49,391         102,678          86,745
                                                    -----------     -----------     -----------     -----------

                                                        257,566          49,391         102,678         290,833
                                                    -----------     -----------     -----------     -----------

Net income (loss)                                   $   134,527     $   130,423     $   193,028     $  (158,374)
                                                    ===========     ===========     ===========     ===========


Pro Forma Information (Unaudited):

Historical income (loss) before income taxes        $   134,527     $   130,423     $   193,028     $  (158,374)

Pro forma income tax expense (benefit)                   47,000          45,600          66,000         (55,000)
                                                    -----------     -----------     -----------     -----------

Pro forma net income (loss)                         $    87,527     $    84,823     $   127,028     $  (103,374)
                                                    ===========     ===========     ===========     ===========

Pro forma earnings (loss) per share:
   Basic                                            $      0.05     $      0.05     $      0.08     $     (0.06)
                                                    ===========     ===========     ===========     ===========
   Diluted                                          $      0.05     $      0.05     $      0.08     $     (0.06)
                                                    ===========     ===========     ===========     ===========

Historical weighted average shares outstanding:
   Basic                                              1,763,095       1,690,000       1,673,951       1,666,630
                                                    ===========     ===========     ===========     ===========
   Diluted                                            1,827,194       1,754,099       1,690,849       1,666,630
                                                    ===========     ===========     ===========     ===========

                 See notes to consolidated financial statements


                                           WESTSTAR ENVIRONMENTAL, INC.
                                                 AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                  For the years ended December 31, 1999 and 1998
                         and for the nine-month periods ended September 30, 2000 and 1999

              (Information for the nine-month periods ended September 30, 2000 and 1999 is unaudited)


                                                    Common stock         Additional            Treasury stock
                                             ------------------------     paid-in           ---------------------        Retained
                                               Shares        Amount       capital           Shares        Amount         earnings
                                             ---------     ----------     ----------        -------     ----------      ----------
Balances at January 1, 1998                  1,500,000     $    1,500     $   92,592           --       $     --        $  277,321

Stock issued in satisfaction of fees           190,000            190         47,310           --             --              --

Net loss                                          --             --             --             --             --          (158,374)
                                             ---------     ----------     ----------         ------     ----------      ----------

Balances at December 31, 1998                1,690,000          1,690        139,902           --             --           118,947

Redemption of stock in
  adjustment of fees                              --             --             --           50,000        (12,500)           --

Stock issued in conjunction with
  issuance of debt                               4,000              4            996           --             --              --

Net income                                        --             --             --             --             --           193,028
                                             ---------     ----------     ----------         ------     ----------      ----------

Balances at December 31, 1999                1,694,000     $    1,694     $  140,898         50,000     $  (12,500)     $  311,975
                                             =========     ==========     ==========         ======     ==========      ==========

Balance at January 1, 1999                   1,690,000     $    1,690     $  139,902           --       $     --        $  118,947

Net income (unaudited)                            --             --             --             --             --           130,423
                                             ---------     ----------     ----------         ------     ----------      ----------

Balance at September 30, 1999                1,690,000     $    1,690     $  139,902           --       $     --        $  249,370
                                             =========     ==========     ==========         ======     ==========      ==========

Balance at January 1, 2000                   1,694,000     $    1,694     $  140,898         50,000     $  (12,500)     $  311,975

Stock issued in conjunction with
  issuance of debt (unaudited)                   6,000              6         44,227           --             --              --

Conversion feature of convertible debt
  (unaudited)                                     --             --          100,000           --             --              --

Stock issued in acquisition of Pipeline
  Contractors, Inc. (unaudited)                100,000            100        599,900           --             --              --

Stock issued in acquisition of Wealing
  Brothers, Inc. (unaudited)                    82,500             83        494,917           --             --              --

Net income (unaudited)                            --             --             --             --             --           134,527
                                             ---------     ----------     ----------         ------     ----------      ----------

Balance at September 30, 2000                1,882,500     $    1,883     $1,379,942         50,000     $  (12,500)     $  446,502
                                             =========     ==========     ==========         ======     ==========      ==========

                                  See notes to consolidated financial statements


                                           WESTSTAR ENVIRONMENTAL, INC.
                                                 AND SUBSIDIARIES

                                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                Nine-month period
                                                                ended September 30,         Year ended December 31,
                                                             ------------------------      ------------------------
                                                               2000           1999           1999           1998
                                                             ---------      ---------      ---------      ---------
                                                             (unaudited)    (unaudited)
Cash flows from operating activities:
  Net income (loss)                                          $ 134,527      $ 130,423      $ 193,028      $(158,374)
                                                             ---------      ---------      ---------      ---------
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities, net of
    effects of business combinations:
      Depreciation and amortization                            267,304        179,074        237,469        260,956
      Bad debts                                                   --             --            9,000         26,000
      Interest cost paid in stock                              143,733           --            1,000           --
      Accrued interest added to notes payable                   19,710           --           15,893           --
      Cost of delaying planned public offering                    --             --             --          204,088
      Changes in assets and liabilities:
        (Increase) decrease in accounts receivable            (218,817)       (39,507)       (67,524)       305,852
        (Increase) decrease in prepaid expenses                  4,705         (2,865)       (25,398)       (16,984)
        Increase (decrease) in accounts payable                132,095        (75,939)       (71,823)       (48,712)
        Increase (decrease) in accrued expenses                 (6,650)       (29,607)       (48,077)        55,747
                                                             ---------      ---------      ---------      ---------

               Total adjustments                               342,080         31,156         50,540        786,947
                                                             ---------      ---------      ---------      ---------

        Net cash provided by operating activities              476,607        161,579        243,568        628,573
                                                             ---------      ---------      ---------      ---------

Cash flows from investing activities:
  Capital expenditures                                        (218,329)       (26,127)       (93,948)      (146,266)
  Acquisition expenditures                                     (50,000)          --             --             --
  Deposit on investment                                        (50,000)          --             --             --
                                                             ---------      ---------      ---------      ---------

        Net cash used in investing activities                 (318,329)       (26,127)       (93,948)      (146,266)
                                                             ---------      ---------      ---------      ---------

Cash flows from financing activities:
  Deferred offering costs                                     (518,970)       (93,264)      (134,610)      (323,053)
  Repayment of notes payable                                   (52,247)          --             --          (36,563)
  Proceeds from notes payable                                  480,000        100,000        250,000           --
  Proceeds from long-term debt                                  50,000           --             --          160,000
  Loan payments to stockholders and affiliates                 (24,592)        (2,668)        (9,696)       (57,937)
  Principal payments on long-term debt                        (137,026)       (89,848)       (66,035)      (151,630)
  Principal payments on capital lease obligations              (48,439)       (42,230)       (63,201)       (57,249)
  Dividends paid                                                  --             --             --           (4,000)
                                                             ---------      ---------      ---------      ---------

          Net cash used in financing activities               (251,274)      (128,010)       (23,542)      (470,432)
                                                             ---------      ---------      ---------      ---------

          Net increase (decrease) in cash                      (92,996)         7,442        126,078         11,875

          Cash balance at beginning of period                  144,186         18,108         18,108          6,233
                                                             ---------      ---------      ---------      ---------

          Cash balance at end of period                      $  51,190      $  25,550      $ 144,186      $  18,108
                                                             =========      =========      =========      =========

                                  See notes to consolidated financial statements

                          WESTSTAR ENVIRONMENTAL, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1999 and 1998

          (Information for nine-month periods ended September 30, 2000 and 1999 is unaudited)

1.   Summary of significant accounting policies

     This summary of significant accounting policies of Weststar Environmental, Inc. and subsidiaries (the "Company") is presented to assist in understanding the consolidated financial statements. The consolidated financial statements and notes are representations of the management of Weststar Environmental, Inc. and subsidiaries which are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

          Principles of consolidation

     The consolidated financial statements include the accounts of Weststar Environmental, Inc. ("Weststar") and its wholly-owned subsidiaries, B&B Septic and Environmental Services, Inc. ("B&B"), Pipeline Contractors, Inc. ("Pipeline") and Wealing Brothers, Inc. ("Wealing"). Significant intercompany accounts and transactions have been eliminated. On February 16, 1998, Weststar acquired 100% of the issued and outstanding capital stock of B&B, thereby making B&B a wholly-owned subsidiary of Weststar. Prior to that date, Weststar and B&B were under common control since the stockholders of Weststar Environmental, Inc. also owned 100% of the stock of B&B Septic and Environmental Services, Inc.

     Effective March 10, 2000, the Company acquired Pipeline Contractors, Inc. ("Pipeline"). Pipeline is an underground utilities and site preparation construction contractor which does business in northern and central Florida. Under the terms of the agreement, Weststar acquired 100% of Pipeline's common stock in exchange for 100,000 shares of Weststar's common stock. In addition, Weststar entered into a $300,000 covenant not-to-compete agreement with the former shareholders of Pipeline, payable in the amount of $50,000 per year over five years. The business combination has been recorded as a purchase. Cost in excess of fair market value of net assets acquired has been recorded as goodwill.

     Effective June 1, 2000, the Company acquired Wealing Brothers, Inc. ("Wealing"). Wealing is engaged in site preparation, dredging, non-hazardous waste transportation and sludge recycling throughout the Indiana and Michigan area. Under the terms of the agreement, Weststar acquired 100% of Wealing's common stock in exchange for 82,500 shares of Weststar's common stock plus a $360,000 note, payable within one year. The business combination has been recorded as a purchase. Cost in excess of fair market value of net assets acquired has been recorded as goodwill.

          History and business activity

     Weststar Environmental, Inc. is a non-hazardous, liquid waste management company that provides waste management services to governmental, commercial and residential customers. These services include the removal, transport, treatment and disposal of bio-solids, food service grease and septic waste. B&B Septic and Environmental Services, Inc. engages in the installation, replacement and repair of commercial and residential waste disposal and waste water treatment systems. Plans to conduct a third area of business devoted to the recycling of non-hazardous waste materials are also being developed. At the present time, the Company's services are principally provided in the southeastern United States. The Company maintains its offices in Jacksonville, Florida. The Company owns real estate in Starke, Florida, which is principally used for repair work on the Company's vehicles and equipment and as a staging area for the Company's trucks. The Company also owns real estate in Deland, Florida, which is used for waste treatment and recycling operations.

     Pipeline Contractors, Inc. is engaged in road-related construction. The work is generally performed under fixed price contracts. Credit is extended to various customers throughout the North Central Florida area.

     Weststar Environmental, Inc. was incorporated under the laws of the State of Florida on June 26, 1990. B&B Septic and Environmental Services, Inc. was incorporated under the laws of the State of Florida on July 5, 1989.

          Concentration of credit risk

     Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and accounts receivable. The Company's policies do not require collateral to support accounts receivable. However, because of the diversity and credit worthiness of individual accounts which comprise the total balance, management does not believe that the Company is subject to any significant credit risk.

     At December 31, 1999, the Company had a balance in one bank which was approximately $40,000 in excess of the $100,000 limit insured by the FDIC. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk with regard to cash.

     At December 31, 1999, the Company had accounts receivable from two customers in the amount of $43,535, representing 30% of the consolidated accounts receivable balance at that date. At December 31, 1998, the Company had accounts receivable from four customers in the amount of $62,918, representing 85% of the consolidated accounts receivable at that date.

     Two customers accounted for approximately 53% of the Company's revenues during the year ended December 31, 1999, and 49% of the Company's revenues during the year ended December 31, 1998.

     Accounts receivable at September 30, 2000, includes $793,750 of construction contract receivables generated from the operations of the Company's wholly-owned subsidiary, Pipeline Contractors, Inc. Such construction contract receivables include $237,837 due from the Jacksonville Electric Authority. As is typical for the construction industry, construction contract receivables also include retainage in the amount of $171,611, and costs and estimated earnings in excess of billings on uncompleted contracts of $172,384. Because of the diversity and credit worthiness of individual accounts that comprise the balance of construction contract receivables, management does not believe that the Company is subject to any significant credit risk.

          Fair value of financial instruments

     The Company's receivables and payables are current and on normal terms and, accordingly, are believed by management to approximate fair value. Management also believes that notes payable, long-term debt and capital lease obligations approximate fair value when current interest rates for similar debt securities are applied.

          Property and equipment

     Property and equipment is carried at cost. Depreciation is provided on the straight-line method over the following estimated useful lives:

                                                         Years
                                                         -----
           Building and improvements                     15-40
           Machinery and equipment                        5-10
           Vehicles                                          5

     Depreciation expense was $237,469 and $260,956 for the years ended December 31, 1999 and 1998, respectively, and $199,919 and $179,074 for the nine-month periods ended September 30, 2000 and 1999, respectively.

     Maintenance, repairs and renewals which neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred. Gains or losses on dispositions of equipment are included in income.

          Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

          Pro forma information (unaudited)

     The statements of operations present pro forma information (unaudited) of income tax expense which would have been recorded had Weststar been a taxable corporation based on the tax laws in effect during the period and the resultant pro forma effect on net income (loss) and earnings (loss) per share.

          Earnings (loss) per share

     Basic earnings (loss) per share is calculated by dividing net income (loss) by the average number of common shares outstanding during the year. Diluted earnings per common share is calculated by adjusting outstanding shares, assuming conversion of all potentially dilutive stock options.

     The following table sets forth the calculation of basic and diluted earnings (loss) per share:


                                           Nine-month period ended
                                                 September 30,             Year ended December 31,
                                         ---------------------------     ---------------------------
                                            2000            1999            1999             1998
                                         -----------     -----------     -----------     -----------
                                         (unaudited)      (unaudited)
Basic:
   Pro forma net income (loss)           $    87,527     $    84,823     $   127,028     $  (103,374)
                                         -----------     -----------     -----------     -----------

   Weighted average shares
     outstanding during the period         1,763,095       1,690,000       1,673,951       1,666,630
                                         -----------     -----------     -----------     -----------

   Basic earnings (loss) per share       $      0.05     $      0.05     $      0.08     $     (0.06)
                                         ===========     ===========     ===========     ===========

Diluted:

   Net income (loss)                     $    87,527     $    84,823     $   127,028     $  (103,374)
                                         -----------     -----------     -----------     -----------

   Weighted average shares
     outstanding during the period         1,763,095       1,690,000       1,673,951       1,666,630

   Effect of dilutive securities:
     Stock options                            64,099          64,099          16,922            --
                                         -----------     -----------     -----------     -----------

                                           1,827,194       1,754,099       1,690,873       1,666,630
                                         -----------     -----------     -----------     -----------

   Diluted earnings (loss) per share     $      0.05     $      0.05     $      0.08     $     (0.06)
                                         ===========     ===========     ===========     ===========

          Supplemental statements of cash flows information

     Interest paid for the years ended December 31, 1999 and 1998 was $85,785 and $86,745, respectively. Interest paid for the nine-month periods ended September 30, 2000 and 1999 was $94,123 and $49,391, respectively.

     Noncash investing and financing activities consisted of the following:

     During the year ended December 31, 1998, dividends payable in the amount of $90,000 were converted to a stockholder loan. During the year ended December 31, 1998, the Company issued 190,000 shares of its common stock to various professionals and consultants in satisfaction of $47,500 in fees. During the year ended December 31, 1999, 50,000 shares of stock issued in satisfaction of $12,500 of fees was returned to the Company as treasury stock.

               Amortization

     Amortization of the covenant not to compete is computed using the straight-line method over five years. Amortization of goodwill is computed using the straight-line method over fifteen years.

2.   Property and equipment

     The following is a summary of property and equipment:


                                                                     December 31,
                                             September 30,   -------------------------
                                                 2000           1999           1998
                                             -------------   ----------     ----------
                                              (unaudited)
          Land, building and improvements     $  720,336     $  664,693     $  607,107
          Machinery and equipment              2,434,436        433,867        420,512
          Vehicles                             1,497,327      1,591,698      1,568,692
                                              ----------     ----------     ----------
                                               4,652,099      2,690,258      2,596,311
          Less:  accumulated depreciation      2,374,373      1,186,551        949,083
                                              ----------     ----------     ----------

                                              $2,277,726     $1,503,707     $1,647,228
                                              ==========     ==========     ==========

     Property and equipment includes equipment under capital leases of $237,470 at December 31, 1999 and 1998. Accumulated depreciation on equipment under capital leases was $106,377 and $80,888 at December 31, 1999 and 1998, respectively.

3.   Deferred charges and other assets

     Deferred charges and other assets consist of the following:


                                                                     December 31,
                                             September 30,   -------------------------
                                                 2000           1999           1998
                                             -------------   ----------     ----------
                                              (unaudited)
          Deferred offering costs             $  715,620     $  278,867     $  157,013
          Goodwill                             1,139,168           --             --
          Covenant not to compete                300,000           --             --
          Deposit                                 50,000           --             --
          Other                                   19,326         12,218         11,962
                                              ----------     ----------     ----------

                                               2,224,114        291,085        168,975
          Less:  accumulated amortization         67,385           --             --
                                              ----------     ----------     ----------

                                              $2,156,729     $  291,085     $  168,975
                                              ==========     ==========     ==========

     Costs incurred in connection with the Company's planned public offering of its common stock have been capitalized as deferred offering costs. If such offering is successful, the costs will be charged against the proceeds of the offering. If such offering is not successful, such costs will be expensed.

4.   Notes payable

     Notes payable consist of the following:


                                                                                                 December 31,
                                                                         September 30,      ---------------------
                                                                             2000             1999         1998
                                                                         -------------      --------      -------
                                                                          (unaudited)
     Unsecured demand note payable to a corporation owned by one of the Company's stockholders. Interest is at 18%. The balance
     includes unpaid interest.                                             $   96,875       $100,875      $88,500

     Unsecured notes payable to an individual. The notes are dated
     June 1999 and December 1999. Payment of interest only at 10.5% is
     due semi-annually. The balance includes unpaid interest.                 210,530        201,330         --

     Unsecured notes payable to individuals within one year or
     completion of public offering. The notes are dated July 1999 through March 2000 and have interest rates ranging from 8.5% to
     10.5%. The balance includes unpaid interest.                             314,617         52,188         --

     Line of credit to a bank with interest at 1% over prime. The line
     of credit is secured by the Company's property and equipment.             47,130          --            --

     Note payable to an individual which is due December 2000. The note, dated May 2000, is secured by the Company's accounts receivable and can be convertible into equity at the holder's discretion. While the note bears no stated interest, the imputed annual interest rate is 133%, based on the beneficial conversion
     features described in Note 14.                                           152,000          --            --

     Unsecured notes payable to the former stockholders of Wealing
     Brothers, Inc. (Note 14). The note, dated June 1, 2000, is payable within one year or completion of the public offering,
     with interest at 8.5%.                                                   360,000          --            --

     Unsecured notes payable to two individuals. The notes, dated
     August 2000, are payable on or before November 2000, with
     interest at 18%                                                           80,000          --            --
                                                                           ----------       --------      -------

                                                                           $1,261,152       $354,393      $88,500
                                                                           ==========       ========      =======

5.   Long-term debt

     Long-term debt consists of the following:


                                                                                                 December 31,
                                                                         September 30,      ---------------------
                                                                             2000             1999         1998
                                                                         -------------      --------      -------
                                                                          (Unaudited)
     Mortgage payable to a bank in 59 monthly installments of $3,390, including interest at 10%, through September 2000. The mortgage
     is secured by the Company's real property in Deland, Florida.           $248,809       $259,999      $272,026

     Mortgage payable to a bank in 60 monthly installments of $1,684, including interest at 9.5%, with the remaining principal balance due in June 2003. The mortgage is secured by the Company's real
     property in Starke, Florida.                                             142,375        152,432       157,444

     Unsecured note payable to an individual in 150 monthly
     installments of $1,000, including interest at 7%, through
     September 2006.                                                           70,584         71,584        74,210

     Notes payable to banks in monthly installments of $6,036 through
     November 2000 and the unpaid balance of interest due in December
     2000. Installments include interest at a rate of 7.5%. The notes
     are secured by the Company's property and equipment.                     176,830           --            --

     Notes payable to various banks in monthly installments of $2,953, including interest between 9.0% and 9.5%, through March 2001.
     These notes are secured by the Company's property and equipment.          26,229           --            --

     Note payable to a bank in monthly installments of $2,176,
     including interest at 11.0% through October 2004. The note is
     secured by equipment.                                                     86,074           --            --

     Note payable to a bank in monthly installments of $1,645,
     including interest at 6%, through June 2003. The note is secured
     by equipment.                                                             49,936           --            --

     Notes payable to various banks in monthly installments of $6,723, including effective interest between 8.75% and 12%, through April
     2002. These notes are secured by machinery, equipment and
     vehicles.                                                                 71,212          67,343      113,713
                                                                             --------        --------     --------

                                                                              872,049         551,358      617,393
     Less: current portion of long-term debt                                  488,868         315,496       66,036
                                                                             --------        --------     --------

     Long-term debt, net of current portion                                  $383,181        $235,862     $551,357
                                                                             ========        ========     ========

     Following are maturities of long-term debt as of December 31, 1999:

              Year ending
              December 31,
              ------------
                2000                             $315,496
                2001                               37,166
                2002                               23,280
                2003                              141,249
                2004                                9,923
                Thereafter                         24,244
                                                 --------

                                                 $551,358
                                                 ========

6.   Other long-term liabilities

     Other long-term liabilities consist of obligations arising from a 1994 bankruptcy reorganization of Pipeline Contractors, Inc. The obligations include $170,079 of payroll taxes payable under an agreement with the Internal Revenue Service, in monthly installments of $1,373 over 63 months and $2,825 over 51 months. Payments include interest at 8.0%. Other long-term liabilities also include a court-ordered repayment of $196,065, payable in monthly installments of $3,333 over 59 months without interest. $76,330 of other long-term liabilities is included in accounts payable.

7.   Capital lease obligations

     The Company leases machinery and equipment under capital leases expiring in various years through 2002. The leases have effective interest rates ranging between 9.5% and 11%. The assets and liabilities under capital lease obligations are recorded at the lower of the present values of the minimum lease payments or their fair values of the assets. The assets are included in property and equipment and are depreciated over their estimated useful lives.

     As of December 31, 1999, minimum future lease payments under capital lease obligations are as follows:

                   Year ending
                  December 31,
                  ------------
                     2000                                     $ 89,365
                     2001                                       36,270
                     2002                                        3,023
                                                              --------

                  Total minimum lease payments                 128,658

                  Less: amounts representing interest           (6,416)
                                                              --------

                  Net minimum lease payments                   122,242

                  Less: current portion                        (82,949)
                                                              --------

                                                              $ 39,293
                                                              ========

8.   Stockholder loans

     Stockholder loans consist of unsecured, non-interest bearing demand loans payable to various stockholders.

9.   Commitments and contingencies

          Lease agreements

     The Company leases office space under an operating lease which commenced September 1997 and runs through August 2000. A portion of the obligation is assumed by an affiliate, pursuant to an oral sub-lease agreement. Rent expense for office space, net of the sub-lease, totalled $8,589 and $4,888 for the years ended December 31, 1999 and 1998, respectively.

     In addition, the Company leased a vehicle under an operating lease which runs through the year 2002.

     Minimum annual rental payments under these operating leases are as follows:

          Year ending
          December 31,                                Office          Vehicle
          ------------                               -------          -------
               2000                                  $15,177          $ 8,200
               2001                                     --              8,200
               2002                                     --              4,784
                                                     -------          -------

                                                     $15,177          $21,184
                                                     =======          =======

          Public offering

     Weststar Environmental, Inc. is in the process of preparing a registration statement under The Securities Act of 1933. Under the terms of the proposed registration, Weststar would offer 1,000,000 shares of its .001 par value common stock for sale at a purchase price of between $6.00 and $6.50 per share. It is anticipated that these shares will be offered by the underwriters on a firm commitment basis. If successful, the offering would provide Weststar with approximately $5,200,000 in proceeds, net of underwriting discounts and commissions. Upon the successful completion of the planned offering, Weststar would revoke its election to be treated as an S corporation (Note 10). Amounts advanced for this registration will be charged to capital upon completion of the registration. In late 1998, the Company delayed its planned initial public offering. The Company recorded a charge of $204,088 representing costs for which no future benefit would be realized as a result of the delay.

          Government regulation

     Substantially all of the Company's operations are subject to federal, state and local regulations relating to the disposition of environmentally-sensitive waste. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal, state and local requirements.

          Hauling services contract

     On June 5, 1998, Weststar signed an amendment to its contract with Jacksonville Electric Authority ("JEA"). Under the terms of the contract amendment, Weststar will provide biosolids hauling services to JEA for the three-year period ending September 30, 2001 at annual fees not to exceed $1,250,000 per year. Such limitation does not apply to other services Weststar provides to JEA on an emergency basis. The agreement may not be rebid to other contractors during the term of the contract.

10.  Income taxes

     B&B Septic and Environmental Services, Inc. is a corporation subject to Federal and State income taxes. As of December 31, 1999, B&B has net operating losses of approximately $52,000 available for carryforward until their expiration in the years 2010 and 2011.

     During the years ended December 31, 1999 and 1998, Weststar elected to be treated as an S Corporation under the provisions of the Internal Revenue Code and similar provisions of state tax laws. As an S Corporation, the net income or loss of Weststar is reportable by the stockholders who are responsible for any income taxes thereon. Therefore, no provision for income taxes on the income of Weststar has been included in these financial statements.

     If it successfully completes the intended public offering of its common stock during 2000, Weststar will voluntarily revoke its election to be treated as an S Corporation, thereby becoming a taxable entity. As a result, a deferred income tax liability would be recorded and a deferred income tax expense recognized for the year in which the election is terminated based on accumulated temporary differences existing at that date.

     The deferred income tax effect of revoking the S Corporation election, based on accumulated temporary differences existing as of December 31, 1999 are as follows:

                                                      Current      Noncurrent

          Deferred tax assets                        $118,050         $   --
          Deferred tax liabilities                    (67,226)         (72,562)
                                                     --------         --------

          Net deferred tax assets (liabilities)      $ 50,824         $(72,562)
                                                     ========         ========

     Deferred income taxes reflect temporary differences in reporting assets and liabilities for financial accounting and income tax purposes. These temporary differences arise from the use of the accrual method of accounting for financial statements and the cash method for taxes, from different depreciation methods used for financial statement and income tax purposes and from tax loss carryforwards.

11.  Stockholders' equity

          Recapitalization

     On February 16, 1998, Weststar authorized a recapitalization of its equity structure to provide for 10,000,000 authorized shares at a par value of $.001. Simultaneous therewith, Weststar authorized a 15-for-1 stock split to existing shareholders, resulting in a total of 1,500,000 shares issued and outstanding. The capital structure of Weststar has been retroactively restated for all periods presented to reflect the above changes.

          Stock issuance

     During February 1998, Weststar issued 190,000 shares of its common stock to various professionals and consultants in payment for their services. Such compensation was recorded at $47,500, based on the estimated fair value of the stock at the date of issuance. During 1999, 50,000 shares of stock issued in satisfaction of $12,500 of fees were returned to the Company as treasury stock.

          Warrants

     In conjunction with the issuance of $500,000 of notes payable to individuals described in Note 4, the Company has issued a total of 16,667 warrants as additional consideration. Such warrants may be exercised to purchase shares of the Company's common stock at 140% of offering price of the Company's planned public offering.

12.  Stock option plan

     The Weststar Environmental, Inc. 1997 Nonstatutory Stock Option Plan (the "Plan"), which was adopted by the Company's Board of Directors (the "Board") in April 1997 covers up to 1,000,000 shares of the Company's common stock which are issuable upon the exercise of a like number of options. The purpose of the plan is to enable the Company to encourage eligible plan participants to contribute to the success of the Company by granting such individuals stock options. Options granted under the Plan are not intended to qualify as "incentive stock options" as defined in Section 422A of the Internal Revenue Code of 1986, as amended. The plan is presently administered by the Board. The eligible participants under the plan are determined at the discretion of the Board. Subject to express provisions of the plan, the Board has the complete discretion and power to determine from among eligible persons those to whom options may be granted, the time or times at which options may be granted, the option price, the number of shares of Common Stock to be subject to each option and the duration of the options. Options may be granted under the Plan from time to time until April 27, 2007 or such earlier date as may be determined by the Board. On April 28, 1997 the Company issued an aggregate of 487,500 Plan options including 75,000 options which were issued to the named executive. 460,000 of such options are exercisable at $5 per share and the other 27,500 options are exercisable at $.001 per share. 207,500 of the Plan options are exercisable at any time during the four-year period commencing April 28, 1998. The other 280,000 Plan options are exercisable at any time during the four-year period commencing January 1, 1999. During 1999, the above plan grant was reduced to a total of 300,000 options. Each of the individual grants were reduced on a pro-rata basis. As a result, 283,078 options are exercisable at $5 per share and 16,922 are exercisable at $.001 per share. No determinations have been made regarding the persons to whom options will be granted in the future or the option exercise prices.

13.  Planned acquisition

     During 1999, the Company signed a letter of intent to acquire Village Ventures, Inc. ("Village"). Village is engaged in site preparation, underground utilities and residential and commercial sewage systems throughout northern and central Florida. Under the terms of the proposed agreement, Weststar would acquire 100% of the common stock of Village in exchange for 83,333 shares of Weststar's common stock. In addition, Weststar would pay the sellers between $800,000 and $900,000 in cash upon closing of the planned public offering, dependent upon the amount of debt assumed.

14.  interim financial information (unaudited)

          Convertible promissory note

     On May 23, 2000, the Company entered into a secured convertible promissory note in the amount of $150,000, which is payable December 31, 2000. The note, which bears no nominal rate of interest, is secured by the Company's accounts receivable. The note is convertible, at the option of the holder, into 150,000 shares of the Company's common stock. In accordance with EITF Issue 98-5, the conversion feature has been valued at the difference between the expected $6 offering price of the Company's common stock and the $1 per share conversion price, not to exceed the $150,000 of proceeds received. The value of the conversion feature is being amortized over a six-month period. Interest expense related to the value of the conversion feature was $100,000 for the nine-month period ended September 30, 2000. Based on the value of the conversion feature, the imputed interest rate of the note is 133%.

          Promissory notes

     During January through March 2000, the Company entered into a series of unsecured promissory notes totaling $250,000. The notes bear interest between 8.5% and 10.5% and are payable one year from the date of issuance or upon effectiveness of the Company's planned registration statement, whichever is earlier. As additional consideration, the Lenders received a total of 8,000 shares of the Company's common stock. The shares issued have been valued at $48,000 based on the expected $6 per share offering price of the Company's common stock. This additional interest cost is being amortized over a period of nine to ten months. Additional interest expense related to the value of the shares issued totaled $37,733 for the nine-month period ended September 30, 2000. In addition, upon completion of the Company's initial public offering, the Lenders shall receive warrants to purchase 8,333 shares of the Company's common stock at 140% of the IPO price and fees of $16,000.

          Business combinations

     Effective March 10, 2000, the Company acquired Pipeline Contractors, Inc. ("Pipeline"). Pipeline is a road-related construction contractor which does business in northern and central Florida. Under the terms of the agreement, Weststar acquired 100% of Pipeline's common stock in exchange for 100,000 shares of Weststar's common stock. In addition, Weststar entered into a $300,000 covenant not-to-compete agreement with the former shareholders of Pipeline, payable in the amount of $50,000 per year over five years. The business combination has been recorded as a purchase. Cost in excess of fair market value of net assets acquired has been recorded as goodwill.

     Effective June 1, 2000, the Company acquired Wealing Brothers, Inc. ("Wealing"). Wealing is engaged in site preparation, dredging, non-hazardous waste transportation and sludge recycling throughout the Indiana and Michigan area. Under the terms of the agreement, Weststar acquired 100% of Wealing's common stock in exchange for 82,500 shares of Weststar's common stock plus a $360,000 note, payable within one year. The business combination has been recorded as a purchase. Cost in excess of fair market value of net assets acquired has been recorded as goodwill.

     The following unaudited information has been prepared on a pro forma basis as if the businesses of Pipeline and Wealing had been acquired as of the beginning of the year ended December 31, 1999:

         Revenues                                              $6,458,160
                                                               ==========

         Net income                                            $  656,598
                                                               ==========

         Pro forma income taxes                                $  229,809
                                                               ==========

         Pro forma net income                                  $  426,789
                                                               ==========

         Basic earnings per share                              $     0.23
                                                               ==========

         Weighted average common shares                         1,856,451
                                                               ==========

     The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the Pipeline and Wealing acquisitions been consummated as of the beginning of the period presented, nor are they necessarily indicative of future operating results.

     Revenues from construction contracts are recognized on the percentage-of-completion method, measured by management's estimate of the percentage of total costs incurred to-date to estimated total contract costs for each contract.

     Contract costs include all direct material and labor and those indirect costs related to contract performance. Changes in job performance, job conditions, estimated profitability, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     Accounts receivable from construction contracts includes revenues recognized in excess of amounts billed.

          Segment information

     Effective with the acquisition of Pipeline on March 10, 2000, Weststar has two reportable segments: waste management and construction. The waste management segment provides non-hazardous, liquid waste management services and engages in installation and repair of waste disposal and waste water treatment systems for governmental, commercial and residential customers. The construction segment is engaged in underground utilities and site preparation construction.

     The accounting policies of the segments are the same as described in the summary of significant accounting policies. There were no inter-segment sales or transfers during the periods presented.

     The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. The businesses have been acquired as a unit, and the management at the time of the acquisition has been retained.

     The following is a summary of segment revenues, expenses, profit or loss and assets:


         Nine-month period ended                 Waste
           September 30, 2000                  Management       Construction        Total
     --------------------------------          ----------       ------------      ----------
     Revenues                                  $1,305,069        $1,555,306       $2,860,375
     Interest expense                          $  229,907        $   27,659       $  257,566
     Depreciation and amortization             $  226,604        $   40,700       $  267,304
     Segment profit (loss)                     $  (61,130)       $  195,657       $  134,527
     Segment assets                            $4,679,300        $1,166,142       $5,845,442
     Expenditures for segment assets           $  218,329        $     --         $  218,329

                          WESTSTAR ENVIRONMENTAL, INC.
                                AND SUBSIDIARIES

        Pro Forma Condensed Consolidated Financial Statements (Unaudited)

The following pro forma condensed consolidated financial statements have been prepared to give effect to the offering and the acquisition of Village Ventures, Inc. ("Village"), as if the transactions had taken place at September 30, 2000 for the pro forma condensed consolidated balance sheet, and to give effect to the offering and the acquisitions of Village, Wealing Brothers, Inc. ("Wealing") and Pipeline Contractors, Inc. ("Pipeline"), as if the transactions had taken place at January 1, 1999 for the pro forma condensed consolidated statements of income for the year ended December 31, 1999 and as of January 1, 2000 for the nine-month period ended September 30, 2000.

The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of Weststar Environmental, Inc. and subsidiaries.


                                           WESTSTAR ENVIRONMENTAL, INC.
                                                 AND SUBSIDIARIES

                                  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                    (UNAUDITED)

                                                September 30, 2000

                                                      ASSETS

                                                    Historical Financial Statements
                                           -----------------------------------------------------        Pro forma      Pro forma
                                             Weststar       Pipeline*   Wealing*        Village        Adjustments    Consolidated
                                           -----------      ---------   --------     -----------       -----------    ------------
Current assets:
  Cash                                     $    51,190       $ --        $ --        $    51,582 (a)   $ 1,688,881    $ 1,791,653
  Accounts receivable                        1,136,081         --          --            111,560              --        1,247,641
  Inventories                                     --           --          --             25,335              --           25,335
  Prepaid expenses                             156,824         --          --              5,625              --          162,449
  Due from affiliates                           37,702                     --               --                --           37,702
                                           -----------       ------      ------      -----------       -----------    -----------

    Total current assets                     1,381,797         --          --            194,102         1,688,881      3,264,780
                                           -----------       ------      ------      -----------       -----------    -----------

Property and equipment, net                  2,277,726         --          --            857,470              --        3,135,196
                                           -----------       ------      ------      -----------       -----------    -----------

Other assets:
  Deferred charges                              69,326         --          --             17,280 (b)       (50,000)        36,606
  Deferred offering costs                      715,620         --          --               --   (c)      (715,620)          --
  Goodwill                                   1,139,168         --          --               --   (b)     1,331,476      2,470,644
  Covenant not-to-compete                      300,000         --          --               --                --          300,000
  Accumulated amortization                     (67,385)        --          --               --                --          (67,385)
                                           -----------       ------      ------      -----------       -----------    -----------

    Total other assets                       2,156,729         --          --             17,280           565,856      2,739,865
                                           -----------       ------      ------      -----------       -----------    -----------

    Total assets                           $ 5,816,252       $ --        $ --        $ 1,068,852       $ 2,254,737    $ 9,139,841
                                           ===========       ======      ======      ===========       ===========    ===========

                                                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable                            $ 1,261,152       $ --        $ --        $      --   (a)   $(1,261,152)   $      --
  Current maturities of
    long-term debt                             581,939         --          --            207,433 (a)      (581,939)       207,433
  Accounts payable                             696,154         --          --             69,598              --          765,752
  Accrued expenses                             183,034         --          --             74,304              --          257,338
  Stockholder loans                            569,687         --          --              6,426 (a)      (569,687)         6,426
                                           -----------       ------      ------      -----------       -----------    -----------

    Total current liabilities                3,291,966         --          --            357,761        (2,412,778)     1,236,949
                                           -----------       ------      ------      -----------       -----------    -----------

Long-term debt, net of current
  maturities                                   427,583         --          --            607,311 (a)      (275,583)       759,311
Other long-term liabilities                    281,376         --          --               --                --          281,376
                                           -----------       ------      ------      -----------       -----------    -----------

                                              708,959          --          --            607,311          (275,583)     1,040,687
                                           -----------       ------      ------      -----------       -----------    -----------

    Total liabilities                        4,000,925         --          --            965,072        (2,688,361)     2,277,636
                                           -----------       ------      ------      -----------       -----------    -----------

Stockholders' equity:
  Common stock                                   1,883         --          --               800 (c)            283          2,966
  Additional paid-in capital                 1,379,442         --          --            16,515 (c)      5,029,280      6,425,237
  Treasury stock                               (12,500)        --          --               --                --          (12,500)
  Retained earnings                            446,502         --          --            86,465 (c)         86,465        446,502
                                           -----------       ------      ------      -----------       -----------    -----------

     Total stockholders' equity              1,815,327         --          --            103,780         4,943,098      6,862,205
                                           -----------       ------      ------      -----------       -----------    -----------

     Total liabilities and
       stockholders' equity                $ 5,816,252       $ --        $ --        $ 1,068,852       $ 2,254,737    $ 9,139,841
                                           ===========       ======      ======      ===========       ===========    ===========


* No balances are shown since the balance sheets of Pipeline and Wealing are already included in the September 30, 2000 consolidated balance sheet of Weststar.

       See notes to pro forma condensed consolidated financial statements


                                           WESTSTAR ENVIRONMENTAL, INC.
                                                 AND SUBSIDIARIES

                               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                    (UNAUDITED)

                                    Nine-month period ended September 30, 2000

                                                   Historical Financial Statements
                                        ------------------------------------------------------         Pro forma     Pro forma
                                         Weststar       Pipeline       Wealing       Village          Adjustments   Consolidated
                                         ---------    -----------   -----------   ------------         ----------    -----------
Revenues                                $2,860,375      $ 449,881     $ 494,276    $ 1,396,885         $     --      $ 5,201,417

Direct costs                             2,016,952        396,065       238,606        759,625 (d)         30,000      3,441,248
                                        ----------      ---------     ---------    -----------         ----------    -----------

Gross profit                               843,423         53,816       255,670        637,260            (30,000)     1,760,169

Selling and administrative expenses        451,330         17,899       185,264        461,206 (e)        101,147      1,216,846
                                        ----------     ----------     ---------    -----------         ----------    -----------

Income from operations                     392,093         35,917        70,406        176,054           (131,147)       543,323

Interest expense                           257,566          3,884         8,379         54,870 (f)         12,750        337,449
                                         ---------    -----------   -----------    -----------         ----------    -----------

Income before income taxes                 134,527         32,033        62,027        121,184           (143,897)       205,874

Income taxes                                  --             --            --           42,414 (g)         29,641          72,05
                                        ----------      ---------     ----------   -----------         ----------   ------------

Net income                              $  134,527      $  32,033     $  62,027    $    78,770         $ (173,540)   $   133,818
                                        ==========      =========     =========    ===========         ==========    ===========

Income before income taxes              $  134,527                                                                   $   205,874

Pro forma income taxes                      47,000                                                                        72,056
                                        ----------                                                                   -----------

Pro forma net income                    $   87,527                                                                   $   133,818
                                        ==========                                                                   ===========

Pro forma earnings per share            $     0.05                                                                   $      0.05
                                        ==========                                                                   ===========

Weighted average shares outstanding      1,763,095                                                                     2,846,428
                                        ==========                                                                   ===========


       See notes to pro forma condensed consolidated financial statements


                                           WESTSTAR ENVIRONMENTAL, INC.
                                                 AND SUBSIDIARIES

                               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                    (UNAUDITED)

                                           Year ended December 31, 1999

                                                Historical Financial Statements
                                        ------------------------------------------------------          Pro forma       Pro forma
                                         Weststar        Pipeline      Wealing       Village           Adjustments     Consolidated
                                        ----------      ---------     ---------     ----------         -----------     ------------
Revenues                                $1,726,614     $3,375,356    $1,356,190     $2,013,748         $      --        $8,471,908

Direct costs                             1,145,854      2,991,036       874,464      1,383,945  (d)         80,000       6,475,299
                                        ----------      ---------     ---------     ----------         -----------      ----------

Gross profit                               580,760        384,320       481,726        629,803             (80,000)      1,996,609

Selling and administrative expenses        285,054         74,019       242,205        345,973  (e)        198,402       1,145,653
                                        ----------      ---------     ---------     ----------         -----------      ----------

Income from operations                     295,706        310,301       239,521        283,830            (278,402)        850,956

Interest expense                           102,678         16,309        19,637         90,913  (f)         17,000         246,537
                                        ----------      ---------     ---------     ----------         -----------      ----------

Income before income taxes                 193,028        293,992       219,884        192,917            (295,402)        604,419

Income taxes                                  --             --          69,988           --   (g)         134,587         204,575
                                        ----------      ---------     ---------     ----------         -----------      ----------

Income before extraordinary item           193,028        293,992       149,896        192,917            (429,989)        399,844

Gain on debt extinguishment                   --          166,091          --             --   (g)         (58,132)        107,959
                                        ----------      ---------     ---------     ----------         -----------      ----------

Net income                              $  193,028     $  460,083    $  149,896     $  192,917         $  (488,121)     $  507,803
                                        ==========     ==========    ==========     ==========         ===========      ==========


Income before income taxes              $  193,028                                                                      $  604,419

Pro forma income taxes                      66,000                                                                         204,575
                                        ----------                                                                      ----------

Pro forma income before extraordinary
   item                                    127,028                                                                         399,844

Gain on debt extinguishment                   --                                                                           107,959
                                        ----------                                                                      ----------

Pro forma net income                    $  127,028                                                                      $  507,803
                                        ==========                                                                      ==========

Pro forma earnings per share:
   Income before extraordinary item     $     0.08                                                                      $     0.14
   Extraordinary item                         --                                                                              0.03
                                        ----------                                                                      ----------

   Net income                           $     0.08                                                                      $     0.17
                                        ==========                                                                      ==========

Weighted average shares outstanding      1,673,951                                                                       2,939,784
                                        ==========                                                                      ==========


       See notes to pro forma condensed consolidated financial statements

                          WESTSTAR ENVIRONMENTAL, INC.
                                AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

     The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of September 30, 2000 and the pro forma condensed consolidated statements of income for the nine-month period ended September 30, 2000. We do not assume any interest income on the excess proceeds of the offering.

     (a) Reflects increases in cash as a result of the sale of 1,000,000 shares of common stock at $6.50 per share or $6,500,000, and deducting the underwriting discount and related expenses of $845,000. Also, reflects the acquisition of Village Ventures, Inc. and the retirement of certain indebtedness of the Company and that of the company to be acquired.


          Cash:
            Estimated proceeds, net                                             $ 5,262,500
            Repayment of unsecured notes payable                    (901,152)
            Repayment of long-term debt, including current
                 portion of long-term debt                          (857,522)
            Repayment of stockholder loans                          (569,687)
            Acquisition of Village Ventures, Inc., including
                 related expenses                                   (885,258)
            Payment of debt arising from acquisition of
                 Wealing Brothers, Inc.                             (360,000)
                                                                    --------
                                                                                 (3,573,619)
                                                                                -----------
                                                                                $ 1,688,881
                                                                                ===========

     (b) The following pro forma adjustments reflect the elimination of the investment in Village. The acquisition is accounted for as purchases and the assets have been accounted for at their estimated fair value. The excess of the total acquisition cost over the estimated fair value is included in intangibles. The pro forma acquisition and adjustments are summarized as follows:

          Village Ventures, Inc.

          Reflects the issuance of 83,333 shares of Weststar's common stock to purchase all outstanding shares of Village Ventures, Inc. The share issuance has been recorded at the estimated fair value of $6.00 per share. The acquisition of Village is accounted for as a purchase and the assets have been accounted for at their fair value. The excess of the total acquisition cost over the estimated fair value is included in intangibles.


          Stock purchase price                                             $ 499,998
          Cash payments                                                       50,000
          Payment of note payable                                            885,258
                                                                           ---------

                                                                                         1,435,256

          Less: adjusted net assets acquired                                               103,780
                                                                                        ----------
          Excess cost of net assets acquired over estimated fair value                  $1,331,476
                                                                                        ==========

     (c) Reflects the pro forma adjustments and transactions relating to stockholders' equity as a result of the following:


          Common stock:
            Proceeds from the offering                                    $     1,000
            Stock issued in acquisitions                                           83
            Elimination of common stock of Village                               (800)
                                                                          -----------

                                                                          $       283
                                                                          ===========
          Additional paid-in capital:
            Proceeds from the offering                                    $ 6,499,000
            Stock issued in acquisitions                                      499,915
            Elimination of additional paid-in capital of Village              (16,515)
            Offering costs                                                 (1,953,120)
                                                                          -----------

                                                                          $ 5,029,280
                                                                          ===========
         Retained earnings:
            Elimination of retained earnings of Village                   $   (86,465)
                                                                          ===========

     (d) Reflects depreciation expense resulting from an adjustment to the carrying value of the acquired equipment. Depreciation is being recorded over a 5-year estimated useful life.

     (e) Reflects the effect of amortization of goodwill and of covenant not-to-compete recorded in connection with the purchase acquisitions. The excess cost of net assets acquired over estimated fair value is being amortized over a 15-year period. The covenant not-to-compete is being amortized over a 5-year period.

     (f) Reflects the interest expense on the notes payable acquired through the acquisition at 8.5%.

     (g) Reflects the pro forma effect on income taxes of the business combination as if the companies had been taxable corporations during the period.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders
Pipeline Contractors, Inc.
Starke, Florida

We have audited the accompanying balance sheet of Pipeline Contractors, Inc. (an S Corporation) as of December 31, 1999 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pipeline Contractors, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Pipeline Contractors, Inc., with the consent of its shareholders, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

REDDISH & WHITE, C.P.A.'S
STARKE, FLORIDA

February 2, 2000

                           PIPELINE CONTRACTORS, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 1999

                                     ASSETS

Current assets:
  Cash                                                               $15,619
  Accounts receivable-net                                            252,210
  Due from employees                                                   2,380
  Retainage                                                          211,825
  Inventory                                                            2,405
  Costs and estimated earnings in excess
    of billings on uncompleted contracts                             144,282
  Stockholder loan                                                    15,103
                                                                    --------

      Total current assets                                           643,824

Property and equipment-net                                           131,394
                                                                    --------

      Total assets                                                  $775,218
                                                                    ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Postpetition payables                                             $239,075
  Postpetition payroll taxes payable                                  68,919
  Current portion of long-term debt                                   39,097
                                                                    --------

      Total current liabilities                                      347,091
                                                                    --------

Long-term liabilities:
  Prepitition payables                                               196,805
  Prepetition payroll taxes payable                                  191,067
  Long-term debt                                                      70,250
                                                                    --------

      Total long-term liabilities                                    458,122
                                                                    --------

      Total liabilities                                              805,213
                                                                    --------

Stockholders' equity:
  Common stock, $5 par value, 100 shares
    authorized, issued and outstanding                                   500
  Retained earnings                                                  (30,495)
                                                                    --------

      Total stockholders' equity                                     (29,995)
                                                                    --------

      Total liabilities and stockholders' equity                    $775,218
                                                                    ========

                            PIPELINE CONTRACTORS,INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


Contract revenues earned                                            $3,375,356

Cost of revenues earned                                              2,933,979
                                                                    ----------

Gross profit                                                           441,377
                                                                    ----------

Operating expenses:
  Accounting and legal                                                   2,465
  Advertising                                                              441
  Bank charges                                                             943
  Depreciation                                                          57,057
  Interest                                                              16,309
  Miscellaneous expense                                                  1,075
  Office expenses                                                       13,219
  Payroll expenses                                                      11,597
  Repairs                                                                2,020
  Telephone                                                             21,000
  Trustee fees                                                          20,800
  Utilities                                                              2,143
                                                                    ----------

                 Total expenses                                        149,069
                                                                    ----------

Income from operations                                                 292,308
                                                                    ----------

Other income:
  Miscellaneous income                                                   1,684
                                                                    ----------

                                                                         1,684
                                                                    ----------

Income before extraordinary item                                       293,992

Extraordinary item - Forgiveness of debt due
                     to confirmation of bankruptcy                     166,091
                                                                    ----------

Net income                                                             460,083

Beginning deficit in retained earnings                                (490,578)
                                                                    ----------

Ending deficit in retained earnings                                   ($30,495)
                                                                    ==========

                            PIPELINE CONTRACTORS,INC.
                             STATEMENT OF CASH FLOWS
                                DECEMBER 31, 1999

Cash flows from operating activities:
  Net income                                                          $ 460,083
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Depreciation                                                       57,057
      (Increase) decrease in:
          Accounts receivable                                          (178,515)
          Retainage                                                     (66,342)
          Costs and estimated earnings in excess of
             billings on uncompleted contracts                         (113,052)
        Other current assets                                             (2,380)
      Increase (decrease) in:
        Accounts payable                                                (28,169)
        Accrued Salaries                                                 (2,595)
        Billings in excess of costs and estimated
          earnings on uncompleted contracts                            (114,796)
        Payroll Taxes Payable                                             1,813
                                                                      ---------

           Net cash provided (used) by operating activities              13,104
                                                                      ---------

Cash flows from investing activities:
  Purchases of property and equipment                                    (1,225)
                                                                      ---------

           Net cash used by investing activities                         (1,225)
                                                                      ---------

Cash flows used for financing activities:
  Principal Payments on Long-Term Debt                                  (31,636)
  Advances from Stockholder                                               3,001
  Repayments to Stockholder                                              (6,500)
                                                                      ---------

           Net cash used by financing activities                        (35,135)
                                                                      ---------

           Net decrease in cash                                         (23,256)

Cash at beginning of year                                                38,876
                                                                      ---------

Cash at end of year                                                   $  15,620
                                                                      =========

SUPPLEMENTAL DISCLOSURES
     Interest Paid                                                     $ 16,309
     Income Taxes Paid                                                     --


         The accompanying notes are an integral part of this statement.

                           PIPELINE CONTRACTORS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Pipeline Contractors, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity

The Company is a corporation engaged in road-related construction. The work is generally performed under fixed price contracts. Credit is extended to various customers throughout the North Central Florida area.

Revenue and Cost Recognition

Revenues from construction contracts are recognized on the percentage-of-completion method, measured by management's estimate of the percentage of total costs incurred to-date to estimated total contract costs for each contract.

Contract costs include all direct material and labor and those indirect costs related to contract performance. Changes in job performance, job conditions, estimated profitability, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, "Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts", represents billings in excess of revenues recognized.

Cash And Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

                            PIPELINE CONTRACTORS,INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

Accounts considered to be uncollectible are written-off prior to year-end. Accounts receivable are all considered to be collectible at December 31, 1999.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Inventory

Inventory is stated at cost; under the first-in, first-out method; which is not in excess of market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation on machinery and vehicles is computed using the straight-line method over estimated useful lives of five (5) and seven (7) years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company's income on their individual income tax returns.

                            PIPELINE CONTRACTORS,INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

NOTE 2 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Information regarding contracts in progress at December 31, 1999 is as follows:

Expenditures on Uncompleted Contracts                    1,615,999
Estimated Earnings Thereon                                 230,144
                                                         ---------
Total Costs and Estimated Earnings                       1,846,143
Less: Billings to Date                                   1,701,861
                                                         ---------

Net                                                        144,282
                                                         =========

Included in the accompanying Balance Sheet under the following captions:

Costs and Estimated Earnings in Excess of
  Billings on Uncompleted Contracts                        144,282
Billings in Excess of Costs and Estimated
  Earnings on Uncompleted Contracts                           --
                                                           -------
Net                                                        144,282
                                                           =======

NOTE 3 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 1999:

Machinery and Equipment                             377,493
Vehicles                                            102,126
Less: Accumulated Depreciation                     (348,225)
                                                   --------
Total                                               131,394
                                                   ========

                            PIPELINE CONTRACTORS,INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

NOTE 4 - LONG-TERM DEBT

Following is a summary of long-term debt at December 31, 1999:

         Prime + 1% Note for working capital;
         Payable $3,533 Monthly, Plus Interest          $ 50,357

         9.0% Note collateralized by Equipment;
         Payable $2,535 Monthly, Including Interest       37,308

         9.48 % Note collateralized by 1997 Ford Truck;
         Payable $540 Monthly, Including Interest          3,057

         Prime + 1.0% Note for working capital
         Payable $3,228 Monthly including interest        13,103

         9.30% Note collateralized by Truck
         Payable $417.88 Monthly, Including Interest       5,522

                                                         109,347
                                                        --------

               Less Current Portion                     ( 39,097)
                                                        --------

               Long-term Debt                           $ 70,250
                                                        ========

Following is a schedule of the debt requirements as of December 31, 1999:

                              2000          2001    2002         Total
                              ----          ----    ----         -----

Principal                    39,097     34,251     35,999     109,347
Interest                      7,779      5,059      2,850      15,688
                            -------    -------     ------     -------

Total                        46,876     39,310     38,849     125,035
                             ======     ======     ======     =======

                            PIPELINE CONTRACTORS,INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

NOTE 5 - RELATED PARTY TRANSACTIONS

A BUILDING AND CERTAIN EQUIPMENT WAS RENTED FROM RON DENMARK, A 100% STOCKHOLDER DURING 1999 AMOUNTING TO $141,797.


NOTE 6 - OPERATING LEASE AGREEMENT

The Company leases a vehicle under a noncancelable lease. The lease is for 38 months beginning August 27, 1998. Total rent expense for the year was $6,336. Minimum rents due under the lease are as follows:

          Year ending December 31,

                 2000                             $ 6,336
                 2001                               5,280
                                                  -------
                Total                             $11,616
                                                  =======

NOTE 7 - STOCKHOLDER LOAN

The stockholder loan amounting to $15,103 is due on demand, bears interest at prime + 1%, and is unsecured.

NOTE 8 - RECLASSIFICATIONS

As a result of filing bankruptcy in 1998, the Company has reorganized its debt repayments over a period of years. Certain payables and Federal payroll taxes have been reclassified as long term on the balance sheet.

NOTE 9 - SUBSEQUENT EVENT

The Company signed a letter of intent to sell all of its common stock to Weststar Environmental, Inc. The sale is planned to take place in year 2000.

                            PIPELINE CONTRACTORS,INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

NOTE 10 - PLAN OF REORGANIZATION

On October 19, 1999 the Bankruptcy Court confirmed the Company's plan of reorganization. The confirmed plan provided for the following:

Priority Tax Claims - Payroll and withholding taxes of $78,281.34 are payable to the Internal Revenue Service in 72 equal monthly installments of $1,372.52 including interest at 8%. Florida Department of Revenue will be paid for state taxes of $4,208.11 in monthly installments of $71.75 over 72 months at 7% interest.

Secured Tax Claims - Payroll and withholding taxes of $139,000.00 are payable to the Internal Revenue Service in 60 equal monthly installments of $2,824.97 at 8% interest.

Secured Claim of SunTrust Bank - At the time of filing of the petition, SunTrust Bank was owed approximately $121,182.49 for loans secured by various pieces of equipment as well as security interests in the Debtor's inventory and accounts receivable. The Debtor believes that this creditor is fully secured. The Debtor entered into an adequate protection agreement with this creditor, which called for monthly payments of $2,927.81. The Debtor granted this creditor a post petition security interest in its inventory, equipment and accounts receivable. The Debtor proposes to continue with this treatment throughout the term of the Plan, until the various loans have either been retired or may ultimately be negotiated between the parties.

Secured Claim of SunTrust Bank (Vehicle) - At the time of the filing

SunTrust was also owed approximately $8,971 on a purchase money security interest in a 1997 Ford F150 pickup truck. The monthly installment payment on this loan is $540.06. The Debtor has continued to make these payments as adequate protection to this creditor. It is the Debtor's intention to sell this vehicle and either pay the entire existing balance in full or to transfer the loan balance to another vehicle, which will be financed by SunTrust. The Debtor has filed a motion to incur new indebtedness which is now pending before the Court. The Debtor will continue to make the regular installment payments until the trade-in or sale is affected.

                           PIPELINE CONTRACTORS, INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

NOTE 10 - PLAN OF REORGANIZATION (CONCLUDED)

Secured Claim of Nations Bank - Nations Bank was owed approximately $10,804 at the time of filing of the petition. This debt is secured by a security interest in a 1996 Ford F150. The Debtor is proposing to either sell or trade this vehicle in on a new truck. This creditor will be paid in full from the sale proceeds. It is anticipated that this vehicle will be traded in conjunction with the vehicle subject to SunTrust's lien. The Debtor will continue making the scheduled monthly payment of $417.88 to this creditor until the sale/trade-in is accomplished.

Unsecured Claims - At the time of filing, the Debtor scheduled $537,782.34 in unsecured debt. Many of the unsecured creditors' debts arose as a result of the termination of the Putnam County job in 1998. This job was bonded and the bonding company has paid many of the creditors. The Court has ordered the Debtor to pay the remainder unsecured creditors $200,000, payable over 5 years at $40,000 annually, with monthly installments of $3,333.33.

Executory Contracts - The Debtor assumed any and all executory contracts that it had at the time of the filing of its petition, or currently has.

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders
Pipeline Contractors, Inc.
Starke, Florida

We have audited the accompanying balance sheet of Pipeline Contractors, Inc. (an S Corporation) as of December 31, 1998 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pipeline Contractors, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Pipeline Contractors, Inc., with the consent of its shareholders, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

REDDISH & WHITE, C.P.A.'S
STARKE, FLORIDA
FEBRUARY 2, 2000

                           PIPELINE CONTRACTORS, INC.
                             (DEBTOR-IN-POSSESSION)

                                  BALANCE SHEET
                                DECEMBER 31, 1998


                                     ASSETS

CURRENT ASSETS:
  Cash ..........................................................     $  38,876
  Accounts Receivable-Net .......................................        73,695
  Retainage .....................................................       145,483
  Inventory .....................................................         2,405
  Costs and Estimated Earnings in Excess
    of Billings on Uncompleted Contracts ........................        31,230
  Stockholder Loan ..............................................        11,605
                                                                      ---------
               TOTAL CURRENT ASSETS .............................       303,294
                                                                      ---------
PROPERTY AND EQUIPMENT-NET ......................................       187,225
                                                                      ---------
TOTAL ASSETS ....................................................     $ 490,519
                                                                      =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts Payable ..............................................     $ 297,958
  Accrued Payroll ...............................................         2,595
  Payroll Taxes Payable .........................................       258,173
  Billings in Excess of Costs and Estimated
    Earnings on Uncompleted Contracts ...........................       114,796
  Current Portion of Long-Term Debt .............................        31,638
                                                                      ---------
               TOTAL CURRENT LIABILITIES ........................       705,160

LIABILITIES SUBJECT TO COMPROMISE (a) ...........................       166,091
LONG-TERM DEBT ..................................................       109,346
                                                                      ---------
TOTAL LIABILITIES ...............................................       980,597
                                                                      ---------
STOCKHOLDERS' EQUITY:
  Common Stock, $5 par value, 100 shares
    authorized, issued and outstanding ..........................           500
  Deficit in Retained Earnings ..................................      (490,578)
                                                                      ---------
               TOTAL STOCKHOLDERS' DEFICIT ......................      (490,078)
                                                                      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT .....................     $ 490,519
                                                                      =========
----------

(a) Liabilities subject to compromise consist of unsecured claims.


         The accompanying notes are an integral part of this statement.

                           PIPELINE CONTRACTORS, INC.
                             (DEBTOR-IN-POSSESSION)

                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


CONTRACT REVENUES EARNED .....................................      $ 2,383,051
COST OF REVENUES EARNED ......................................        2,870,899
                                                                    -----------
GROSS PROFIT .................................................         (487,848)
                                                                    -----------
OPERATING EXPENSES:
  Accounting and Legal .......................................           32,368
  Auto and Truck .............................................            1,449
  Advertising ................................................              877
  Bad Debt Expense ...........................................            2,540
  Bank Charges ...............................................            1,725
  Depreciation ...............................................           56,562
  Dues and Subscriptions .....................................              852
  Interest ...................................................           48,253
  Miscellaneous Expense ......................................            1,388
  Office Expenses ............................................           27,767
  Rents ......................................................              433
  Repairs ....................................................            1,268
  Telephone ..................................................           21,617
  Travel .....................................................              119
  Utilities ..................................................            2,899
                                                                    -----------
TOTAL EXPENSES ...............................................          200,117
                                                                    -----------
LOSS FROM OPERATIONS .........................................         -687,965
OTHER INCOME/EXPENSES
  Loss on Disposal of Asset ..................................           (3,513)
                                                                    -----------
NET LOSS .....................................................         (691,478)
BEGINNING RETAINED EARNINGS, as previously reported ..........          224,299
PRIOR PERIOD ADJUSTMENT ......................................          (23,399)
                                                                    -----------
ENDING DEFICIT IN RETAINED EARNINGS ..........................      ($  490,578)
                                                                    ===========

                           PIPELINE CONTRACTORS, INC.
                             (DEBTOR-IN-POSSESSION)

                             STATEMENT OF CASH FLOWS
                                DECEMBER 31, 1998


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss .....................................................      ($687,965)
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Prior period adjustments .................................        (23,399)
      Depreciation .............................................         56,562
      (Increase) decrease in:
        Accounts receivable ....................................        103,765
        Retainage ..............................................         79,766
        Inventory ..............................................           (405)
        Costs and estimated earnings in excess of
          billings on uncompleted contracts ....................          9,602
        Other current assets ...................................            557
      Increase (decrease) in:
        Accounts payable .......................................        266,295
        Accrued Salaries .......................................         (7,414)
        Billings in excess of costs and estimated
          earnings on uncompleted contracts ....................         72,684
        Accrued expenses .......................................        157,040
                                                                      ---------
              NET CASH PROVIDED BY OPERATING ACTIVITIES ........         27,088
                                                                      ---------
CASH FLOWS FROM INVESTING ACTIVITES:
  Sales of property and equipment ..............................         19,885
  Purchases of property and equipment ..........................        (23,705)
                                                                      ---------
              NET CASH USED BY INVESTING ACTIVITIES ............         (3,820)
                                                                      ---------
CASH FLOWS USED FOR FINANCING ACTIVITIES:
  Principal Payments on Long-Term Debt .........................        (98,634)
  Proceeds from Notes Payable ..................................         96,326
  Advances from Stockholder ....................................         65,000
  Repayments to Stockholder ....................................       (101,307)
                                                                      ---------
              NET CASH USED BY FINANCING ACTIVITIES ............        (38,615)
                                                                      ---------
NET DECREASE IN CASH ...........................................        (15,347)
CASH AT BEGINNING OF YEAR ......................................         54,223
                                                                      ---------
CASH AT END OF YEAR ............................................      $  38,876
                                                                      =========
SUPPLEMENTAL DISCLOSURES:
     Interest Paid .............................................      $  48,253
     Income Taxes Paid .........................................           --


         The accompanying notes are an integral part of this statement.

                           PIPELINE CONTRACTORS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Pipeline Contractors, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity

The Company is a corporation engaged in road-related construction. The work is generally performed under fixed price contracts. Credit is extended to various customers throughout the North Central Florida area.

Revenue and Cost Recognition

The Company recognizes revenues from fixed-price and modified fixed-price construction contracts on the percentage of completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that estimates used will change within the near term. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general, and administrative costs are charged as expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period. The asset, "Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts", represents billings in excess of revenues recognized.

                           PIPELINE CONTRACTORS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

Accounts considered to be uncollectible are written-off prior to year-end. Accounts receivable are all considered to be collectible at December 31, 1998.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Inventory

Inventory is stated at cost; under the first-in, first-out method; which is not in excess of market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation on machinery and vehicles is computed using the straight-line method over estimated useful lives of five (5) and seven (7) years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company's income on their individual income tax returns.

Cash And Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

                           PIPELINE CONTRACTORS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998


NOTE 2 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Information regarding contracts in progress at December 31, 1998 is as follows:

    Expenditures on Uncompleted Contracts .................    508,152
    Estimated Earnings Thereon ............................    (27,953)
                                                               -------
    Total Costs and Estimated Earnings ....................    480,199
    Less: Billings to Date ................................    563,765
                                                               -------
    Net ...................................................    (83,566)
                                                               =======


Included in the accompanying Balance Sheet under the following captions:

    Costs and Estimated Earnings in Excess of
    Billings on Uncompleted Contracts .............   31,230
    Billings in Excess of Costs and Estimated
      Earnings on Uncompleted Contracts ...........  114,796
                                                     -------
    Net ...........................................  (83,566)
                                                     =======



NOTE 3 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 1998:

    Machinery and Equipment .........................   376,268
    Vehicles ........................................   102,126
    Less: Accumulated Depreciation ..................  (291,169)
                                                       --------
    Total ...........................................   187,225
                                                       ========

                           PIPELINE CONTRACTORS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998


NOTE 4 - LONG-TERM DEBT

Following is a summary of long-term debt at December 31, 1998:

     Prime +1% Note for working capital;
     Payable $3,532.78 Monthly, Plus Interest .....  $ 49,700

     9.0% Note collateralized by Equipment;
     Payable $2,535 Monthly, Including Interest ...    35,810

     9.48% Note collateralized by 1997 Ford Truck;
     Payable $540 Monthly, Including Interest .....     9,924

     Prime +1% Note for working capital
     Payable $3,227.81 Monthly including interest .    35,425

     9.3% Note collateralized by Truck
     Payable $417.88 Monthly, Including Interest ..    10,125
                                                     --------
                                                      140,984
               Less Current Portion ...............   (31,638)
                                                     --------
               Long-term Debt .....................  $109,346
                                                     ========


Following is a schedule of the debt requirements as of December 31, 1998:

                      1999     2000    2001     2002     Total
                     ------   ------  ------   ------   -------
     Principal ....  31,638   39,097  34,251   35,998   140,984
     Interest .....  11,493    7,779   5,059    2,850    27,181
                    -------  -------  ------   ------   -------
     Total ........  43,131   46,876  39,310   38,848   168,165
                    =======  ======= =======   ======   =======

                           PIPELINE CONTRACTORS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998


NOTE 5 - RELATED PARTY TRANSACTIONS

A BUILDING AND CERTAIN EQUIPMENT WAS RENTED FROM RON DENMARK, A 100% STOCKHOLDER DURING 1998 AMOUNTING TO $131,960.

NOTE 6 - OPERATING LEASE AGREEMENT

The Company leases a vehicle under a noncancelable lease. The lease is for 38 months beginning August 27, 1998. Total rent expense for the year was $2,640. Minimum rents due under the lease are as follows:

     Year ending December 31,
            1999 .........................   $ 6,336
            2000 .........................     6,336
            2001 .........................     5,280
                                             -------
           Total .........................   $17,952
                                             =======


NOTE 7 - STOCKHOLDER LOAN

The stockholder loan amounting to $11,605 is due on demand, bears interest at prime + 1%, and is unsecured.

NOTE 8 - GOING CONCERN

The Company incurred a loss of $691,478 during 1998, and ending retained earnings was a negative $490,578. The direct cause of the loss was due to a contract in which costs were incurred and payment was not made. The Company was forced into bankruptcy and is currently in reorganization. It was noted that the Company incurred net profits in 1999 and retained earnings has been restored to a positive amount for the year then ended.

                           PIPELINE CONTRACTORS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998


NOTE 9 - PRIOR PERIOD ADJUSTMENTS

Certain errors, resulting in both the overstatement and understatement of previously reported assets, liabilities and expenses of the prior year were corrected this year, resulting in the following changes to retained earnings as of December 31, 1997:

                                                 Retained
                                                 Earnings
                                                 ---------
    As previously reported, December 31,1997 .   $ 224,299
    Equipment written off in 1997 ............     (26,000)
    Associated Accumulated Depreciation ......       2,600
                                                 ---------
    As adjusted ..............................   $ 200,899
                                                 =========


NOTE 10 - PETITION FOR RELIEF UNDER CHAPTER 11

On December 4, 1998 Pipeline Contractors, Inc. (the Debtor) filed petitions for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Middle District of Florida. Under Chapter 11, certain claims against the Debtor in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Debtor continues business operations as Debtor-in-possession. These claims are reflected in the December 31, 1998 balance sheet as "liabilities subject to compromise". Additional claims (liabilities subject to compromise) may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. Claims secured against the Debtor's (secured claims) also are stayed, although the holders of such claims have the right to move the court for relief from the stay. Secured claims are secured primarily by liens on the Debtor's property, plant, and equipment.

                           PIPELINE CONTRACTORS, INC.

                               STATEMENT OF INCOME
                                   (UNAUDITED)
              for the period January 1, 2000 through March 9, 2000


Sales ..........................................................      $ 449,881
Direct costs ...................................................        396,065
                                                                      ---------
Gross profit ...................................................         53,816
Selling and administrative expenses ............................         17,899
                                                                      ---------
Income from operations .........................................         35,917
Interest expense ...............................................         (3,884)
                                                                      ---------
Income before income taxes .....................................         32,033
Income taxes ...................................................           --
                                                                      ---------
Net income .....................................................      $  32,033
                                                                      =========


                        See notes to financial statements

                           PIPELINE CONTRACTORS, INC.

                             STATEMENT OF CASH FLOWS
              FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 9, 2000
                                   (UNAUDITED)


Cash flows from operating activities:
  Net income ......................................................   $ 32,033
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization ...............................      9,400
      Changes in assets and liabilities:
        (Increase) decrease in accounts receivable ................     36,021
        (Increase) decrease in costs and estimated earnings
          in excess of billings billings on uncompleted contracts .     (8,434)
        (Increase) decrease in due from employees .................         50
        (Increase) decrease in deferred charges ...................     (2,471)
        Increase (decrease) in accounts payable ...................     (9,560)
        Increase (decrease) in accrued expenses ...................     44,806
                                                                      --------
      Net cash provided by operating activities ...................    101,845
                                                                      --------
Cash flows from investing activities:
  Repayment of loans to stockholders ..............................     15,103
                                                                      --------
      Net cash provided by investing activities ...................     15,103
                                                                      --------
Cash flows from financing activities:
  principal payments on long-term debt ............................    (14,878)
  Proceeds from notes payable .....................................     51,647
  Dividends .......................................................    (61,965)
                                                                      --------
      Net cash used in financing activities .......................    (25,196)
                                                                      --------
      Net increase in cash ........................................     91,752
      Cash balance at beginning of period .........................     15,619
                                                                      --------
      Cash balance at end of period ...............................   $107,371
                                                                      ========

Supplemental disclosure of cash flow information:
      Interest paid ...............................................   $  3,884
                                                                      ========


                        See notes to financial statements

                           PIPELINE CONTRACTORS, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 9, 2000
                                   (UNAUDITED)


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Pipeline Contractors, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity

The Company is a corporation engaged in road-related construction. The work is generally performed under fixed price contracts. Credit is extended to various customers throughout the North Central Florida area.

Revenue and Cost Recognition

Revenues from construction contracts are recognized on the percentage-of-completion method, measured by management's estimate of the percentage of total costs incurred to-date to estimated total contract costs for each contract.

Contract costs include all direct material and labor and those indirect costs related to contract performance. Changes in job performance, job conditions, estimated profitability, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, "Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts", represents billings in excess of revenues recognized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

                           PIPELINE CONTRACTORS, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 9, 2000
                                   (UNAUDITED)


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment is recorded at cost. Depreciation on machinery and vehicles is computed using the straight-line method over estimated useful lives of five (5) and seven (7) years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company's income on their individual income tax returns.

NOTE 2 -- RELATED PARTY TRANSACTIONS

Certain equipment was rented from Fon Denmark, a 100% stockholder during the period January 1 through March 9, 2000 amounting to $19,784.

NOTE 3 -- OPERATING LEASE AGREEMENT

The Company leases a vehicle under a noncancelable lease. The lease is for 38 months beginning August 27, 1998. Total rent expense for the year was $6,336. Minimum rents due under the lease are as follows:

          Year ending December 31,
                 2000 ..........................   $6,336
                 2001 ..........................    5,280
                                                  -------
                 Total .........................  $11,616
                                                  =======

                           PIPELINE CONTRACTORS, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 9, 2000
                                   (UNAUDITED)


NOTE 4 -- BUSINESS COMBINATION

Effective March 10, 2000, the Company sold all of its common stock to Weststar Environmental, Inc.

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders
Wealing Brothers, Inc.
Fowler, Indiana

We have audited the accompanying balance sheet of Wealing Brother, Inc.
(an C Corporation) as of December 31, 1999 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wealing Brothers, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


REDDISH & WHITE, C.P.A.'S
STARKE, FLORIDA

January 25, 2000

                             WEALING BROTHERS, INC.

                                  BALANCE SHEET
                                DECEMBER 31, 1999


                                     ASSETS

Current assets:
  Cash ............................................................     $ 23,855
  Accounts receivable-net .........................................      275,629
  Retainage .......................................................       17,000
  Loans to shareholders ...........................................       39,643
  Inventory .......................................................       24,558
  Prepaid assets ..................................................       20,050
                                                                        --------
              Total current assets ................................      400,735
Property and equipment-net ........................................      337,723
                                                                        --------
Total assets ......................................................     $738,458
                                                                        ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable ................................................     $ 96,589
  Accrued wages ...................................................          409
  Payroll taxes payable ...........................................        2,818
  Accrued interest ................................................        2,682
  Loan from shareholder ...........................................       23,000
  Deferred income taxes ...........................................       78,048
  Current portion of long-term debt ...............................       49,602
                                                                        --------
              Total current liabilities ...........................      253,148
                                                                        --------

Long-term liabilities:
  Long-term debt ..................................................       91,272
                                                                        --------
              Total long-term liabilities .........................       91,272
                                                                        --------
Total liabilities .................................................      344,420
                                                                        --------

Stockholders' equity:
  Common stock, $0 par value,100 shares
    authorized, issued and outstanding ............................            0
  Additional paid-in capital ......................................      178,493
  Retained earnings ...............................................      215,545
                                                                        --------
              Total stockholders' equity ..........................      394,038
                                                                        --------
Total liabilities and stockholders' equity ........................     $738,458
                                                                        ========


                        See notes to financial statements

                             WEALING BROTHERS, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


Sales ...........................................................     $1,356,190
Cost of Sales ...................................................        874,464
                                                                      ----------
Gross profit ....................................................        481,726
                                                                      ----------
Operating expenses:
  Officer Salary ................................................         79,557
  Payroll Taxes .................................................         18,920
  Rent ..........................................................         14,200
  Repairs and Maintenance .......................................         41,308
  Telephone & Utilities .........................................         36,533
  Legal and Professional ........................................         18,104
  General & Administrative Expenses .............................         33,583
  Interest Expense ..............................................         19,637
                                                                      ----------
          Total operating expenses ..............................        261,842
                                                                      ----------
Income before income taxes ......................................        219,884
Income taxes ....................................................         69,988
                                                                      ----------
Net income ......................................................        149,896
Beginning retained earnings .....................................         65,649
                                                                      ----------
Ending retained earnings ........................................     $  215,545
                                                                      ==========


                        See notes to financial statements

                             WEALING BROTHERS, INC.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


Cash flows from operating activities:
  Net Income ...................................................      $ 149,896
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Depreciation .............................................         60,490
      (Increase) decrease in:
        Accounts receivable ....................................       (109,241)
        Inventory ..............................................        (13,815)
        Retainage ..............................................        (13,841)
        Work in Process ........................................        (72,679)
        Deposits ...............................................          4,900
        Prepaid Assets .........................................        (10,463)
      Increase (decrease) in:
        Accounts payable .......................................          1,548
        Accrued Interest .......................................          2,300
        Accrued Wages ..........................................         (7,099)
        Deferred income taxes ..................................         69,988
        Income Taxes Payable ...................................        (31,434)
        Payroll Taxes Payable ..................................            794
                                                                      ---------
              Net cash provided by operating activities ........         31,344
                                                                      ---------
Cash flows from investing activities:
  Purchases of property and equipment ..........................        (16,994)
                                                                      ---------
              Net cash used by investing activities ............        (16,994)
                                                                      ---------
Cash flows from financing activities:
  Advances to Stockholder ......................................        (10,925)
  Repayment of Long-Term Debt ..................................        (16,673)
                                                                      ---------
              Net cash used by financing activities ............        (27,598)
                                                                      ---------
              Net decrease in cash .............................        (13,248)
Cash at beginning of year ......................................         37,103
                                                                      ---------
Cash at end of year ............................................      $  23,855
                                                                      =========
SUPPLEMENTAL DISCLOSURES:
    Interest Paid ..............................................      $  19,637
    Income Taxes Paid ..........................................      $  31,434


                        See notes to financial statements

                             WEALING BROTHERS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Wealing Brothers, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity

The Company is a corporation engaged in site preparation, dredging, non-hazardous waste transport, digester and sludge recycling. The work is generally performed under fixed price contracts. Credit is extended to various customers throughout the Indiana and Michigan area.

Revenue and Cost Recognition

The Company uses the accrual method of accounting which means that all revenues are recognized when earned and expenses are recorded when incurred. Revenues earned and unbilled are included in accounts receivable and amounted to $72,679.

Cash And Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts considered to be uncollectible are written-off prior to year end. Accounts receivable are all considered to be collectible at December 31, 1999.

                             WEALING BROTHERS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Inventory

Inventory is stated at cost; under the first-in, first-out method; which is not in excess of market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation on machinery and vehicles is computed using the straight-line method over estimated useful lives of five (5) and seven (7) years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets for financial and income tax reporting. The deferred tax liability represents the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income tax credits.

                             WEALING BROTHERS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999


NOTE 3 -- PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 1999:

    Machinery and Equipment ........................................   566,554
    Less: Accumulated Depreciation .................................  (228,831)
                                                                      --------
    Total ..........................................................   337,723
                                                                      ========


NOTE 4 -- LONG-TERM DEBT

Following is a summary of long-term debt at December 31, 1999:

    12.5% Note for trailers;
    Payable $984 Monthly, Including Interest ....................     $ 17,676

    11.0% Note collateralized by Equipment;
    Payable $2,176 Monthly, Including Interest ..................       97,523

    12.50 % Note collateralized by a Truck;
    Payable $284 Monthly, Including Interest ....................        4,172

    12.50 % Note collateralized by a Truck
    Payable $268 monthly; Including Interest ....................        4,151

    Note Payable to Individual
    Payable on Demand, Including Interest .......................       17,352
                                                                      --------
                                                                      $140,874
                                                                      ========
    Less Current Portion ........................................      (49,602)
                                                                      --------
    Long-term Debt ..............................................     $ 91,272
                                                                      ========

                             WEALING BROTHERS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999


NOTE 4 -- LONG-TERM DEBT (continued)

Following is a schedule of the debt requirements as of December 31, 1999:

                                       2004 &
                         2000      2001      2002      2003     AFTER     TOTAL
                       -------   -------   -------   -------   -------   -------
Principal ..........    49,602    27,968    20,136    22,469    20,699   140,874
Interest ...........    12,292     8,493     5,976     3,643     1,059    31,463
                       -------   -------   -------   -------   -------   -------
Total ..............    61,894    36,461    26,112    26,112    21,758   172,337
                       =======   =======   =======   =======   =======   =======


NOTE 6 -- OPERATING LEASE AGREEMENT

The Company leases a building and land. The lease term is month to month at $1,000 per month. Total rent expense for the year was $12,000.

NOTE 7 -- STOCKHOLDER LOANS

The loan from stockholder amounting to $23,000 is due on demand, interest only at 10.0%, and is secured by a truck.

The loan to stockholder amounting to $39,643 is due on demand, interest only at unstated rate.

NOTE 8 -- SUBSEQUENT EVENT

The Company signed a letter of intent to sell all of its common stock to Weststar Environmental, Inc. The sale is planned to take place in year 2000.

NOTE 9 -- INCOME TAXES

Income tax expense consists of the following. Differences in book and tax are due to accruals of income and payables and methods of depreciation.

      Current Taxes ....................   $     0
      Deferred Taxes ...................    69,988

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders
Wealing Brothers, Inc.
Fowler, Indiana

We have audited the accompanying balance sheet of Wealing Brothers, Inc.
(a C Corporation) as of December 31, 1998 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wealing Brothers, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



REDDISH & WHITE, C.P.A.'S
STARKE, FLORIDA

July 14, 2000

                             WEALING BROTHERS, INC.

                                  BALANCE SHEET
                                DECEMBER 31, 1998


                                     ASSETS

CURRENT ASSETS
  Cash ............................................................     $ 37,103
  Accounts Receivable-Net .........................................       93,708
  Retainage .......................................................        3,159
  Loans to Shareholders ...........................................       28,718
  Inventory .......................................................       10,743
  Prepaid Assets ..................................................        9,587
                                                                        --------
                 TOTAL CURRENT ASSETS .............................      183,018
                                                                        --------
PROPERTY AND EQUIPMENT-NET ........................................      381,220
                                                                        --------
  Bid Bond Deposit ................................................        4,900
                                                                        --------
TOTAL ASSETS ......................................................     $569,138
                                                                        ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable ................................................     $ 95,041
  Accrued Wages ...................................................        7,508
  Payroll Taxes Payable ...........................................        2,023
  Accrued Interest ................................................          383
  Loan From Shareholder ...........................................       23,000
  Income Tax Payable ..............................................       31,434
  Deferred Income Taxes ...........................................        8,060
  Current Portion of Long-Term Debt ...............................      114,196
                                                                        --------
                 TOTAL CURRENT LIABILITIES ........................      281,645
                                                                        --------
LONG-TERM LIABILITIES
  Long-Term Debt ..................................................       43,350
                 TOTAL LONG-TERM LIABILITIES ......................       43,350
                                                                        --------
TOTAL LIABILITIES .................................................      324,995
                                                                        --------

STOCKHOLDERS' EQUITY
  Common Stock, $0 par value,100 shares
    authorized, issued and outstanding ............................            0
  Additional Paid in Capital ......................................      178,493
  Retained Earnings ...............................................       65,650
                 TOTAL STOCKHOLDERS' EQUITY .......................      244,143
                                                                        --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ........................     $569,138
                                                                        ========


                        See notes to financial statements

                             WEALING BROTHERS, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


Sales ........................................................      $1,524,064
Cost of Sales ................................................       1,133,587
                                                                    ----------
                     GROSS PROFIT ............................         390,477

OPERATING EXPENSES
  Officer Salary .............................................          77,500
  Payroll Taxes ..............................................          19,073
  Rent .......................................................          27,492
  Repairs and Maintenance ....................................          46,266
  Telephone & Utilities ......................................          46,336
  Bad Debt Expense ...........................................          11,206
  Insurance ..................................................         106,260
  Legal and Professional .....................................           6,576
  General & Administrative Expenses ..........................          69,223
  Depreciation Expense .......................................          58,791
  Interest Expense ...........................................          10,462
                                                                    ----------
          TOTAL OPERATING EXPENSES ...........................         479,185
                                                                    ----------
LOSS FROM OPERATIONS .........................................         (88,708)
                                                                    ----------
SALE OF ASSET ................................................          15,000
                                                                    ----------
NET INCOME ...................................................         (73,708)
                                                                    ----------
BEGINNING RETAINED EARNINGS ..................................         176,816
                                                                    ----------
DIVIDENDS ....................................................         (37,458)
                                                                    ----------
ENDING RETAINED EARNINGS .....................................      $   65,650
                                                                    ==========


                        See notes to financial statements

                             WEALING BROTHERS, INC.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income ....................................................     ($ 73,708)
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Depreciation ..............................................        58,791
      (Increase) decrease in:
        Accounts receivable .....................................        13,141
        Inventory ...............................................           536
        Retainage ...............................................        (3,159)
        Deposits ................................................        (4,900)
        Prepaid Assets ..........................................        (3,341)
      Increase (decrease) in:
        Accounts payable ........................................        31,549
        Accrued Interest ........................................           383
        Accrued Wages ...........................................         7,508
        Income Taxes Payable ....................................         1,360
        Payroll Taxes Payable ...................................        (7,223)
                                                                      ---------
                 NET CASH PROVIDED BY OPERATING ACTIVITIES ......        20,937
                                                                      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Dividends .....................................................       (37,458)
  Purchases of property and equipment ...........................      (104,859)
                                                                      ---------
                 NET CASH USED BY INVESTING ACTIVITIES ..........      (142,317)
                                                                      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds From Shareholder Loan Repayment ......................        48,847
  Proceeds from Long-Term Debt ..................................       100,099
  Repayment of Long-Term Debt ...................................        (5,706)
                                                                      ---------
                 NET CASH PROVIDED BY FINANCING ACTIVITIES ......       143,240
                                                                      ---------
                 NET INCREASE IN CASH ...........................        21,860
                                                                      ---------
CASH AT BEGINNING OF YEAR .......................................        15,243
                                                                      ---------
CASH AT END OF YEAR .............................................     $  37,103
                                                                      =========
SUPPLEMENTAL DISCLOSURES:
    Interest Paid ...............................................        10,079
    Income Taxes Paid ...........................................             0


                        See notes to financial statements

                             WEALING BROTHERS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998



NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Wealing Brothers, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity

The Company is a corporation engaged in site preparation, dredging, non-hazardous waste transport, digester and sludge recycling. The work is generally performed under fixed price contracts. Credit is extended to various customers throughout the Indiana and Michigan area.

Revenue and Cost Recognition

The Company uses the accrual method of accounting which means that all revenues are recognized when earned and expenses are recorded when incurred. Revenues earned and unbilled are included in accounts receivable and amounted to $93,708.

Cash And Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts considered to be uncollectible are written-off prior to year-end. Accounts receivable are all considered to be collectible at December 31, 1998.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

                             WEALING BROTHERS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998


NOTE 1 --  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory

Inventory is stated at cost; under the first-in, first-out method; which is not in excess of market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation on machinery and vehicles is computed using the straight-line method over estimated useful lives of five (5) and seven (7) years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets for financial and income tax reporting. The deferred tax liability represents the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income tax credits.

NOTE 3 -- PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 1998:

    Machinery and Equipment ............................   549,561
    Less: Accumulated Depreciation .....................  (168,341)
                                                           -------
    Total ..............................................   381,220
                                                           =======

                             WEALING BROTHERS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998


NOTE 4 -- LONG-TERM DEBT

Following is a summary of long-term debt at December 31, 1998:

    12.5% Note for trailers;
    Payable $984 Monthly, Including Interest ...................      $  26,649

    11.0% Note collateralized by Equipment;
    Interest Only Monthly, Balance due 4/16/99 .................        100,000

    12.50 % Note collateralized by a Truck;
    Payable $284 Monthly, Including Interest ...................          6,876

    12.50% note collateralized by a truck
    Payable $268 monthly; Including Interest ...................          6,669

    Note Payable to Individual
    Payable on Demand, Including Interest ......................         17,352
                                                                      ---------
                                                                      $ 157,546
          Less Current Portion .................................       (114,196)
                                                                      ---------
          Long-term Debt .......................................      $  43,350
                                                                      =========


Following is a schedule of the debt requirements as of December 31, 1998:

                                  1999       2000       2001       TOTAL
                                -------     ------     ------     -------
       Principal .............  114,196     33,430      9,920     157,546
       Interest ..............   13,402      2,352        427      16,181
                                -------     ------     ------     -------
       Total .................  127,598     35,782     10,347     173,727
                                =======     ======     ======     =======

                             WEALING BROTHERS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998


NOTE 6 -- OPERATING LEASE AGREEMENT

The Company leases a building and land from a related party. The lease term is month to month at $1,000 per month. Total rent expense for the year was $12,000. The Company leased another building for 10 months during the year for $650 per month.

NOTE 7 -- STOCKHOLDER LOANS

The loan from stockholder amounting to $23,000 is due on demand, interest only at 10.0%, and is secured by a truck.

The loan to stockholder amounting to $28,718 is due on demand, interest only at unstated rate.

NOTE 8 -- SUBSEQUENT EVENT

The Company sold all of its common stock to Weststar Environmental Services, Inc. on June 1, 2000.

NOTE 9 -- INCOME TAXES

Income tax expense consists of the following. Differences in book and tax are due to accruals of income and payables and methods of depreciation.

          Current Taxes .......................   $677
          Deferred Taxes ......................      0

                             WEALING BROTHERS, INC.

                               STATEMENT OF INCOME
                                   (UNAUDITED)
               for the period January 1, 2000 through May 31, 2000


Sales .........................................................       $494,276
Direct costs ..................................................        238,606
                                                                      --------
Gross profit ..................................................        255,670
Selling and administrative expenses ...........................        185,264
                                                                      --------
Income from operations ........................................         70,406
Interest expense ..............................................         (8,379)
                                                                      --------
Income before income taxes ....................................         62,027
Income taxes ..................................................           --
                                                                      --------
Net income ....................................................       $ 62,027
                                                                      ========


                        See notes to financial statements

                             WEALING BROTHERS, INC.

                             STATEMENT OF CASH FLOWS
               FOR THE PERIOD JANUARY 1, 2000 THROUGH MAY 31, 2000
                                   (UNAUDITED)


Cash flows from operating activities:
    Net income ..................................................     $ 62,027
    Adjustments to reconcile net income to net cash
        provided by operating activities:
            Depreciation and amortization .......................       22,000
            Changes in assets and liabilities:
               (Increase) decrease in accounts receivable .......      122,891
               (Increase) decrease in inventory .................      (72,679)
               (Increase) decrease in deferred charges ..........       10,998
               Increase (decrease) in accounts payable ..........      (72,162)
               Increase (decrease) in accrued expenses ..........       (1,653)
               Increase (decrease) in income taxes payable ......      (15,604)
                                                                      --------
            Net cash provided by operating activities ...........       55,818
                                                                      --------
Cash flows from investing activities:
    Advances to stockholder .....................................       (7,695)
    Purchases of property and equipment .........................      (11,382)
                                                                      --------
            Net cash used in investing activities ...............      (19,077)
                                                                      --------
Cash flows from financing activities:
    Repayments of loans from stockholder ........................      (23,000)
    Proceeds from long-term debt ................................       23,000
    Repayments of long-term debt ................................      (12,328)
                                                                      --------
            Net cash used in financing activities ...............      (12,328)
                                                                      --------
            Net increase in cash ................................       24,413
            Cash balance at beginning of period .................       23,855
                                                                      --------
            Cash balance at end of period .......................     $ 48,268
                                                                      ========
Supplemental disclosure of cash flow information:
            Interest paid .......................................     $  8,379
                                                                      ========


                        See notes to financial statements

                             WEALING BROTHERS, INC.

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE PERIOD JANUARY 1, 2000 THROUGH MAY 31, 2000
                                   (UNAUDITED)


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Wealing Brothers, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity

The Company is a corporation engaged in site preparation, dredging, non-hazardous waste transport, digester and sludge recycling. The work is generally performed under fixed price contracts. Credit is extended to various customers throughout the Indiana and Michigan area.

Revenue and Cost Recognition

The Company uses the accrual method of accounting which means that all revenues are recognized when earned and expenses are recorded when incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment is recorded at cost. Depreciation on machinery and vehicles is computed using the straight-line method over estimated useful lives of five (5) and seven (7) years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                             WEALING BROTHERS, INC.

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE PERIOD JANUARY 1, 2000 THROUGH MAY 31, 2000
                                   (UNAUDITED)


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets for financial and income tax reporting. The deferred tax liability represents the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income tax credits.

NOTE 2 -- OPERATING LEASE AGREEMENT

The Company leases a building and land. The lease term is month to month at $1,000 per month. Total rent expense for the period January 1 through May 31, 2000 was $5,000.

NOTE 3 -- SUBSEQUENT EVENT

Effective June 1, 2000, the Company sold all of its common stock to Weststar Environmental, Inc.

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders
Village Ventures, Inc.
Middleburg, Florida

We have audited the accompanying balance sheet of Village Ventures, Inc.
(a C Corporation) as of December 31, 1999 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Village Ventures, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



REDDISH & WHITE, C.P.A.'S
STARKE, FLORIDA

January 25, 2000

                             VILLAGE VENTURES, INC.

                                  BALANCE SHEET
                                DECEMBER 31, 1999


                                     ASSETS

Current assets:
  Cash ..........................................................     $   62,066
  Accounts receivable-net .......................................        102,009
  Contracts receivable ..........................................            510
  Inventory .....................................................         32,281
  Prepaid assets ................................................          8,704
                                                                      ----------
                 Total current assets ...........................        205,570
                                                                      ----------
Property and equipment-net ......................................        853,867
                                                                      ----------
Other assets:
  Loan costs ....................................................          5,285
  Deposits ......................................................            200
                                                                      ----------
                 Total other assets .............................          5,485
                                                                      ----------
Total assets ....................................................     $1,064,922
                                                                      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable ..............................................     $   61,882
  Accrued wages .................................................          9,284
  Payroll taxes payable .........................................          2,814
  Sales tax payable .............................................          2,361
  Customer deposits .............................................          5,717
  Stockholder loan ..............................................          8,621
  Current portion of long-term debt .............................        202,197
                                                                      ----------
                 Total current liabilities ......................        292,876
                                                                      ----------
Long-term liabilities:
  Long-term debt ................................................        749,132
                                                                      ----------
                 Total long-term liabilities ....................        749,132
                                                                      ----------
Total liabilities ...............................................      1,042,008
                                                                      ----------
Stockholders' equity:
  Common stock, $1 par value, 800 shares
    authorized, issued and outstanding ..........................            800
  Additional paid in capital ....................................         16,515
  Retained earnings .............................................          5,599
                                                                      ----------
                 Total stockholders' equity .....................         22,914
                                                                      ----------
Total liabilities and stockholders' equity ......................     $1,064,922
                                                                      ==========


                        See notes to financial statements

                             VILLAGE VENTURES, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


Sales .........................................................     $2,013,748
Cost of sales .................................................      1,383,945
                                                                    ----------
Gross profit ..................................................        629,803
                                                                    ----------
Operating expenses:
  Salaries & wages ............................................         93,191
  Officer salary ..............................................        114,150
  Payroll taxes ...............................................         48,506
  Repairs and maintenance .....................................         18,085
  Telephone & utilities .......................................         25,376
  General & administrative expenses ...........................         46,665
  Interest expense ............................................         90,913
                                                                    ----------
          Total operating expenses ............................        436,886
                                                                    ----------
Net income ....................................................        192,917
Deficit in beginning retained earnings ........................       (141,681)
Dividends paid ................................................        (45,637)
                                                                    ----------
Ending retained earnings ......................................     $    5,599
                                                                    ==========


                        See notes to financial statements

                             VILLAGE VENTURES, INC.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


Cash flows from operating activities:
  Net Income ....................................................     $ 192,917
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Depreciation ..............................................       115,289
      (Increase) decrease in:
        Accounts receivable .....................................         3,490
        Inventory ...............................................       (24,192)
        Loan Costs ..............................................        (5,284)
        Deposits ................................................          (200)
        Prepaid Assets ..........................................        (8,044)
      Increase (decrease) in:
        Accounts payable ........................................       (43,541)
        Sales Tax Payable .......................................           759
        SEP Payable .............................................        (5,378)
        Customer Deposits .......................................        (3,611)
        Payroll Payable .........................................           439
        Payroll Taxes Payable ...................................          (893)
                                                                      ---------
                 Net cash provided by operating activities ......       221,751
                                                                      ---------
Cash flows from investing activities:
  Purchases of property and equipment ...........................      (159,137)
                                                                      ---------
                 Net cash used by investing activities ..........      (159,137)
                                                                      ---------
Cash flows from financing activities:
  Advances from Stockholder .....................................         1,586
  Repayment of Long-Term Debt ...................................      (321,300)
  Proceeds from Long Term Debt ..................................       327,195
  Dividends Paid ................................................       (45,637)
                                                                      ---------
                 Net cash used by financing activities ..........       (38,156)
                                                                      ---------
                 Net increase in cash ...........................        24,458
Cash at beginning of year .......................................        37,608
                                                                      ---------
Cash at end of year .............................................     $  62,066
                                                                      =========

SUPPLEMENTAL DISCLOSURES:
     Interest Paid ..............................................     $  90,913
     Income Taxes Paid ..........................................     $    --


                        See notes to financial statements

                             VILLAGE VENTURES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Village Ventures, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity

The Company is a corporation engaged in site preparation, underground utilities and residential and commercial sewage systems. The work is generally performed under fixed price contracts. Credit is extended to various customers throughout the North Central Florida area.

Revenue and Cost Recognition

The Company uses the accrual method of accounting which means that all revenues are recognized when earned and expenses are recorded when incurred.

Cash And Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts considered to be uncollectible are written-off prior to year end. Accounts receivable are all considered to be collectible at December 31, 1999.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

                             VILLAGE VENTURES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory

Inventory is stated at cost; under the first-in, first-out method; which is not in excess of market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation on machinery and vehicles is computed using the straight-line method over estimated useful lives of five (5) and seven (7) years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets for financial and income tax reporting. The deferred tax liability represents the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

NOTE 2 -- PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 1999:

    Furniture & Equipment ..................................         25,400
    Buildings & Improvements ...............................        231,514
    Machinery and Equipment ................................      1,357,072
    Land ...................................................         20,000
    Less: Accumulated Depreciation .........................       (780,119)
                                                                  ---------
    Total ..................................................        853,867
                                                                  =========

                             VILLAGE VENTURES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999


NOTE 3 -- LONG-TERM DEBT

Following is a summary of long-term debt at December 31, 1999:

    6.5% Note for vehicle;
    Payable $711 Monthly, Plus Interest .........................     $  29,965

    9.0% Note collateralized by Equipment;
    Payable $17,059 Monthly, Including Interest .................       624,133

    9.25% Note collateralized Equipment;
    Payable $737 Monthly, Including Interest ....................        14,656

    Prime + 1.0% Note for working capital
    Interest payable monthly; due 2/1/2000 ......................        14,499

    10% Note collateralized by Land
    Payable $231 Monthly, Including Interest ....................        11,162

    7.95% Mortgage for Building
    Payable $2,430 Monthly, Including Interest ..................       250,254

    8.25% Note collateralized by a truck;
    Payable $574 Monthly, Including Interest ....................         6,660
                                                                      ---------
                                                                      $ 951,329
                                                                      =========
    Less Current Portion ........................................      (202,197)
                                                                      ---------
    Long-term Debt ..............................................     $ 749,132
                                                                      =========

Following is a schedule of the debt requirements as of December 31, 1999:

                                    2004 &
                      2000      2001      2002     2003      AFTER      TOTAL
                    -------   -------   -------   -------   -------   ---------
Principal ........  202,197   195,774   204,506   141,133   207,719     951,329
Interest .........   73,589    56,624    38,897    21,159    97,620     287,889
                    -------   -------   -------   -------   -------   ---------
Total ............  275,786   252,398   243,403   162,292   305,339   1,239,218
                    =======   =======   =======   =======   =======   =========

                             VILLAGE VENTURES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999


NOTE 4 -- OPERATING LEASE AGREEMENT

The Company leases three vehicles and a copy machine under non-cancelable leases. The lease terms are 36 months for the copier and 60 months for the trucks. Total rent expense for the year was $58,425. Minimum rents due under the lease are as follows:

          Year ending December 31,
                    2000 ................................     $ 58,425
                    2001 ................................       57,699
                    2002 ................................       46,538
                    2003 ................................        6,138
                                                              --------
                    Total ...............................     $168,800
                                                              ========


NOTE 5 -- STOCKHOLDER LOAN

The stockholder loan amounting to $8,621 is due on demand, bears interest at prime +1%, and is unsecured.

NOTE 6 -- SUBSEQUENT EVENT

The Company signed a letter of intent to sell all of its common stock to Weststar Environmental, Inc. The sale is planned to take place in year 2000.

NOTE 7 -- INCOME TAXES

Income tax expense consists of the following. Differences in book and tax are due to accruals of income and payables and methods of depreciation.

            Current Taxes .....................  $ 0
            Deferred Taxes ....................    0

The Company was an S Corporation for most of the year. The portion of the year that the Company was a C Corporation, there was no taxable income.

                             VILLAGE VENTURES, INC.

                                  BALANCE SHEET
                                   (UNAUDITED)
                               September 30, 2000


                                     ASSETS

Current assets:
   Cash .........................................................     $   51,582
   Accounts receivable ..........................................        111,560
   Prepaid expenses .............................................          5,625
   Inventories ..................................................         25,335
                                                                      ----------
      Total current assets ......................................        194,102
Property and equipment, net .....................................        857,470
Deferred charges ................................................         17,280
                                                                      ----------
      Total assets ..............................................     $1,068,852
                                                                      ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current maturities of long-term debt .........................     $  207,433
   Accounts payable .............................................         69,598
   Accrued expenses .............................................         74,304
   Stockholder loans ............................................          6,426
                                                                      ----------
      Total current liabilities .................................        357,761
Long-term debt, net of current maturities .......................        607,311
                                                                      ----------
      Total liabilities .........................................        965,072
                                                                      ----------
Stockholders' equity:
   Common stock .................................................            800
   Additional paid-in capital ...................................         16,515
   Retained earnings ............................................         86,465
                                                                      ----------
      Total stockholders' equity ................................        103,780
                                                                      ----------
      Total liabilities and stockholders' equity ................     $1,068,852
                                                                      ==========


                        See notes to financial statements

                             VILLAGE VENTURES, INC.

                               STATEMENT OF INCOME
                                   (UNAUDITED)
                   Nine-month period ended September 30, 2000


Sales ........................................................      $1,396,885
Direct costs .................................................         759,625
                                                                    ----------
Gross profit .................................................         637,260
Selling and administrative expenses ..........................         461,206
                                                                    ----------
Income from operations .......................................         176,054
Interest expense .............................................         (54,870)
                                                                    ----------
Income before income taxes ...................................         121,184
Income taxes .................................................          42,414
                                                                    ----------
Net income ...................................................      $   78,770
                                                                    ==========


                        See notes to financial statements

                             VILLAGE VENTURES, INC.

                             STATEMENT OF CASH FLOWS
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)


Cash flows from operating activities:
    Net income ..................................................     $ 78,770
    Adjustments to reconcile net income to net cash
        provided by operating activities:
            Depreciation and amortization .......................       76,500
            Changes in assets and liabilities:
               (Increase) decrease in accounts receivable .......       (9,041)
               (Increase) decrease in inventory .................        6,946
               (Increase) decrease in loan costs ................      (11,795)
               (Increase) decrease in deferred charges ..........        3,079
               Increase (decrease) in accounts payable ..........        7,716
               Increase (decrease) in accrued expenses ..........       13,810
               Increase (decrease) in income taxes payable ......       42,414
                                                                      --------
            Net cash provided by operating activities ...........      208,399
                                                                      --------
Cash flows from investing activities:
    Purchases of property and equipment .........................      (80,103)
                                                                      --------
            Net cash used in investing activities ...............      (80,103)
                                                                      --------
Cash flows from financing activities:
    Repayment of loans from stockholder .........................       (2,195)
    Repayment of long-term debt .................................     (136,585)
                                                                      --------
            Net cash used in financing activities ...............     (138,780)
                                                                      --------
            Net increase in cash ................................      (10,484)
            Cash balance at beginning of period .................       62,066
                                                                      --------
            Cash balance at end of period .......................     $ 51,582
                                                                      ========
Supplemental disclosure of cash flow information:
            Interest paid .......................................     $ 54,870
                                                                      ========


                        See notes to financial statements

                             VILLAGE VENTURES, INC.

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Village Ventures, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity

The Company is a corporation engaged in site preparation, underground utilities and residential and commercial sewage systems. The work is generally performed under fixed price contracts. Credit is extended to various customers throughout the North Central Florida area.

Revenue and Cost Recognition

The Company uses the accrual method of accounting which means that all revenues are recognized when earned and expenses are recorded when incurred.

Cash And Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts considered to be uncollectible are written-off prior to year end. Accounts receivable are all considered to be collectible at September 30, 2000.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

                             VILLAGE VENTURES, INC.

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory

Inventory is stated at cost; under the first-in, first-out method; which is not in excess of market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation on machinery and vehicles is computed using the straight-line method over estimated useful lives of five (5) and seven (7) years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets for financial and income tax reporting. The deferred tax liability represents the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

NOTE 2 -- PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at September 30, 2000:

    Furniture & Equipment .............................          25,400
    Buildings & Improvements ..........................         231,514
    Machinery and Equipment ...........................       1,440,420
    Land ..............................................          20,000
    Less: Accumulated Depreciation ....................        (859,864)
                                                              ---------
    Total .............................................         857,470
                                                              =========

                             VILLAGE VENTURES, INC.

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 3 -- LONG-TERM DEBT

Following is a summary of long-term debt at September 30, 2000:

    6.5% Note for vehicle;
    Payable $711 Monthly, Plus Interest .........................     $  24,935

    9.0% Note collateralized by Equipment;
    Payable $17,059 Monthly, Including Interest .................       523,205

    9.25 % Note collateralized Equipment;
    Payable $737 Monthly, Including Interest ....................         9,081

    Prime + 1.0% Note for working capital
    Interest payable monthly; due 2/1/2000 ......................         2,498

    10% Note collateralized by Land
    Payable $231 Monthly, Including Interest ....................        10,024

    7.95% Mortgage for Building
    Payable $2,430 Monthly, Including Interest ..................       243,247

    8.25% Note collateralized by a truck;
    Payable $574 Monthly, Including Interest ....................         1,754
                                                                      ---------
                                                                        814,744
          Less Current Portion ..................................      (207,433)
                                                                      ---------
          Long-term Debt ........................................     $ 607,311
                                                                      =========

                             VILLAGE VENTURES, INC.

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)


NOTE 4 -- OPERATING LEASE AGREEMENT

The Company leases three vehicles and a copy machine under non-cancelable leases. The lease terms are 36 months for the copier and 60 months for the trucks. Total rent expense for the year was $58,425. Minimum rents due under the lease are as follows:

          Year ending December 31,
                    2000 .................................    $ 58,425
                    2001 .................................      57,699
                    2002 .................................      46,538
                    2003 .................................       6,138
                                                              --------
                    Total ................................    $168,800
                                                              ========

NOTE 5 -- STOCKHOLDER LOAN

The stockholder loan amounting to $6,426 is due on demand, bears interest at prime +1%, and is unsecured.

NOTE 6 -- SUBSEQUENT EVENT

The Company signed a letter of intent to sell all of its common stock to Weststar Environmental, Inc. The sale is planned to take place in year 2000.

                                     PART II

Item 24.  Indemnification of Directors and Officers

     Each of the Underwriters has agreed to indemnify Weststar, its officers and directors, and each person who controls it within the meaning of Section 15 of the Securities Exchange Act of 1933 with respect to any statement in or omission from the Registration Statement or the Prospectus or any amendment or supplement, if such statement or omission was made in reliance upon information furnished in writing to Weststar by such Underwriter specifically for or in connection with the preparation of the Registration Statement, the Prospectus, or any such amendment or supplement.

     The Florida General Corporation Act empowers a corporation to indemnify its directors and officers and to purchase Directors & Officers Insurance with respect to liability arising out of their capacity or status as directors and officers provided that such a provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct; (iii) for a knowing violation of law arising under the Florida General Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit. Following the completion of this offering, we intend to purchase Directors
& Officers Insurance, if such insurance is available at rates which are satisfactory to us.

     The Florida General Corporation Act provides further that the indemnification permitted thereunder shall not be deemed exclusive of any rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

     Article 7 of our Articles of Incorporation eliminates the personal liability of officers and directors to the fullest extent permitted by law.

     The effect of the foregoing is to require Weststar to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY IN ACCORDANCE WITH THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Item 25.  Other Expenses of Issuance and Distribution

     The following is a statement of our estimated expenses for the issuance and distribution of the securities being registered, other than selling discounts and commissions:

    Securities and Exchange Commission Registration Fee.........     $   2,257
    NASD Filing Fee.............................................         1,287
    Nasdaq Listing Fee...........................................       12,000
    Boston Stock Exchange Listing Fee............................        7,500
    Blue Sky Legal Fees and Expenses.............................       55,000
    Printing and Engraving Expenses..............................       40,000
    Transfer Agent's Fees and Expenses...........................        4,000
    Accounting Fees and Expenses.................................       50,000
    Legal Fees and Expenses......................................      155,000
    Underwriter's Consulting Agreement...........................      108,000
    Underwriter's Non-Accountable Expense........................      195,000
                                                                     ---------

           Total Estimated Expenses..............................    $ 630,044
                                                                     =========


-----------

     We will pay all of these expenses.

Item 26. Recent Sales of Unregistered Securities

     In accordance with the amendment of our articles of incorporation on February 16, 1998, increasing our authorized capital from 100,000 shares of common stock, $1 par value, to 10,000,000 shares of common stock, $.001 par value, we authorized and effected a stock split. After such stock split, the 100,000 outstanding shares of common stock, $1 par value, were converted at the rate of 15 for 1 into 1,500,000 shares of common stock, $.001 par value, all of which remain currently issued and outstanding. After the certificate amendment and stock split, the following unregistered securities were issued by us. No underwriting discounts or commissions were paid in connection with the issuance of such securities.

On March 19, 1998, under the exemption from registration provided by Section 4(2) of the Securities Act we issued a total of 190,000 shares of common stock for services rendered or to be rendered, to Thomas C. Souran (100,000 shares), Environmental and Financial Consulting Inc. (50,000 shares) and Milling Law Offices (40,000 shares). On April 28, 1999 Mr. Souran returned 50,000 shares to us. The shares issued to Thomas C. Souran were under a January 1, 1998 Consultant Agreement between us and Mr. Souran. The shares issued to Milling Law Offices were issued for legal services. The shares issued to Environmental and Financial Consulting Inc. were issued for financial consulting services rendered in 1997. These services were arranging several commercial loans for us. The aggregate value of the services rendered to us was approximately $35,000 or $.25 per share. All of the foregoing purchasers are sophisticated investors, are familiar with our business activities. They were given complete access to any corporate information requested by them and did in fact review extensive corporation information.


     During the current fiscal year and the fiscal years ended December 31, 1998 and December 31, 1997, Weststar issued an aggregate of 300,000 non-statutory stock options in accordance with Weststar's 1997 Nonstatutory Stock Option Plan as set forth in the following table and amended in September of 1999. The options were issued under Rule 701 in that all of the optionees were either employees, directors, officers, consultants or advisors and we were not subject to the reporting requirements of the Securities Exchange Act of 1934.


                                                                                                         Current
                                   Date of            Number of      Exercise         Exercise           No. of
Optionee                          Issuance             Options        Price            Period            Options
--------                      --------------          ---------      --------     -----------------      -------
Elton Stubbs                  April 28, 1997           140,000            $5      1/1/99 - 12/31/02       86,156
John Stubbs                   April 28, 1997           140,000            $5      1/1/99 - 12/31/02       86,156
Michael E. Ricks              April 28, 1997            75,000            $5      4/28/98 - 4/27/02       46,155
William W. Perry              April 28, 1997            75,000            $5      4/28/98 - 4/27/02       46,155
William B. Gray               April 28, 1997            20,000            $5      4/28/98 - 4/27/02       12,308
Michael George                April 28, 1997             5,000            $5      4/28/98 - 4/27/02        3,074
Dr. John Poser                April 28, 1997             5,000            $5      4/28/98 - 4/27/02        3,074
Wendy Stubbs                  April 28, 1997            10,000         $.001      4/28/98 - 4/27/02        6,154
David Capps                   April 28, 1997            10,000         $.001      4/28/98 - 4/27/02        6,154
George King                   April 28, 1997             1,500         $.001      4/28/98 - 4/27/02          923
Joseph Baldree                April 28, 1997             1,500         $.001      4/28/98 - 4/27/02          923
Jeff Kirkendahl               April 28, 1997             1,500         $.001      4/28/98 - 4/27/02          923
Jim Ricks                     April 28, 1997             1,000         $.001      4/28/98 - 4/27/02          615
Kristan Lowe                  April 28, 1997             1,000         $.001      4/28/98 - 4/27/02          615
Genie Dyal                    April 28, 1997             1,000         $.001      4/28/98 - 4/27/02          615
                                                       -------                                           -------
                                                       487,500                                           300,000
                                                       =======                                           =======


     From June 15, 1999 to March 9, 2000, we issued an aggregate of 13,000 shares and 16,667 warrants to purchase common stock to the persons listed below in connection with a total of $500,000 of loans made to us by them. Such loans bear interest ranging from 8.5% to 10.5% and include an aggregate of $250,000 of unsecured promissory notes issued between January and March 2000. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The warrants are exercisable at 140% of the IPO price of Weststar's common stock. Each person was a sophisticated investor and was afforded access to corporate information about us including our business plan and audited financial statements. The purchasers of the securities in these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities and appropriate legends were affixed to the certificates.

                                             Shares            Warrants
                                            -------            --------
         Paige Gray Bertini                   2,000              3,333
         Linda Pomerantz                      2,000              3,334
         Robert Mahuske                       5,000              3,333
         Edward Tennant                       4,000              6,667
                                             ------             ------
                                             13,000             16,667

     On March 10, 2000 we issued 100,000 shares to Ronald E. Denmark in connection with the acquisition of Pipeline Contractors, Inc. The consideration received by us for the shares issued to Mr. Denmark was valued at $650,000. These shares were issued under the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. Mr. Denmark is a sophisticated investor and was afforded access to corporate information about us including our business plan and audited financial statements. The purchasers of the securities in these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities and appropriate legends were affixed to the certificates.


     On May 23, 2000 we entered into a secured convertible promissory note with an unaffiliated third party in the principal amount of $150,000. This note matures on December 31,

2000. The note, which bears no nominal rate of interest is secured by our accounts receivable. The note is convertible, at the option of the holder, into 150,000 shares of our common stock. The note was issued under the exemption from registration provided by Section 4(2) of the Securities Act. The holder is an accredited investor and represented his intention to acquire the note and the shares underlying the note for investment only and not with a view to or for sale in connection with any distribution of the securities and appropriate legends will be affixed to the underlying shares when issued.


     On June 1, 2000 we issued an aggregate of 82,500 shares to Dean Wealing, Beverly Wealing, Ron Wealing and Lynn Wealing in connection with the acquisition of Wealing Brothers, Inc. The consideration received by us for the shares issued to the Wealings was valued at $495,000. These shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act. Each person was a sophisticated investor and was afforded access to corporate information about us including our business plan and audited financial statements. The purchasers of the securities in this transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities and appropriate legends were affixed to the certificates.


Item 27.  Exhibits

Exhibit No.        Item


     1.1  Form of Revised Underwriting Agreement

     1.2  Form of Representative's Warrant

     1.3  Form of Representative's Financial Consulting Agreement

     1.4  Form of Selected Dealer's Agreement


     2. Agreement and Plan of Reorganization dated as of April 29, 1997 by and among Weststar, Northstar Holding Corp., Weststar Acquisition Corp., B&B Acquisition Corp., B&B Septic and Environmental Services, Inc. and Michael E. Ricks*

     3.1  Articles of Incorporation file June 26, 1990*

     3.2  Amendment to Articles of Incorporation filed March 12, 1993*

     3.3  Amendment to Articles of Incorporation filed February 16, 1998*

     3.4  By-laws*


     4.1  Specimen Common Stock Certificate*

     5.   Opinion and Consent of Counsel


    10.1  Employment Agreement dated June 30, 1999 between Weststar and Michael
          E. Ricks*

    10.2 Promissory Note dated October 7, 1998 issued by Weststar to G&W Framing Contractors, Inc.*

    10.3 Staff Leasing Agreement, dated December 16, 1999 between Weststar and Professional Employer Plans, Inc.*

    10.4 Consultant Agreement dated as of January 27, 1999 between Weststar and Environmental and Financial Consulting, Inc.*

    10.5  1997 Nonstatutory Stock Option Plan*

    10.6 Noncompetition and Consulting Agreement dated as of October 4, 1996 between Michael E. Ricks and CBP Resources, Inc.*

    10.7 Unsecured note, dated January 31, 1994, made by Weststar to Gloria Ferguson et al in the amount of $100,000.*

    10.8 Promissory note, dated October 11, 1995, made by Weststar to SouthTrust Bank of Central Florida in the amount of $76,284.80.*

    10.9 Promissory note, dated March 1, 1996, made by Weststar to SouthTrust Bank of Central Florida in the amount of $75,000.*

    10.10 Form of Promissory Notes made by Weststar to Peggy and Marie Stubbs.*


    10.11 Mortgage note, dated June 3, 1998, made by Weststar to Primesouth Bank in the amount of $160,000.*


    10.12 Agreement and Plan of Reorganization between Ronald E. Denmark and Weststar dated March 10, 2000 regarding acquisition of Pipeline Contractors, Inc.*

    10.13 Stock Purchase Agreement between Joseph M. Duke and Carolyn M. Duke and Weststar dated August 22, 2000 regarding the acquisition of Village Ventures, Inc.*

    10.14 Agreement and Plan of Reorganization between Dean Wealing and Ron Wealing, Beverly Wealing and Lynn Wealing and Weststar regarding the acquisition of Wealing Brothers, Inc.*

    10.15 Consulting Agreement dated as of January 1, 1999 between Weststar and Thomas C. Souran.*

    10.16 Loan Agreement dated June 15, 1999 between Weststar and Edward Tenant in the principal amount of $50,000.*

    10.17 Loan Agreement dated July 23, 1999 between Weststar and Linda Pomerantz in the principal amount of $50,000.*

    10.18 Loan Agreement dated December 31, 1999 between Weststar and Edward Tenant in the principal amount of $150,000.*

    10.19 Loan Agreement dated January 19, 2000 between Weststar and Paige Gray Bertini in the principal amount of $100,000.*

    10.20 Loan Agreement dated January 24, 2000 between Weststar and Linda Pomerantz in the principal amount of $50,000.*

    10.21 Lease Agreement dated September 25, 2000 between Weststar and 900 Regency Square Corporation for premises at 9000 Regency Square Boulevard.*

    10.22 Amendment to Consulting Agreement dated October 25, 2000 between Weststar and Environmental and Financial Consulting, Inc.*


    21. Subsidiaries -Weststar's only subsidiaries, which are wholly-owned, are B&B Septic and Environmental Services, Inc., a Florida corporation, Pipeline Contractors Inc. and Wealing Brothers, Inc.*


    23. Consent of Horton & Company L.L.C., independent certified public accountants

    23.1 Consent of Reddish & White C.P.A., independent certified public accountants

    27.   Financial Data Schedule*


----------
    *  Previously filed


Item 28. Undertakings

     (a) Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Weststar in accordance with the

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

provisions referred to in Item 14 of this Registration Statement, or otherwise, Weststar has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by Weststar of expenses incurred or paid by a director, officer or controlling person of Weststar in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling in connection with the securities being registered, Weststar will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) Rule 430A

     Weststar will:

(1) For determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Weststar under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   Signatures


     In accordance with the requirements of the Securities Act of 1933, Weststar certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Jacksonville, State of Florida, on December 6, 2000.


                                             WESTSTAR ENVIRONMENTAL INC.

                                             By /s/ Michael E. Ricks
                                                -------------------------------
                                                 MICHAEL E. RICKS, President

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signatures                                              Title                      Date
----------                                              -----                      ----
Principal Executive, Financial and
Accounting Officer:


/s/ Michael E. Ricks                                President and CEO         December 6, 2000

-------------------------------
MICHAEL E. RICKS

A Majority of the Board of Directors:


/s/ Michael E. Ricks                                Director                  December 6, 2000

-------------------------------
MICHAEL E. RICKS


/s/ William B. Gray                                 Director                  December 6, 2000

-------------------------------
WILLIAM B. GRAY


/s/ John S. Poser                                   Director                  December 6, 2000

-------------------------------
DR. JOHN S. POSER


/s/ Thomas F. Fey                                   Director                  December 6, 2000
-------------------------------

THOMAS F. FEY

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